                                                                     EXHIBIT 2.1





                              AMENDED AND RESTATED

                      JOINT VENTURE ORGANIZATION AGREEMENT

                                     BETWEEN

                          AIRTOUCH COMMUNICATIONS, INC.

                                       AND

                                 U S WEST, INC.


                               September 30, 1995


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                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  1.1     AFFILIATE   . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  1.2     AGREEMENT OF EXCHANGE   . . . . . . . . . . . . . . . . . . . . .     3
  1.3     AIRTOUCH CALIFORNIA   . . . . . . . . . . . . . . . . . . . . . .     3
  1.4     APPROVED BUSINESS PLAN  . . . . . . . . . . . . . . . . . . . . .     3
  1.5     ARBITRATION AGREEMENT   . . . . . . . . . . . . . . . . . . . . .     4
  1.6     ATI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  1.7     ATI PHASE II ASSETS   . . . . . . . . . . . . . . . . . . . . . .     4
  1.8     ATI CELLULAR SUBSIDIARIES   . . . . . . . . . . . . . . . . . . .     4
  1.9     ATI EMPLOYEE BENEFIT PROGRAM  . . . . . . . . . . . . . . . . . .     4
  1.10    ATI SERVICES AGREEMENT  . . . . . . . . . . . . . . . . . . . . .     4
  1.11    ATI PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  1.12    ATI PHASE II TRIGGER  . . . . . . . . . . . . . . . . . . . . . .     4
  1.13    AUTHORIZATION   . . . . . . . . . . . . . . . . . . . . . . . . .     4
  1.14    BACK END TERMINATION DATE   . . . . . . . . . . . . . . . . . . .     4
  1.15    BALANCE SHEETS  . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.16    BENEFICIAL PHASE II ASSET   . . . . . . . . . . . . . . . . . . .     5
  1.17    BUSINESS DAY  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.18    CASH FLOW   . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.19    CCI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.20    CECO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.21    CELLULAR PARTNERSHIP AGREEMENT  . . . . . . . . . . . . . . . . .     5
  1.22    CODE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.23    CONSENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.24    CONTRIBUTION DATE   . . . . . . . . . . . . . . . . . . . . . . .     5
  1.25    DECREE COURT  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.26    DELAWARE RULPA  . . . . . . . . . . . . . . . . . . . . . . . . .     6
  1.27    DOMESTIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  1.28    DOMESTIC CELLULAR ASSET   . . . . . . . . . . . . . . . . . . . .     6
  1.29    DOMESTIC CELLULAR BUSINESS  . . . . . . . . . . . . . . . . . . .     6
  1.30    DOMESTIC CELLULAR INVESTMENT  . . . . . . . . . . . . . . . . . .     6
  1.31    DOMESTIC CELLULAR INVESTMENT ENTITY   . . . . . . . . . . . . . .     6
  1.32    DOMESTIC CELLULAR SERVICE   . . . . . . . . . . . . . . . . . . .     6
  1.33    DOMESTIC CELLULAR SUBSIDIARY  . . . . . . . . . . . . . . . . . .     6
  1.34    DOMESTIC CELLULAR TRANSACTIONS  . . . . . . . . . . . . . . . . .     6
  1.35    EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . .     7
  1.36    EMPLOYEE BENEFIT PROGRAM  . . . . . . . . . . . . . . . . . . . .     7
  1.37    ENVIRONMENTAL LAWS  . . . . . . . . . . . . . . . . . . . . . . .     8
  1.38    EO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  1.39    ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  1.40    ERISA AFFILIATE   . . . . . . . . . . . . . . . . . . . . . . . .     8
  1.41    ESMR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.42    FAIR MARKET VALUE   . . . . . . . . . . . . . . . . . . . . . . .     9
  1.43    FINAL ORDER   . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.44    FCC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.45    FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . .     9
  1.46    GOVERNMENTAL BODY   . . . . . . . . . . . . . . . . . . . . . . .     9
  1.47    INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.48    INTELLECTUAL PROPERTY   . . . . . . . . . . . . . . . . . . . . .     9

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
  1.49    INTER-EXCHANGE CARRIER AGREEMENT  . . . . . . . . . . . . . . . .    10
  1.50    INVESTMENT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . .    10
  1.51    LEASED PROPERTY   . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.52    LICENSE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.53    LIEN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.54    MATERIAL ADVERSE EFFECT   . . . . . . . . . . . . . . . . . . . .    10
  1.55    MATERIAL CONTRACT   . . . . . . . . . . . . . . . . . . . . . . .    10
  1.56    MFJ   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.57    MSA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.58    NEW PAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.59    NEW PAR ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.60    NEW PAR CONTRIBUTION DATE   . . . . . . . . . . . . . . . . . . .    11
  1.61    NEW PAR DETERMINATION DATE  . . . . . . . . . . . . . . . . . . .    11
  1.62    NEWVECTOR   . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.63    NEWVECTOR SERVICES AGREEMENT  . . . . . . . . . . . . . . . . . .    11
  1.64    NV-EMPLOYEE BENEFIT PROGRAMS  . . . . . . . . . . . . . . . . . .    11
  1.65    ORGANIZATION AGREEMENT  . . . . . . . . . . . . . . . . . . . . .    11
  1.66    OWNED PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.67    PARTIAL MFJ RELIEF  . . . . . . . . . . . . . . . . . . . . . . .    11
  1.68    PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.69    PARTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.70    PCS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.71    PCS CONTRIBUTION DATE   . . . . . . . . . . . . . . . . . . . . .    12
  1.72    PCS PAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.73    PCS PAR EMPLOYEE AGREEMENT  . . . . . . . . . . . . . . . . . . .    12
  1.74    PCS PAR PARTNERSHIP AGREEMENT   . . . . . . . . . . . . . . . . .    13
  1.75    PCS TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.76    PERCENTAGE INTEREST   . . . . . . . . . . . . . . . . . . . . . .    13
  1.77    PERMITTED LIABILITIES   . . . . . . . . . . . . . . . . . . . . .    13
  1.78    PERMITTED LIEN  . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.79    PERSON  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.80    PHASE I   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.81    PHASE I CLOSING   . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.82    PHASE I CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . .    13
  1.83    PHASE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.84    PHASE II CLOSING  . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.85    PHASE III   . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.86    PHASE III CLOSING   . . . . . . . . . . . . . . . . . . . . . . .    14
  1.87    POPS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.88    PRECEDING QUARTER   . . . . . . . . . . . . . . . . . . . . . . .    14
  1.89    PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.90    QUARTER AT ISSUE  . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.91    REIMBURSED EXPENSES   . . . . . . . . . . . . . . . . . . . . . .    14
  1.92    RELATED AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . .    14
  1.93    RELATED PARTY AGREEMENT   . . . . . . . . . . . . . . . . . . . .    14
  1.94    RESALE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . .    15
  1.95    RETURN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  1.96    ROAMING AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . .    15
  1.97    SAN DIEGO CELLULAR PROPERTY   . . . . . . . . . . . . . . . . . .    15
  1.98    SCHEDULED NEW PAR RELATED ASSET   . . . . . . . . . . . . . . . .    15
  1.99    SCHEDULED NPRA 12% VALUE  . . . . . . . . . . . . . . . . . . . .    15

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  1.100   SCHEDULED PHASE II RELATED ASSETS   . . . . . . . . . . . . . . .    16
  1.102   SCHEDULED PIIRA 12% VALUE   . . . . . . . . . . . . . . . . . . .    16
  1.103   SUBSIDIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  1.104   SUBSTANCE OF CONCERN  . . . . . . . . . . . . . . . . . . . . . .    16
  1.105   TAX OR TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  1.106   TAX SHARING ARRANGEMENT   . . . . . . . . . . . . . . . . . . . .    16
  1.107   TO THE KNOWLEDGE OF ATI   . . . . . . . . . . . . . . . . . . . .    17
  1.108   TO THE KNOWLEDGE OF USW   . . . . . . . . . . . . . . . . . . . .    17
  1.109   TRADEMARK   . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  1.110   TRADE NAME  . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  1.111   TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  1.112   TRANSFERRED SUBSIDIARY  . . . . . . . . . . . . . . . . . . . . .    17
  1.114   TRUST AGREEMENT OF EXCHANGE   . . . . . . . . . . . . . . . . . .    17
  1.115   TUCSON CELLULAR INTEREST  . . . . . . . . . . . . . . . . . . . .    17
  1.116   UNPERMITTED LIABILITY   . . . . . . . . . . . . . . . . . . . . .    17
  1.117   USW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  1.118   USW PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  1.119   USW PHASE II ASSETS   . . . . . . . . . . . . . . . . . . . . . .    18
  1.120   WMC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  1.121   WMC EMPLOYEE AGREEMENT  . . . . . . . . . . . . . . . . . . . . .    18
  1.122   WMC PARTNERSHIP COMMITTEE   . . . . . . . . . . . . . . . . . . .    18
  1.123   WMC PARTNERSHIP AGREEMENT   . . . . . . . . . . . . . . . . . . .    18

ARTICLE 2 REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . .    19
    2.1   Representations and Warranties of USW   . . . . . . . . . . . . .    19

          (a)  Corporate Organization.   . . . . . . . . . . . . . . . . . .   19
          (b)  Capitalization: Ownership of Shares.  . . . . . . . . . . . .   20
          (c)  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . .   21
          (d)  Authorizations and Consents; No Violation   . . . . . . . . .   22
          (e)  Financial Statements  . . . . . . . . . . . . . . . . . . . .   23
          (f)  Absence of Other Changes  . . . . . . . . . . . . . . . . . .   23
          (g)  Compliance with Laws  . . . . . . . . . . . . . . . . . . . .   24
          (h)  MFJ   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          (i)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .   24
          (j)  Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          (k)  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
          (l)  Material Contracts and Related Party Agreements   . . . . . .   26
          (m)  Employment and Non-Competition Agreements   . . . . . . . . .   27
          (n)  Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
          (o)  Intellectual Property   . . . . . . . . . . . . . . . . . . .   28
          (p)  Employee Benefit Programs   . . . . . . . . . . . . . . . . .   28
          (q)  Labor Matters   . . . . . . . . . . . . . . . . . . . . . . .   31
          (r)  Environmental Compliance and Liabilities  . . . . . . . . . .   32
          (s)  Other Liabilities   . . . . . . . . . . . . . . . . . . . . .   33
          (t)  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .   33
    2.2   Representations and Warranties of ATI  . . . . . . . . . . . . . .   34
          (a)  Corporate Organization.   . . . . . . . . . . . . . . . . . .   34
          (b)  Capitalization: Ownership of Shares.  . . . . . . . . . . . .   35
          (c)  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . .   37
          (d)  Authorizations and Consents; No Violation   . . . . . . . . .   37
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
          (e)  Financial Statements  . . . . . . . . . . . . . . . . . . . .   39
          (f)  Absence of Other Changes  . . . . . . . . . . . . . . . . . .   39
          (g)  Compliance with Laws  . . . . . . . . . . . . . . . . . . . .   40
          (h)  MFJ   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (i)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (j)  Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (k)  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (l)  Material Contracts  . . . . . . . . . . . . . . . . . . . . .   42
          (m)  Employment and Non-Competition Agreements   . . . . . . . . .   43
          (n)  Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          (o)  Intellectual Property   . . . . . . . . . . . . . . . . . . .   44
          (p)  Employee Benefit Programs   . . . . . . . . . . . . . . . . .   44
          (q)  Labor Matters   . . . . . . . . . . . . . . . . . . . . . . .   47
          (r)  Environmental Compliance and Liabilities  . . . . . . . . . .   48
          (s)  Other Liabilities   . . . . . . . . . . . . . . . . . . . . .   50
          (t)  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .   50
          (v)  Amendment to Rights Plan  . . . . . . . . . . . . . . . . . .   50

ARTICLE 3 COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    3.1   Covenants of USW   . . . . . . . . . . . . . . . . . . . . . . . .   51

          (a)  Effectuation of this Agreement  . . . . . . . . . . . . . . .   51
          (b)  Conduct of Business   . . . . . . . . . . . . . . . . . . . .   52
          (c)  Reporting.        . . . . . . . . . . . . . . . . . . . . . .   52
          (d)  No Changes  . . . . . . . . . . . . . . . . . . . . . . . . .   53
          (e)  Access and Information  . . . . . . . . . . . . . . . . . . .   55
          (f)  Divestiture of San Diego Cellular Property  . . . . . . . . .   55
          (g)  Operation of Certain Assets.
                         . . . . . . . . . . . . . . . . . . . . . . . . . .   56

          (h)  Tucson Cellular Interest.   . . . . . . . . . . . . . . . . .   57
    3.2   Covenants of ATI . . . . . . . . . . . . . . . . . . . . . . . . .   57
          (a)  Effectuation of this Agreement  . . . . . . . . . . . . . . .   58
          (b)  Conduct of Business   . . . . . . . . . . . . . . . . . . . .   59
          (c)  Reporting.    . . . . . . . . . . . . . . . . . . . . . . . .   59
          (d)  No Changes  . . . . . . . . . . . . . . . . . . . . . . . . .   60
          (e)  Access and Information  . . . . . . . . . . . . . . . . . . .   62
          (f)  Divestiture of Tucson Cellular Interest   . . . . . . . . . .   63
          (g)  Operation of Certain Assets   . . . . . . . . . . . . . . . .   63
          (h)  San Diego Cellular Property   . . . . . . . . . . . . . . . .   64
    3.3   Fiduciary Obligations  . . . . . . . . . . . . . . . . . . . . . .   64

ARTICLE 4 PHASE I CLOSING ADJUSTMENTS  . . . . . . . . . . . . . . . . . . .   65
    4.1   Cash Flows and Funding Prior to Phase I  . . . . . . . . . . . . .   65
    4.2   Phase I Closing  . . . . . . . . . . . . . . . . . . . . . . . . .   65
    4.3   Special Provisions relating to the San Diego
          Cellular Property and the Tucson Cellular
          Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    4.4   Independent Third Party Verification . . . . . . . . . . . . . . .   71
    4.5   Initial Phase II Asset Percentages . . . . . . . . . . . . . . . .   72
    4.6   Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . .   74
ARTICLE 5 PHASE II CLOSING PERCENTAGES . . . . . . . . . . . . . . . . . . .   74
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
  5.1     Cash Flows and Funding Prior to Phase II  . . . . . . . . . . . . .    74
  5.2     Basic Principles for Phase II Closing Percentages   . . . . . . . .    75
  5.3     Additional Principles for Phase II Closing Percentages  . . . . . .    76
  5.4     Phase II Closing Percentages  . . . . . . . . . . . . . . . . . . .    78
  5.5     Restated Phase II Closing Percentages   . . . . . . . . . . . . . .    78
  5.6     Phase I Quarterly Computations  . . . . . . . . . . . . . . . . . .    79
  5.7     Phase II Closing Percentages  . . . . . . . . . . . . . . . . . . .    81
  5.8     Cash Flow   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82
  5.9     Phase I Quarterly Records   . . . . . . . . . . . . . . . . . . . .    85
  5.10    Quarterly Values  . . . . . . . . . . . . . . . . . . . . . . . . .    85
          (a)  "Quarterly Value-100% New Par" . . . . . . . . . . . . . . . .    85
          (b)  "Quarterly Value-50% New Par"  . . . . . . . . . . . . . . . .    86
          (c)  "Quarterly Value-No New Par" . . . . . . . . . . . . . . . . .    86
  5.11    New Par Adjustment  . . . . . . . . . . . . . . . . . . . . . . . .    86
  5.12    Scheduled Phase II Related Assets   . . . . . . . . . . . . . . . .    87
  5.13    Minority Indebtedness Adjustment  . . . . . . . . . . . . . . . . .    90
  5.14    Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . .    90

ARTICLE 6 PHASES OF THE JOINT VENTURE AND CLOSINGS  . . . . . . . . . . . . .    90
  6.1     Prior to Phase I  . . . . . . . . . . . . . . . . . . . . . . . . .    90
  6.2     Phase I   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

          (a)  Conditions to Phase I Closing  . . . . . . . . . . . . . . . .    91
          (b)  Deliveries on or before the Phase I Closing  . . . . . . . . .    91
  6.3     Phase II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    92
          (a)  Conditions to Phase II Closing . . . . . . . . . . . . . . . .    92
          (b)  Deliveries on or before the Phase II Closing . . . . . . . . .    93
  6.4     PCS Contribution Date   . . . . . . . . . . . . . . . . . . . . . .    95
  6.5     New Par Contribution Date   . . . . . . . . . . . . . . . . . . . .    96

ARTICLE 7 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
  7.1     Termination of this Organization Agreement.   . . . . . . . . . . .    97
  7.2     Winding Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97

ARTICLE 8 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .    98
  8.1     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
  8.2     Indemnity by USW  . . . . . . . . . . . . . . . . . . . . . . . . .    98
  8.3     Indemnity by ATI  . . . . . . . . . . . . . . . . . . . . . . . . .    99
  8.4     Indemnity by WMC  . . . . . . . . . . . . . . . . . . . . . . . . .   100
  8.5     Tax Indemnification   . . . . . . . . . . . . . . . . . . . . . . .   100
  8.6     Notification of Claims  . . . . . . . . . . . . . . . . . . . . . .   101
  8.7     Access and Cooperation  . . . . . . . . . . . . . . . . . . . . . .   101
  8.8     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102

ARTICLE 9 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
  9.1     Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
  9.2     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
  9.3     Modifications; Amendments; Waivers  . . . . . . . . . . . . . . . .   103
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  9.4     Rules of Interpretation   . . . . . . . . . . . . . . . . . . . . .   103
  9.5     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
  9.6     Certain Tax Matters   . . . . . . . . . . . . . . . . . . . . . . .   104
  9.7     Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
  9.8     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
  9.9     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
  9.10    Time of Essence   . . . . . . . . . . . . . . . . . . . . . . . . .   106
  9.11    Choice of Law   . . . . . . . . . . . . . . . . . . . . . . . . . .   106
  9.12    Survival of Representations and Warranties  . . . . . . . . . . . .   106
  9.13    Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . .   106
  9.14    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . .   106

ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  1.1     AFFILIATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  1.2     AGREEMENT OF EXCHANGE   . . . . . . . . . . . . . . . . . . . . . .     3
  1.3     AIRTOUCH CALIFORNIA   . . . . . . . . . . . . . . . . . . . . . . .     3
  1.4     APPROVED BUSINESS PLAN  . . . . . . . . . . . . . . . . . . . . . .     3
  1.5     ARBITRATION AGREEMENT   . . . . . . . . . . . . . . . . . . . . . .     4
  1.6     ATI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  1.7     ATI PHASE II ASSETS   . . . . . . . . . . . . . . . . . . . . . . .     4
  1.8     ATI CELLULAR SUBSIDIARIES   . . . . . . . . . . . . . . . . . . . .     4
  1.9     ATI EMPLOYEE BENEFIT PROGRAM  . . . . . . . . . . . . . . . . . . .     4
  1.10    ATI SERVICES AGREEMENT  . . . . . . . . . . . . . . . . . . . . . .     4
  1.11    ATI PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  1.12    ATI PHASE II TRIGGER  . . . . . . . . . . . . . . . . . . . . . . .     4
  1.13    AUTHORIZATION   . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  1.14    BACK END TERMINATION DATE   . . . . . . . . . . . . . . . . . . . .     4
  1.15    BALANCE SHEETS  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.16    BENEFICIAL PHASE II ASSET   . . . . . . . . . . . . . . . . . . . .     5
  1.17    BUSINESS DAY  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.18    CASH FLOW   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.19    CCI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.20    CECO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.21    CELLULAR PARTNERSHIP AGREEMENT  . . . . . . . . . . . . . . . . . .     5
  1.22    CODE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.23    CONSENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.24    CONTRIBUTION DATE   . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.25    DECREE COURT  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  1.26    DELAWARE RULPA  . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  1.27    DOMESTIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  1.28    DOMESTIC CELLULAR ASSET   . . . . . . . . . . . . . . . . . . . . .     6
  1.29    DOMESTIC CELLULAR BUSINESS  . . . . . . . . . . . . . . . . . . . .     6
  1.30    DOMESTIC CELLULAR INVESTMENT  . . . . . . . . . . . . . . . . . . .     6
  1.31    DOMESTIC CELLULAR INVESTMENT ENTITY   . . . . . . . . . . . . . . .     6
  1.32    DOMESTIC CELLULAR SERVICE   . . . . . . . . . . . . . . . . . . . .     6
  1.33    DOMESTIC CELLULAR SUBSIDIARY  . . . . . . . . . . . . . . . . . . .     6
  1.34    DOMESTIC CELLULAR TRANSACTIONS  . . . . . . . . . . . . . . . . . .     6
  1.35    EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  1.36    EMPLOYEE BENEFIT PROGRAM  . . . . . . . . . . . . . . . . . . . . .     7
  1.37    ENVIRONMENTAL LAWS  . . . . . . . . . . . . . . . . . . . . . . . .     8
  1.38    EO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
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  1.39    ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  1.40    ERISA AFFILIATE   . . . . . . . . . . . . . . . . . . . . . . . . .     8
  1.41    ESMR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.42    FAIR MARKET VALUE   . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.43    FINAL ORDER   . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.44    FCC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.45    FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . .     9
  1.46    GOVERNMENTAL BODY   . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.47    INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  1.48    INTELLECTUAL PROPERTY   . . . . . . . . . . . . . . . . . . . . . .     9
  1.49    INTER-EXCHANGE CARRIER AGREEMENT  . . . . . . . . . . . . . . . . .    10
  1.50    INVESTMENT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . .    10
  1.51    LEASED PROPERTY   . . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.52    LICENSE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.53    LIEN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.54    MATERIAL ADVERSE EFFECT   . . . . . . . . . . . . . . . . . . . . .    10
  1.55    MATERIAL CONTRACT   . . . . . . . . . . . . . . . . . . . . . . . .    10
  1.56    MFJ   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.57    MSA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.58    NEW PAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.59    NEW PAR ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.60    NEW PAR CONTRIBUTION DATE   . . . . . . . . . . . . . . . . . . . .    11
  1.61    NEW PAR DETERMINATION DATE  . . . . . . . . . . . . . . . . . . . .    11
  1.62    NEWVECTOR   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.63    NEWVECTOR SERVICES AGREEMENT  . . . . . . . . . . . . . . . . . . .    11
  1.64    NV-EMPLOYEE BENEFIT PROGRAMS  . . . . . . . . . . . . . . . . . . .    11
  1.65    ORGANIZATION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . .    11
  1.66    OWNED PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.67    PARTIAL MFJ RELIEF  . . . . . . . . . . . . . . . . . . . . . . . .    11
  1.68    PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.69    PARTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.70    PCS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.71    PCS CONTRIBUTION DATE   . . . . . . . . . . . . . . . . . . . . . .    12
  1.72    PCS PAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  1.73    PCS PAR EMPLOYEE AGREEMENT  . . . . . . . . . . . . . . . . . . . .    12
  1.74    PCS PAR PARTNERSHIP AGREEMENT   . . . . . . . . . . . . . . . . . .    13
  1.75    PCS TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.76    PERCENTAGE INTEREST   . . . . . . . . . . . . . . . . . . . . . . .    13
  1.77    PERMITTED LIABILITIES   . . . . . . . . . . . . . . . . . . . . . .    13
  1.78    PERMITTED LIEN  . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.79    PERSON  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.80    PHASE I   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.81    PHASE I CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.82    PHASE I CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . .    13
  1.83    PHASE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  1.84    PHASE II CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.85    PHASE III   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.86    PHASE III CLOSING   . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.87    POPS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.88    PRECEDING QUARTER   . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.89    PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . .    14
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  1.90    QUARTER AT ISSUE  . . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.91    REIMBURSED EXPENSES   . . . . . . . . . . . . . . . . . . . . . . .    14
  1.92    RELATED AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . .    14
  1.93    RELATED PARTY AGREEMENT   . . . . . . . . . . . . . . . . . . . . .    15
  1.94    RESALE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . .    15
  1.95    RETURN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  1.96    ROAMING AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . .    15
  1.97    SAN DIEGO CELLULAR PROPERTY   . . . . . . . . . . . . . . . . . . .    15
  1.98    SCHEDULED NEW PAR RELATED ASSET   . . . . . . . . . . . . . . . . .    16
  1.99    SCHEDULED NPRA 12% VALUE  . . . . . . . . . . . . . . . . . . . . .    16
  1.100   SCHEDULED PHASE II RELATED ASSETS   . . . . . . . . . . . . . . . .    16
  1.102   SCHEDULED PIIRA 12% VALUE   . . . . . . . . . . . . . . . . . . . .    16
  1.103   SUBSIDIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  1.104   SUBSTANCE OF CONCERN  . . . . . . . . . . . . . . . . . . . . . . .    16
  1.105   TAX OR TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  1.106   TAX SHARING ARRANGEMENT   . . . . . . . . . . . . . . . . . . . . .    17
  1.107   TO THE KNOWLEDGE OF ATI   . . . . . . . . . . . . . . . . . . . . .    17
  1.108   TO THE KNOWLEDGE OF USW   . . . . . . . . . . . . . . . . . . . . .    17
  1.109   TRADEMARK   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  1.110   TRADE NAME  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  1.111   TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  1.112   TRANSFERRED SUBSIDIARY  . . . . . . . . . . . . . . . . . . . . . .    17
  1.114   TRUST AGREEMENT OF EXCHANGE   . . . . . . . . . . . . . . . . . . .    17
  1.115   TUCSON CELLULAR INTEREST  . . . . . . . . . . . . . . . . . . . . .    17
  1.116   UNPERMITTED LIABILITY   . . . . . . . . . . . . . . . . . . . . . .    18
  1.117   USW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  1.118   USW PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  1.119   USW PHASE II ASSETS   . . . . . . . . . . . . . . . . . . . . . . .    18
  1.120   WMC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  1.121   WMC EMPLOYEE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . .    18
  1.122   WMC PARTNERSHIP COMMITTEE   . . . . . . . . . . . . . . . . . . . .    18
  1.123   WMC PARTNERSHIP AGREEMENT   . . . . . . . . . . . . . . . . . . . .    18

ARTICLE 2 REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . .    19
    2.1   Representations and Warranties of USW   . . . . . . . . . . . . . .    19
          (a)  Corporate Organization . . . . . . . . . . . . . . . . . . . .    19
          (b)  Capitalization: Ownership of Shares. . . . . . . . . . . . . .    20
          (c)  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . .    22
          (d)  Authorizations and Consents; No Violation  . . . . . . . . . .    22
          (e)  Financial Statements . . . . . . . . . . . . . . . . . . . . .    23
          (f)  Absence of Other Changes . . . . . . . . . . . . . . . . . . .    23
          (g)  Compliance with Laws . . . . . . . . . . . . . . . . . . . . .    24
          (h)  MFJ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
          (i)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .    24
          (j)  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
          (k)  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
          (l)  Material Contracts and Related Party Agreements  . . . . . . .    27
          (m)  Employment and Non-Competition Agreements  . . . . . . . . . .    27
          (n)  Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          (o)  Intellectual Property  . . . . . . . . . . . . . . . . . . . .    28
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          (p)  Employee Benefit Programs   . . . . . . . . . . . . . . . . . .   28
          (q)  Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . .   31
          (r)  Environmental Compliance and Liabilities  . . . . . . . . . . .   32
          (s)  Other Liabilities   . . . . . . . . . . . . . . . . . . . . . .   33
          (t)  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    2.2   Representations and Warranties of ATI  . . . . . . . . . . . . . . .   34
          (a)  Corporate Organization.   . . . . . . . . . . . . . . . . . . .   34
          (b)  Capitalization: Ownership of Shares.  . . . . . . . . . . . . .   35
          (c)  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . .   37
          (d)  Authorizations and Consents; No Violation   . . . . . . . . . .   38
          (e)  Financial Statements  . . . . . . . . . . . . . . . . . . . . .   39
          (f)  Absence of Other Changes  . . . . . . . . . . . . . . . . . . .   40
          (g)  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . .   40
          (h)  MFJ   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (i)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (j)  Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (k)  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (l)  Material Contracts  . . . . . . . . . . . . . . . . . . . . . .   43
          (m)  Employment and Non-Competition Agreements   . . . . . . . . . .   43
          (n)  Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          (o)  Intellectual Property   . . . . . . . . . . . . . . . . . . . .   44
          (p)  Employee Benefit Programs   . . . . . . . . . . . . . . . . . .   44
          (q)  Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . .   47
          (r)  Environmental Compliance and Liabilities  . . . . . . . . . . .   48
          (s)  Other Liabilities   . . . . . . . . . . . . . . . . . . . . . .   50
          (t)  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   50
          (v)  Amendment to Rights Plan  . . . . . . . . . . . . . . . . . . .   50

ARTICLE 3 COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    3.1   Covenants of USW . . . . . . . . . . . . . . . . . . . . . . . . . .   51
          (a)  Effectuation of this Agreement  . . . . . . . . . . . . . . . .   51
          (b)  Conduct of Business   . . . . . . . . . . . . . . . . . . . . .   52
          (c)  Reporting.        . . . . . . . . . . . . . . . . . . . . . . .   53
          (d)  No Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .   53
          (e)  Access and Information  . . . . . . . . . . . . . . . . . . . .   55
          (f)  Divestiture of San Diego Cellular Property  . . . . . . . . . .   55
          (g)  Operation of Certain Assets . . . . . . . . . . . . . . . . . .   57
          (h)  Tucson Cellular Interest  . . . . . . . . . . . . . . . . . . .   57
    3.2   Covenants of ATI . . . . . . . . . . . . . . . . . . . . . . . . . .   58
          (a)  Effectuation of this Agreement  . . . . . . . . . . . . . . . .   58
          (b)  Conduct of Business   . . . . . . . . . . . . . . . . . . . . .   59
          (c)  Reporting.    . . . . . . . . . . . . . . . . . . . . . . . . .   59
          (d)  No Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          (e)  Access and Information  . . . . . . . . . . . . . . . . . . . .   62
          (f)  Divestiture of Tucson Cellular Interest   . . . . . . . . . . .   63
          (g)  Operation of Certain Assets   . . . . . . . . . . . . . . . . .   64
          (h)  San Diego Cellular Property   . . . . . . . . . . . . . . . . .   64
    3.3   Fiduciary Obligations  . . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE 4 PHASE I CLOSING ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . .   65

                                                                                 Page
                                                                                 ----
  4.1     Cash Flows and Funding Prior to Phase I   . . . . . . . . . . . . . .   65
  4.2     Phase I Closing   . . . . . . . . . . . . . . . . . . . . . . . . . .   65
  4.3     Special Provisions relating to the San Diego
          Cellular Property and the Tucson Cellular
          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
  4.4     Independent Third Party Verification  . . . . . . . . . . . . . . . .   71
  4.5     Initial Phase II Asset Percentages  . . . . . . . . . . . . . . . . .   72
  4.6     Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . .   74

ARTICLE 5 PHASE II CLOSING PERCENTAGES  . . . . . . . . . . . . . . . . . . . .   74
  5.1     Cash Flows and Funding Prior to Phase II  . . . . . . . . . . . . . .   74
  5.2     Basic Principles for Phase II Closing Percentages   . . . . . . . . .   75
  5.3     Additional Principles for Phase II Closing Percentages  . . . . . . .   76
  5.4     Phase II Closing Percentages  . . . . . . . . . . . . . . . . . . . .   78
  5.5     Restated Phase II Closing Percentages   . . . . . . . . . . . . . . .   78
  5.6     Phase I Quarterly Computations  . . . . . . . . . . . . . . . . . . .   79
  5.7     Phase II Closing Percentages  . . . . . . . . . . . . . . . . . . . .   81
  5.8     Cash Flow   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
  5.9     Phase I Quarterly Records   . . . . . . . . . . . . . . . . . . . . .   85
  5.10    Quarterly Values  . . . . . . . . . . . . . . . . . . . . . . . . . .   85
          (a)  "Quarterly Value-100% New Par" . . . . . . . . . . . . . . . . .   85
          (b)  "Quarterly Value-50% New Par"  . . . . . . . . . . . . . . . . .   86
          (c)  "Quarterly Value-No New Par" . . . . . . . . . . . . . . . . . .   86
               (ii)  "Deemed Amount-50% New Par"  . . . . . . . . . . . . . . .   87
               (iii) "Deemed Amount-No New Par" . . . . . . . . . . . . . . . .   87
  5.11    New Par Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . .   87
  5.12    Scheduled Phase II Related Assets   . . . . . . . . . . . . . . . . .   88
  5.13    Minority Indebtedness Adjustment  . . . . . . . . . . . . . . . . . .   91
  5.14    Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . .   91

ARTICLE 6 PHASES OF THE JOINT VENTURE AND CLOSINGS  . . . . . . . . . . . . . .   91
  6.1     Prior to Phase I  . . . . . . . . . . . . . . . . . . . . . . . . . .   91
  6.2     Phase I   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
          (a)  Conditions to Phase I Closing  . . . . . . . . . . . . . . . . .   92
          (b)  Deliveries on or before the Phase I Closing  . . . . . . . . . .   92
  6.3     Phase II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
          (a)  Conditions to Phase II Closing . . . . . . . . . . . . . . . . .   93
          (b)  Deliveries on or before the Phase II Closing . . . . . . . . . .   94
  6.4     PCS Contribution Closing  . . . . . . . . . . . . . . . . . . . . . .   96
  6.5     New Par Contribution Date   . . . . . . . . . . . . . . . . . . . . .   97

ARTICLE 7 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
  7.1     Termination of this Organization Agreement. . . . . . . . . . . . . .   98
  7.2     Winding Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

ARTICLE 8 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   99

                                                                               Page
                                                                               ----
  8.1     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
  8.2     Indemnity by USW  . . . . . . . . . . . . . . . . . . . . . . . . .    99
  8.3     Indemnity by ATI  . . . . . . . . . . . . . . . . . . . . . . . . .   100
  8.4     Indemnity by WMC  . . . . . . . . . . . . . . . . . . . . . . . . .   101
  8.5     Tax Indemnification   . . . . . . . . . . . . . . . . . . . . . . .   101
  8.6     Notification of Claims  . . . . . . . . . . . . . . . . . . . . . .   102
  8.7     Access and Cooperation  . . . . . . . . . . . . . . . . . . . . . .   102
  8.8     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103

ARTICLE 9 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
  9.1     Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
  9.2     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
  9.3     Modifications; Amendments; Waivers  . . . . . . . . . . . . . . . .   104
  9.4     Rules of Interpretation   . . . . . . . . . . . . . . . . . . . . .   104
  9.5     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
  9.6     Certain Tax Matters   . . . . . . . . . . . . . . . . . . . . . . .   105
  9.7     Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   106
  9.8     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .   106
  9.9     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
  9.10    Time of Essence   . . . . . . . . . . . . . . . . . . . . . . . . .   107
  9.11    Choice of Law   . . . . . . . . . . . . . . . . . . . . . . . . . .   107
  9.12    Survival of Representations and Warranties  . . . . . . . . . . . .   107
  9.13    Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . .   107
  9.14    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . .   107

    THIS AMENDED AND RESTATED JOINT VENTURE ORGANIZATION AGREEMENT (the "Organization Agreement") is entered into as of September 30, 1995, by and between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("ATI"), and U S WEST, INC., a Colorado corporation ("USW").

                              W I T N E S S E T H:

    WHEREAS, ATI and USW or certain of their affiliates are the direct and/or indirect owners of interests in and rights to certain cellular communications systems; and

    WHEREAS, regional and national markets are developing in the wireless communications business, and it is becoming increasingly important to increase the scale and scope of services offered to compete effectively with lower costs in such markets; and

    WHEREAS, there are substantial operating, technological and development efficiencies of scale and scope to be achieved by a joint venture combining certain of the current cellular and wireless properties of ATI and USW and their affiliates; and

    WHEREAS, ATI and USW have concluded that it will be in their respective best interests, and the best interests of the public, to form a joint venture for the purpose of coordinating wireless services and owning, operating, managing, maintaining, and constructing cellular, PCS (as hereinafter defined), and other wireless communications systems and, in furtherance thereof, ATI and USW wish to organize a joint venture; and

    WHEREAS, the MFJ (as hereinafter defined) currently applies to USW and its affiliated companies and restricts them from engaging in certain activities, which restrictions are acknowledged to have anticompetitive consequences; and

    WHEREAS, the MFJ restrictions do not apply to ATI and its affiliates, and any imposition of those restrictions would create inefficiencies, limit ATI's competitive options, and reduce consumer choice; and

    WHEREAS, it is the intent of the parties to this Organization Agreement to achieve the scope and scale efficiencies of integration to the extent possible consistent with the current MFJ restrictions, while, at the same time, limiting the application of such MFJ restrictions only to those entities and activities to which they currently apply; and

    WHEREAS, the parties have structured this transaction in phases, the timing of which is dependent on the continued applicability of the MFJ, and it is the intent of the parties, subject to the terms and conditions hereof, to integrate completely all aspects of their cellular and wireless businesses as soon as practicable without the imposition of MFJ restrictions on ATI or its cellular properties; and

    WHEREAS, on July 25, 1994, AirTouch Communications, a California corporation and predecessor to ATI ("AirTouch California"), and USW executed a Joint Venture Organization Agreement (the "Initial Organization Agreement"); and

    WHEREAS, simultaneously with the execution of the Initial Organization Agreement, AirTouch California and USW entered into that certain Investment Agreement, that certain Agreement of Exchange, that certain Partnership Agreement of WMC Partners, L.P., that certain Partnership Agreement of PCS Nucleus, L.P., that certain Trust Agreement of Exchange, and that certain Arbitration Agreement; and

    WHEREAS, ATI and USW now wish to amend and restate the Initial Organization Agreement and certain of the Related Agreements (as defined below):

    NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, and in order to set forth the respective rights, obligations and interests of ATI and USW and their Affiliates to one another, the parties hereto, intending to be bound, agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                                   DEFINITIONS

    (a) As used herein, the following terms shall have the following meanings:

    1.1 AFFILIATE shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this Organization Agreement, ATI and its Affiliates shall not be considered to be Affiliates of WMC or PCS Par; USW and its Affiliates shall not be considered to be Affiliates of WMC or PCS Par; WMC shall not be considered to be an Affiliate of ATI or USW or any of their respective Affiliates; PCS Par shall not be considered to be an Affiliate of ATI or USW or either of their Affiliates; CCI shall not be considered to be an Affiliate of ATI until such time, if ever, as ATI shall be entitled to exercise full discretion with respect to voting the shares of Common Stock of CCI beneficially owned by ATI (other than shares of Common Stock of CCI owned by ATI by virtue of its ownership of the Class A Preference Stock of CCI); and no wireline cable television company in which USW owns, directly or indirectly, less than fifty percent (50%) of the equity or voting interests shall be considered to be an Affiliate of USW. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any Person means the possession, direct or indirect, of the power to (a) vote in excess of fifty percent (50%) of the voting securities of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

    1.2 AGREEMENT OF EXCHANGE shall mean that certain Amended and Restated Agreement of Exchange, by and between ATI and USW, dated as of the date hereof, a copy of which is appended hereto as ATTACHMENT 1.2, as amended, modified or supplemented from time to time.

    1.3 AIRTOUCH CALIFORNIA shall mean AirTouch Communications, a California corporation.

    1.4 APPROVED BUSINESS PLAN shall have the meaning set forth in SECTION 2.10 of the WMC Partnership Agreement.

    1.5 ARBITRATION AGREEMENT shall mean that certain Amended and Restated Arbitration Agreement entered into by and between USW and ATI, dated as of the date hereof, a copy of which is appended hereto as ATTACHMENT 1.5, as amended, modified or supplemented from time to time.

    1.6  ATI shall mean AirTouch Communications, Inc., a Delaware corporation.

    1.7 ATI PHASE II ASSETS shall mean the assets listed on ATTACHMENT 1.7 to this Organization Agreement.

    1.8 ATI CELLULAR SUBSIDIARIES shall mean AirTouch Cellular, Inc., a California corporation; AirTouch Cellular of Nevada, a Nevada corporation; and AirTouch Cellular of Saginaw, Inc., a Michigan corporation, and any successor corporation to any of the foregoing resulting from the restructuring by ATI of its ownership of Domestic Cellular Businesses pursuant to SECTION 3.2(a)(v) hereof.

    1.9  ATI EMPLOYEE BENEFIT PROGRAMS shall have the meaning set forth in
         SECTION 2.2(p)(i) hereof.

    1.10 ATI SERVICES AGREEMENT shall mean an agreement to be entered into by and between WMC and any of the ATI Cellular Subsidiaries, substantially in the form appended hereto as Attachment 1.10.

    1.11 ATI PARTIES shall mean ATI, the ATI Cellular Subsidiaries, and the corporate and partnership Subsidiaries of the ATI Cellular Subsidiaries.

    1.12 ATI PHASE II TRIGGER shall have the meaning set forth in SECTION 6.3(c)(iii) hereof.

    1.13 AUTHORIZATION shall mean any authorization, order, grant, consent, approval, permission or waiver required to be obtained from any Governmental Body for the consummation of any specified Transaction of any Phase or for the performance by any Party of any of its obligations under this Organization Agreement and the Related Agreements, including without limitation any Final Order and the expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    1.14 BACK END TERMINATION DATE shall have the meaning set forth in Section
         1.8 of the WMC Partnership Agreement.

    1.15 BALANCE SHEETS shall have the meaning set forth in SECTION 2.1(e), or in SECTION 2.2(e) hereof, as the context may require.

    1.16 BENEFICIAL PHASE II ASSET shall have the meaning set forth in SECTION
         1.8 of the WMC Partnership Agreement.

    1.17 BUSINESS DAY shall mean any day on which national banking institutions in San Francisco, California, are open for the transaction of banking business.

    1.18 CASH FLOW shall have the meaning set forth in Section 5.8.

    1.19 CCI shall mean Cellular Communications, Inc., a Delaware corporation.

    1.20 CECO shall mean the Civil Enforcement Consent Order entered by the United States District Court for the District of Columbia on or about February 2, 1989, in United States v. Western Electric Co. (Case No. 82-0192).

    1.21 CELLULAR PARTNERSHIP AGREEMENT shall mean the partnership agreement of any partnership that conducts a Domestic Cellular Business and in which any USW Party or ATI Party holds an interest.

    1.22 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.

    1.23 CONSENT shall mean any approval, consent or waiver required to be obtained from any non-governmental third party for the consummation of a specified Transaction of any Phase or for the performance by any Party of any of its obligations under this Organization Agreement and the Related Agreements, including without limitation any option, right of first refusal, right of first offer or other similar right of a third party triggered by a specified Transaction contemplated by this Organization Agreement or any Related Agreement.

    1.24 CONTRIBUTION DATE shall mean the date of the Phase II Closing; provided, however, that with respect to any Beneficial Phase II Asset or Transferred Subsidiary that is contributed or transferred to WMC after the Phase II Closing, the Contribution Date shall be the date such contribution or transfer is effected.

    1.25 DECREE COURT shall mean the court having jurisdiction over the MFJ.

    1.26 DELAWARE RULPA shall mean the Delaware Revised Uniform Limited Partnership Act.

    1.27 DOMESTIC shall refer to the fifty (50) states of the United States, the District of Columbia, Puerto Rico, the Gulf of Mexico, and Guam.

    1.28 DOMESTIC CELLULAR ASSET shall mean any assets, rights, properties, and franchises of every kind and nature used primarily or exclusively in the operation of a Domestic Cellular Business (including the FCC Licenses with respect thereto), whether held directly or indirectly through a Person's wholly owned Subsidiaries, and any other asset, right, property, or business of such Person or its wholly owned Subsidiaries constituting part of, or used primarily in connection with, such Person's Domestic Cellular Business.

    1.29 DOMESTIC CELLULAR BUSINESS shall mean the business of acquiring, developing, owning, and operating businesses, and interests in businesses, exclusively or primarily engaged in the provision of Domestic Cellular Service.

    1.30 DOMESTIC CELLULAR INVESTMENT shall mean any equity interest held by a Person in a Domestic Cellular Investment Entity.

    1.31 DOMESTIC CELLULAR INVESTMENT ENTITY shall mean any Person that is conducting a Domestic Cellular Business in which a specified Person holds an equity interest, but which is not a Subsidiary of such Person.

    1.32 DOMESTIC CELLULAR SERVICE shall mean any commercial mobile radio service, and the resale of such service, provided by a radio communications system authorized under the rules for the domestic public cellular radio telecommunications service designated as Subpart K of Part 22 of the FCC's rules in effect on the Effective Date, or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface, and operations functions relating thereto.

    1.33 DOMESTIC CELLULAR SUBSIDIARY shall mean, with respect to a Person, a Subsidiary that is conducting a Domestic Cellular Business.

    1.34 DOMESTIC CELLULAR TRANSACTIONS shall mean the formation of WMC; the execution and delivery of the ATI Services Agreement, and the NewVector Services

         Agreement; the contribution of the ATI Phase II Assets, the USW Phase II Assets, the Scheduled Phase II Related Assets, the Beneficial Phase II Assets, the New Par Assets and the Scheduled New Par Related Asset to WMC; and the other transactions referred to in ARTICLES 6 and 7 hereof.

    1.35 EFFECTIVE DATE shall mean July 25, 1994.

    1.36 EMPLOYEE BENEFIT PROGRAM shall mean any of the following employee benefit plans, programs or arrangements (whether or not set forth in a written document):

         (a) Any employee pension benefit plan, as defined in Section 3(2) of ERISA, including without limitation any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

         (b) Any employee welfare benefit plan, as defined in Section 3(1) of ERISA;

         (c) Any bonus, deferred-compensation, incentive, restricted-stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, commission, royalty pool or similar plan or arrangement;

         (d) Any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

         (e) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in
              Section 3(1) of ERISA to former employees or the survivors or dependents of employees or former employees;

         (f) Any plan that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, as described in Section 4(b)(4) of ERISA;

         (g) Any plan that is an excess benefit plan, as defined in Section 3(36) of ERISA, and is unfunded, as described in Section 4(b)(5) of ERISA;

         (h) Any plan, program, agreement, policy, commitment or other arrangement relating to loans or other extensions of credit, loan guarantees, relocation assistance or similar benefits;

         (i) Any plan, program, agreement, policy, commitment or other arrangement relating to paid or unpaid leaves of absence, education expense or vacation; or

         (k) Any other plan, program, agreement, policy, commitment or other arrangement relating to employee benefits, executive compensation or fringe benefits or that is subject to Section 125 of the Code.

    1.37 ENVIRONMENTAL LAWS shall mean all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (a) laws and regulations relating to emissions, discharges, releases or threatened releases of any Substance of Concern or otherwise relating to the importation, manufacture, processing, formulation, testing, distribution, use, treatment, storage, disposal, transport or handling of any Substance of Concern, and (b) common law principles of tort liability.

    1.38 EO shall mean the Enforcement Order entered by the United States District Court for the District of Columbia on or about February 15, 1991, in United States v. Western Electric Co. (Case No. 82-0192).

    1.39 ERISA shall mean the Employee Retirement Security Act of 1974, as amended.

    1.40 ERISA AFFILIATE shall mean each person (as defined in Section 3(9) of ERISA) that, together with the entity being described, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m), and (o) of the Code (provided, however, that when the subject of the provision is a multiemployer plan only subsections (b) and (c) of Section 414 shall be taken into account). ERISA Affiliate shall also mean any partnership in which the entity being described is a general partner.

    1.41 ESMR shall refer to any commercial mobile radio service, and the resale of such service, authorized under the rules for Enhanced Specialized Mobile Radio services designated under Subpart S or Part 90 of the FCC's rules in effect on the Effective Date, or any revision or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

    1.42 FAIR MARKET VALUE shall have the meaning set forth in SECTION 1.8 of the WMC Partnership Agreement.

    1.43 FINAL ORDER shall mean any action by the FCC or a state regulatory authority as to which (a) no request for stay by the FCC or state regulatory authority is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (b) no petition for rehearing or reconsideration of the action is pending before the FCC or state regulatory authority, as applicable, and the time for filing any such petition has passed; (c) the FCC or state regulatory authority, as applicable, does not have the action under reconsideration on its own motion, and the time for such reconsideration has passed; and (d) no appeal to a court, or request or stay by a court, of the FCC's or state regulatory authority's action, as applicable, is pending or in effect, and, if any deadline for filing such appeal or request is designated by statute or rule, it has passed.

    1.44 FCC shall mean the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

    1.45 FINANCIAL STATEMENTS shall have the meaning set forth in SECTION 2.1(e), or in SECTION 2.2(e) hereof, as the context may require.

    1.46 GOVERNMENTAL BODY shall mean any federal, state, municipal, political subdivision or other governmental department, commission, board, bureau, agency or instrumentality.

    1.47 INCOME TAXES means any federal, state, local or foreign income, franchise or similar Taxes and in each instance any interest, penalties or additions to taxes attributable to such Taxes.

    1.48 INTELLECTUAL PROPERTY shall mean all Trademarks, Trade Names, copyrights or copyright registrations, and patents or patents pending, including any contracts, licenses or other legal arrangements granting rights or privileges to use any Trademark, Trade Name or patent, used in, and material to the conduct of, the Domestic Cellular Business of any Person.

    1.49 INTER-EXCHANGE CARRIER AGREEMENT shall mean an agreement between any ATI Party and any inter-exchange carrier or between any USW Party and any inter-exchange carrier relating to the conduct of a Domestic Cellular Business.

    1.50 INVESTMENT AGREEMENT shall mean that certain Amended and Restated Investment Agreement, entered into by and between USW and ATI, dated as of the date hereof, a copy of which is appended hereto as ATTACHMENT 1.50, as amended, modified or supplemented from time to time.

    1.51 LEASED PROPERTY shall mean any Domestic Cellular Asset consisting of a leasehold interest in real or personal property.

    1.52 LICENSE shall mean any permit, license, waiver or authorization from any Governmental Body having jurisdiction over a Person required or advisable for the conduct of an activity, including, without limitation, any FCC license or any authorization or certificate of public convenience and necessity.

    1.53 LIEN shall mean any lien, pledge, claim, encumbrance, mortgage, security interest or other charge against property.

    1.54 MATERIAL ADVERSE EFFECT shall mean a material adverse effect on the business, assets, financial condition, results of operations or prospects of a specified Person or Persons.

    1.55 MATERIAL CONTRACT shall mean any agreement, contract or commitment made in conjunction with or related to a Domestic Cellular Business (including, without limitation, contracts with customers or suppliers, Resale Agreements, Roaming Agreements, Inter-Exchange Carrier Agreements, and similar agreements) that (a) is reasonably anticipated by the Party making a representation with respect thereto to involve annual aggregate payments by any party thereto in excess of five million dollars ($5,000,000); (b) is reasonably anticipated by the Party making a representation with respect thereto to involve aggregate payments by all parties thereto in excess of ten million dollars ($10,000,000) in any five (5) year period; (c) has a term of five (5) years or more; or (d) that any party thereto would be required to file as an exhibit to its Annual Report on Form 10-K if such Person were a registrant under
         Section 12 of the Securities Exchange Act of 1934, as amended.

    1.56 MFJ shall mean the Modification of Final Judgment entered in United States v. AT&T, 552 F. Supp. 131 (D.D.C.), on or about August 24, 1982, as subsequently modified from time to time.

    1.57 MSA shall mean Metropolitan Statistical Area.

    1.58 NEW PAR shall mean the general partnership between the PacTel Group and the CCI Group (or their successors) organized pursuant to the laws of the State of Delaware and that certain New Par Partnership Agreement, dated as of August 1, 1991.

    1.59 NEW PAR ASSETS shall mean all of the ownership interests in, or assets of, New Par, as of July 25, 1994.

    1.60 NEW PAR CONTRIBUTION DATE shall have the meaning set forth in the WMC Partnership Agreement.

    1.61 NEW PAR DETERMINATION DATE shall mean either (i) if ATI and its Affiliates shall, directly or indirectly, acquire all of the assets of New Par, the later to occur of the New Par Contribution Date or the Phase II Closing or (ii) if ATI and its Affiliates shall not, directly or indirectly, acquire all of the assets of New Par, the later to occur of the Back End Termination Date or the Phase II Closing.

    1.62 NEWVECTOR shall mean U S WEST NewVector Group, Inc., a Colorado corporation and wholly owned Subsidiary of USW.

    1.63 NEWVECTOR SERVICES AGREEMENT shall mean an agreement to be entered into by and between WMC and NewVector substantially in the form of the Services Agreement appended hereto as Attachment 1.10.

    1.64 NV-EMPLOYEE BENEFIT PROGRAMS shall have the meaning set forth in
         SECTION 2.1(p)(i) hereof.

    1.65 ORGANIZATION AGREEMENT shall mean this Joint Venture Organization Agreement.

    1.66 OWNED PROPERTY shall mean any Domestic Cellular Asset consisting of a fee interest in real or personal property.

    1.67 PARTIAL MFJ RELIEF shall mean a final court order, federal agency action or the enactment of federal legislation modifying the MFJ (to the extent such modification is necessary) to allow WMC:

         (a) To provide interexchange telecommunications services that (i) originate from a cellular radio or other wireless device and that are not routed through a wireless PBX or comparable device directly to a landline local telephone company end office, or (ii) are routed through wireless switching equipment to any terminating device (including cellular CPE, voice-mail or any other type of terminating device); and

         (b) To provide the services identified in subparagraph (a) above free of the obligations and restrictions contained in sections II(A) and II(B) of the MFJ, and free of any requirement to provide those services through a separate subsidiary, sales force or group of employees, whether imposed in the waiver process or otherwise.

         As used herein, Partial MFJ Relief shall be deemed to have occurred even though equal access or nondiscrimination requirements remain, to the extent that those requirements are imposed on all wireless carriers by legislation, by final court order or by final agency action.

    1.68 PARTIES shall mean USW and ATI.

    1.69 PARTY shall mean USW or ATI, as the context may require.

    1.70 PCS shall refer to any broad-band radio communications service authorized under the rules for personal communications services designated as Subpart E of Part 24 of the FCC's rules in effect on the Effective Date, or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

    1.71 PCS CONTRIBUTION DATE shall have the meaning set forth in the WMC Partnership Agreement.

    1.72 PCS PAR shall mean PCS Nucleus, L.P., a Delaware limited partnership organized pursuant to the PCS Par Partnership Agreement.

    1.73 PCS PAR EMPLOYEE AGREEMENT shall mean an agreement regarding employees to be entered into by and among ATI and USW and PCS Par pursuant to this Organization Agreement.

    1.74 PCS PAR PARTNERSHIP AGREEMENT shall mean that certain Amended and Restated Agreement of Limited Partnership of PCS Par, entered into under the Delaware RULPA by and between ATI and USW, dated as of the date hereof, a copy of which is appended hereto as ATTACHMENT 1.74, as amended, modified or supplemented from time to time.

    1.75 PCS TRANSACTIONS shall mean the formation of PCS Par, and the contribution of Percentage Interests in PCS Par to WMC in accordance with SECTION 6.4 hereof.

    1.76 PERCENTAGE INTEREST shall mean a partner's proportional interest in a partnership, whether as a general partner, a limited partner or both a general and a limited partner.

    1.77 PERMITTED LIABILITIES shall mean, with respect to a Person's Domestic Cellular Business, ordinary course trade accounts payable, accrued expenses for goods and services purchased, and unearned revenue and customer deposits arising in the ordinary course of business.

    1.78 PERMITTED LIEN shall mean (a) a statutory Lien not yet due or payable or (b) a Lien that is not material in character, amount or extent and does not materially detract from the value, or interfere with the use of, the assets subject thereto or affected thereby or otherwise materially impair the business operations being conducted or proposed to be conducted with such assets.

    1.79 PERSON shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

    1.80 PHASE I shall mean the period beginning at the Phase I Closing and continuing until the Phase II Closing.

    1.81 PHASE I CLOSING shall mean the closing of the Domestic Cellular Transactions to be closed upon satisfaction or waiver of all conditions set forth in SECTION 6.2(a) of this Organization Agreement.

    1.82 PHASE I CLOSING DATE means the date of the Phase I Closing.

    1.83 PHASE II shall mean the period beginning at the Phase II Closing and continuing until the Phase III Closing, if any.

    1.84 PHASE II CLOSING shall mean the closing of the Transactions to be closed upon satisfaction or waiver of all conditions set forth in
         SECTION 6.3(a) of this Organization Agreement.

    1.85 PHASE III shall mean the period following the Phase III Closing.

    1.86 PHASE III CLOSING shall mean the closing of the Exchange or the Initial Exchange as contemplated in the Agreement of Exchange or the Trust Agreement of Exchange, respectively, as the case may be.

    1.87 POPS shall mean the number that is the product of (a) the population of an FCC-licensed cellular market (based on the 1993 Donnelly Marketing Service population estimates for such market), and (b) the percentage of direct or indirect ownership interest of a Person in the entity holding the valid cellular license for such market as of the date specified.

    1.88 PRECEDING QUARTER shall have the meaning set forth in Section 5.6(d) hereof.

    1.89 PURCHASE PRICE means, with respect to any Scheduled Phase II Related Asset or Scheduled New Par Related Asset, the amounts set forth in the last column of Attachment 1.89 hereto opposite the name of such Scheduled Phase II Related Asset or Scheduled New Par Related Asset.

    1.90 QUARTER AT ISSUE means, for the purposes of any computation, the fiscal quarter during Phase I with respect to which such computation is being made.

    1.91 REIMBURSED EXPENSES means (i) any expenses incurred by one Party (the "first Party") for the benefit of WMC where the other Party has agreed in writing to reimburse the first Party, and (ii) any expense for any Party where the other Party has an obligation to indemnify such Party pursuant to Article 8 hereof.

    1.92 RELATED AGREEMENTS shall mean the WMC Partnership Agreement, the PCS Par Partnership Agreement, the Agreement of Exchange, the Trust Agreement of Exchange, the Investment Agreement, the ATI Services Agreement, the NewVector Services Agreement, and the Arbitration Agreement. With reference to a particular Party, Related Agreement shall mean any of the above-referenced agreements to which such Party or an Affiliate of such Party is a party.

    1.93 RELATED PARTY AGREEMENT shall mean any contract, agreement, transaction or relationship between or among (a) a USW Party or an ATI Party and an Affiliate of such ATI Party or USW Party relating to a Domestic Cellular Business; (b) a USW Party or an ATI Party or an Affiliate thereof and WMC; or (c) a USW Party or an ATI Party or an Affiliate thereof and PCS Par.

    1.94 RESALE AGREEMENT shall mean any agreement entered into by any ATI Party or any USW Party with any third party relating to the resale of any Domestic Cellular Service.

    1.95 RETURN means any report, return, statement, estimate, declaration, claim for refund, form, information return or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof; provided, however, that whenever a Subsidiary is a member of an affiliated group, within the meaning of Section 1504 of the Code (or any combined, consolidated, unitary group or similar group for purposes of any applicable foreign, state or local law), the Return with respect to such Subsidiary shall be the schedule to the Return for such group which relates to such Subsidiary and, when available, any pro forma Returns prepared for such Subsidiary.

    1.96 ROAMING AGREEMENT shall mean any agreement entered into by any ATI Party or any USW Party with any third party with respect to a roaming arrangement for domestic cellular or domestic PCS, ESMR or satellite customers.

    1.97 SAN DIEGO CELLULAR PROPERTY shall mean the assets held by U S WEST Cellular of California, a wholly owned Subsidiary of NewVector, in connection with the conduct of the non-wireline cellular system licensed to serve the San Diego MSA, free and clear of all Liens and liabilities (other than Permitted Liabilities). For purposes of this Organization Agreement, the San Diego Cellular Property shall not be considered to be a USW Phase II Asset, a Domestic Cellular Asset, a Domestic Cellular Subsidiary, a Domestic Cellular Investment or a component of the Domestic Cellular Business of any Person.

    1.98 SCHEDULED NEW PAR RELATED ASSET means Ohio-6 (Morrow).

    1.99 SCHEDULED NPRA 12% VALUE means, for any date of determination, an amount equal to the Purchase Price paid by or on behalf of New Par to purchase the Scheduled New Par Related Asset, accreted at the rate of 12% per annum for the period beginning on the Phase I Closing Date and ending on such date of determination.

    1.100 SCHEDULED PHASE II RELATED ASSETS means the assets set forth on Attachment 1.89 to be contributed to WMC by USW (or the USW Parties) on the Phase II Closing.

    1.102 SCHEDULED PIIRA 12% VALUE means, with respect to any Scheduled Phase II Related Asset for any date of determination, an amount equal to the Purchase Price for such Scheduled Phase II Related Asset, accreted at the rate of 12% per annum for the period beginning on the Phase I Closing Date and ending on such date of determination.

    1.103 SUBSIDIARY of a Person shall mean (a) an entity at least fifty percent (50%) of the equity or voting interests of which are owned, directly or indirectly, by such Person; (b) a limited partnership whose sole general partner or managing general partner is such Person; or (c) a general partnership whose managing general partner is such Person. For purposes of this Organization Agreement, neither WMC nor PCS Par shall be considered to be a Subsidiary of USW or ATI.

    1.104 SUBSTANCE OF CONCERN shall mean any chemical, pollutant, contaminant, waste, toxic substance, industrial substance, noxious substance, hazardous substance, radioactive material, asbestos, genetically modified organism, petroleum or petroleum product.

    1.105 TAX OR TAXES means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, stamp, sales, use, service, service use, lease, license, payroll, transaction, capital, net worth, withholding, employment, disability, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, recapture, alternative or add-on minimum, environmental, estimated or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

    1.106 TAX SHARING ARRANGEMENT means any written or unwritten agreement or arrangement for the allocation or payment of or with respect to Tax liabilities or Tax benefits.

    1.107 TO THE KNOWLEDGE OF ATI shall mean to the actual knowledge of an executive officer of ATI.

    1.108 TO THE KNOWLEDGE OF USW shall mean to the actual knowledge of an executive officer of NewVector.

    1.109 TRADEMARK shall mean any service mark, trademark, trade name, trademark registration or application, service mark registration or application or derivative name.

    1.110 TRADE NAME shall mean any trade name, corporate name, business name, commercial name, trade name, registration or application or any other name used to identify a business or for any other business purpose.

    1.111 TRANSACTIONS shall mean the Domestic Cellular Transactions, the PCS Transactions, and any other transactions contemplated by this Organization Agreement and the Related Agreements.

    1.112 TRANSFERRED SUBSIDIARY shall mean any ATI Domestic Cellular Subsidiary or USW Domestic Cellular Subsidiary, as the case may be, the capital stock of which is actually contributed or transferred to WMC, and any corporate Subsidiary thereof.

    1.113 TRANSITION BONUSES means any amount paid or payable to employees as retention or transition bonuses.

    1.114 TRUST AGREEMENT OF EXCHANGE shall mean that certain Amended and Restated Trust Agreement of Exchange, by and between ATI and USW, dated as of the date hereof, a copy of which is appended hereto as Attachment 1.114, as amended, modified or supplemented from time to time.

    1.115 TUCSON CELLULAR INTEREST shall mean the 5.88 percent (5.88%) limited partnership interest held by AirTouch Cellular of Arizona in Tucson Cellular Telephone Company, a Nevada limited partnership that operates the non-wireline cellular system in the Tucson, Arizona MSA. For purposes of this Organization Agreement, the Tucson Cellular Interest shall not be considered to be an ATI Phase II Asset, a Domestic Cellular Asset, a Domestic Cellular Property, a Domestic Cellular Investment or a component of the Domestic Cellular Business of any Person.

    1.116 UNPERMITTED LIABILITY means any indebtedness (including principal, interest or financing expenses), and any liability other than a Permitted Liability. Unpermitted Liabilities shall include any liability incurred with respect to any controversy or litigation, tax-related or otherwise, that relates to the period prior to the Phase I Closing.

    1.117 USW shall mean U S WEST, Inc., a Colorado corporation.

    1.118 USW PARTIES shall mean USW, NewVector, and all corporate and partnership Subsidiaries of NewVector.

    1.119 USW PHASE II ASSETS shall mean the assets listed on ATTACHMENT 1.119 to this Organization Agreement.

    1.120 WMC shall mean WMC Partners, L.P., a Delaware limited partnership organized pursuant to the WMC Partnership Agreement.

    1.121 WMC EMPLOYEE AGREEMENT shall mean the WMC Employees Agreement, entered into as of July 25, 1994, by and between ATI, USW and WMC, a copy of which is appended hereto as Attachment 1.121 as amended, modified or supplemented from time to time.

    1.122 WMC PARTNERSHIP COMMITTEE shall mean the Partnership Committee of WMC as defined in SECTION 2.2(a) of the WMC Partnership Agreement.

    1.123 WMC PARTNERSHIP AGREEMENT shall mean that certain Amended and Restated Agreement of Limited Partnership of WMC Partners, L.P., dated as of the date hereof, a copy of which is appended hereto as ATTACHMENT 1.123, as amended, modified or supplemented from time to time.

    (b) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                       Section
                  ----                                       -------
          Balance Sheet Differential                         4.3(b)
          Final New Par Adjustment                           5.11
          Incremental Percentages                            5.6(b)
          Net Asset Value                                    4.2(3)
          New Par Quarterly Adjustments                      4.7(b)
          Phase II Closing Percentages                       5.4
          Quarterly Adjustment Amount                        5.6(a)
          Quarterly Percentages                              5.6(b)
          Quarterly Records                                  5.9
          Quarterly Values                                   5.10
          San Diego Taxes                                    3.1(f)(ii)
          Tucson Taxes                                       3.2(f)(i)

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

    2.1 Representations and Warranties of USW. USW hereby represents and warrants to ATI that each of the following statements was true and correct as of the Effective Date, and, except as otherwise expressly stated herein, will be true and correct as of the Phase I Closing and the Phase II Closing as if made on and as of such dates.

         (a)  Corporate Organization.

              (i) USW is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Organization Agreement and the Related Agreements and to carry out the provisions of this Organization Agreement and the Related Agreements and consummate the Transactions contemplated hereby and thereby. USW is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on USW and its Subsidiaries, taken as a whole.

              (ii) All Domestic Cellular Assets currently owned, directly or indirectly, in whole or in part, by USW are held, owned or operated, directly or indirectly, by NewVector or by a Subsidiary of NewVector. Except for the interest it holds in Cascade Mobile Communications, L.P., NewVector is not engaged, directly or indirectly, in the conduct or ownership of any business or activity other than the Domestic Cellular Business.

              (iii) NewVector is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. NewVector is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole.

              (iv) Each corporate Subsidiary of NewVector is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its property and to carry on its business as now conducted. Each such Subsidiary is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole.

              (v) Each partnership Subsidiary of NewVector is a general or limited partnership duly organized and validly existing in its state of organization and has all requisite partnership power and authority to own and operate its properties and to carry on its business as now conducted. Each such partnership Subsidiary is duly qualified in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole.

         (b)  Capitalization: Ownership of Shares.

              (i) SCHEDULE 2.1(b)(i) contains a true, current, and complete list of the authorized, issued and outstanding capital stock (including the par or stated value thereof) of NewVector. All issued and outstanding shares of capital stock of NewVector are duly authorized, validly issued, fully paid, and non-assessable. USW has good legal title to, and beneficial ownership of, such shares of NewVector free and clear of all Liens, restrictions, equities, options or claims whatsoever, except as set forth on SCHEDULE 2.1(b)(i). USW has full authority to transfer, convey, and deliver such shares free and clear of all Liens, restrictions, equities, options, and claims. Except for this Organization Agreement and the Related Agreements, there are no outstanding subscriptions, options, warrants, calls, rights, commitments, rights of exchange, plans, arrangements, understandings or other agreements of any kind or character relating to or providing for the issuance, sale, delivery or transfer of securities of any class of NewVector stock (including any right of conversion or exchange under any outstanding security or other instrument) to any Person.

              (ii) SCHEDULE 2.1(b)(ii) contains a true, current, and complete list of (A) the name of each corporate Subsidiary of NewVector, (B) the state of incorporation of such Subsidiary, (C) the states where such Subsidiary is qualified to do business, (D) the authorized, issued and outstanding capital stock (including the par or stated value thereof) of each Subsidiary, and (E) the number of shares and percentage of issued and outstanding capital stock of each Subsidiary beneficially owned by NewVector. The issued and outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid, and non-assessable. NewVector or a wholly owned Subsidiary of NewVector has good legal title to, and beneficial ownership of, such shares free and clear of all

Liens, restrictions, equities, options or claims whatsoever, except as set forth on SCHEDULE 2.1(b)(ii). There are no outstanding subscriptions, options, warrants, calls, rights, commitments, rights of exchange, plans, arrangements, understandings or other agreements of any kind or character relating to or providing for the issuance, sale, delivery or transfer of securities of any class of stock of any corporate Subsidiary of NewVector (including any right of conversion or exchange under any outstanding security or other instrument) to any Person.

              (iii) SCHEDULE 2.1(b)(iii) contains a true, current, and complete list of (A) the name of each partnership Subsidiary of NewVector, (B) the state of organization of each such Subsidiary, (C) the states where each such Subsidiary is qualified to do business, and (D) the general and limited partnership interests in each such Subsidiary beneficially owned by NewVector. NewVector or a Subsidiary of NewVector has good legal title to, and beneficial ownership of, its partnership interest in each such Subsidiary. Except as set forth on SCHEDULE 2.1(b)(iii) or in any Cellular Partnership Agreement for a partnership listed on SCHEDULE 2.1(b)(iii), NewVector or a Subsidiary of NewVector owns each such interest free and clear of all Liens, restrictions, equities, options or claims whatsoever. Except as set forth on SCHEDULE 2.1(b)(iii), there are no outstanding subscriptions, options, calls, rights, commitments, rights of exchange, plans, arrangements, understandings or other agreements of any kind or character relating to or providing for the issuance, sale, delivery or transfer of partnership interests of any partnership Subsidiary of NewVector (including any right of conversion or exchange under any outstanding agreement or instrument) to any Person. USW has furnished to ATI true and complete copies of all Cellular Partnership Agreements for all partnerships listed on SCHEDULE 2.1(b)(iii).

              (iv) SCHEDULE 2.1(b)(iv) contains a true, current, and complete list of all Domestic Cellular Investments owned or held by each USW Party, including the Percentage Interest held in each Domestic Cellular Investment Entity by such USW Party as a general and/or as a limited partner. Either NewVector or one of its Subsidiaries has good legal title to, and beneficial ownership of, such interests. Except as set forth on SCHEDULE 2.1(b)(iv) or in any Cellular Partnership Agreement for a partnership listed on SCHEDULE 2.1(b)(iv), NewVector or one of its Subsidiaries owns such interests free and clear of all Liens, encumbrances, restrictions, equities, options or claims whatsoever. USW has furnished to ATI true and complete copies of all certificates or articles of incorporation and by-laws, partnership agreements or joint venture agreements for all Domestic Cellular Investment Entities listed on
SCHEDULE 2.1(b)(iv).

         (c) Authority. This Organization Agreement and the Related Agreements and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action on the part of the USW Parties. This Organization Agreement has been duly executed and delivered by a duly authorized officer of USW and constitutes a valid and binding agreement of USW, enforceable against USW in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

         (d)  Authorizations and Consents; No Violation.

              (i) Except as disclosed on one of the Schedules referenced in this
SECTION 2.1(d), neither the execution and delivery of this Organization Agreement nor the consummation of the Transactions contemplated by this Organization Agreement and the Related Agreements will (A) conflict with, or result in any breach or violation of, any provision of the certificates or articles of incorporation or by-laws of any of the USW Parties; (B) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a Lien or give rise to any right of termination, modification, cancellation, prepayment or acceleration under any order, writ, injunction, decree, law, statute, rule or regulation, franchise, governmental permit or license or any mortgage, indenture, lease, Material Contract, agreement or other instrument of any USW Party or to which any USW Party or its respective properties is subject, except for breaches, violations, defaults, Liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole, or adversely affect the ability of USW to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements; (C) give rise to any option, right of first refusal or similar right of any third party with respect to any interest in any USW Party, USW Domestic Cellular Asset, USW Domestic Cellular Subsidiary or any USW Domestic Cellular Investment; or (D) require any Consent or Authorization to effectuate the Transactions contemplated by this Organization Agreement and the Related Agreements.

              (ii) SCHEDULE 2.1(d)(ii) contains a complete list of all Authorizations reasonably anticipated to be required to be obtained from any federal Governmental Body or court by any USW Party with respect to the consummation of the (A) Phase I Transactions and (B) Phase II Transactions contemplated by this Organization Agreement and the Related Agreements.

              (iii) SCHEDULE 2.1(d)(iii) contains a complete list of all Authorizations reasonably anticipated to be required to be obtained from any state public utility commission or other state, county or local Governmental Body by any USW Party with respect to the consummation of the (A) Phase I Transactions and

(B) Phase II Transactions contemplated by this Organization Agreement and the Related Agreements.

              (iv) Except as set forth in any Cellular Partnership Agreement, any Material Contract existing on the Effective Date (a copy of which was provided to ATI prior to the Effective Date) or other agreement referred to in
SECTION 2.1(b)(iii) or 2.1(b)(iv) hereof or in SCHEDULE 2.1(d)(iv) hereto, no Consents are reasonably anticipated to be required to be obtained pursuant to any partnership, joint venture or other similar agreement or any Material Contract to which any USW Party is a party with respect to the consummation of the (A) Phase I Transactions and (B) Phase II Transactions contemplated by this Organization Agreement and the Related Agreements.

         (e) Financial Statements. USW has furnished to ATI true and complete copies of the audited consolidated balance sheets at December 31, 1992 and 1993 ("BALANCE SHEETS"); audited consolidated income and cash flow statements of USW's Domestic Cellular Business for the fiscal years ended December 31, 1992, and December 31, 1993; an unaudited balance sheet at May 31, 1994; and unaudited consolidated income and cash flow statements for the five-month period ending May 31, 1994 (such Balance Sheets and income and cash flow statements are hereinafter collectively referred to as "FINANCIAL STATEMENTS"), setting forth the financial condition and results of operations of USW's Domestic Cellular Business as of the respective dates of the Financial Statements and for the periods covered thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified, except as expressly noted therein, and except that the May 31, 1994 Financial Statements do not contain footnotes. The Balance Sheets fairly present the financial condition of USW's Domestic Cellular Business as of the dates thereof. The consolidated income and cash flow statements fairly present the results of operations of USW's Domestic Cellular Business for the periods indicated. USW agrees to use reasonable efforts to furnish to ATI as soon as they are available true and correct unaudited Balance Sheets as of May 31, 1994, for each USW Domestic Cellular Subsidiary and USW Domestic Cellular Investment Entity.

         (f) Absence of Other Changes. Except as contemplated by this Organization Agreement or as set forth in SCHEDULE 2.1(f), from and after June 1, 1994, each of the USW Parties has conducted its Domestic Cellular Business in the ordinary and usual course and there has not been (i) any borrowing outside the ordinary course of business or incurrence of any obligations other than Permitted Liabilities or other liabilities incurred in the ordinary course of business; (ii) any Lien imposed on any of the properties or assets of any of the USW Parties (other than Permitted Liens); or (iii) any increases in compensation payable to officers and employees of

NewVector or any Subsidiary of NewVector, which in the aggregate may be expected to have a Material Adverse Effect on NewVector and the Subsidiaries of NewVector, taken as a whole. From and after June 1, 1994, there has not been any change in the business, financial condition, assets, liabilities or results of operation of USW's Domestic Cellular Business, other than as a result of a change resulting from general cellular industry conditions or as a result of a regulatory development affecting the cellular industry generally, which could reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole, or to affect adversely the ability of USW to consummate the Transactions and perform its obligations as contemplated by this Organization Agreement and the Related Agreements.

         (g) Compliance with Laws. Subject to SECTION 2.1(h) hereof, each of the USW Parties is in compliance with all laws, statutes, ordinances, regulations, rules, judgments, decrees, orders, and other requirements applicable to the operation of its Domestic Cellular Business, except for any non-compliances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole, or to affect adversely the ability of USW to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

         (h) MFJ. USW and USW's Domestic Cellular Business are subject to the terms of the MFJ, CECO and EO and must operate in conformance with their respective requirements and prohibitions. USW has reviewed this Organization Agreement and the Related Agreements attached hereto pursuant to its normal review procedures under the CECO and the EO and believes it can consummate the Transactions and perform its obligations as contemplated by this Organization Agreement and the Related Agreements.

         (i) Litigation. Except as disclosed on SCHEDULE 2.1(i), there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of USW, threatened against any USW Party or, to the knowledge of USW, pending or threatened against any USW Domestic Cellular Investment Entity, at law or in equity, before any court or Governmental Body, except actions, suits, investigations or proceedings which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole, or to affect adversely the ability of USW to consummate the Transactions and perform its obligations as contemplated by this Organization Agreement and the Related Agreements.

         (j) Licenses. The USW Parties and the USW Domestic Cellular Investment Entities have all material Licenses which are necessary to conduct USW's Domestic Cellular Business as it is presently conducted. Without limitation of the foregoing, the USW Parties and the USW Domestic Cellular Investment Entities hold the material Licenses identified on SCHEDULE 2.1(j), and all such material Licenses are valid and in full force and effect. No USW Party has made any untrue statement of fact, or omitted to disclose any fact, to any Governmental Body or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or could reasonably be expected to subject any of the material Licenses they hold to revocation or failure to renew. No event has occurred with respect to any of the material Licenses held by a USW Party or by a USW Domestic Cellular Investment Entity which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the material Licenses. USW has no reason to believe that any of the material Licenses identified on SCHEDULE 2.1(j) is not likely to be renewed in the ordinary course or that the holder of any such material License would not be entitled to a renewal expectancy as such term is defined in 47 C.F.R. Section
22.941 or any successor provisions and associated FCC policies.

         (k) Taxes. NewVector and its corporate Subsidiaries have each (i) filed, within the times and in the manner prescribed by law, and will continue to timely file through the Contribution Date all Returns required to be filed by or with respect to each of them, (ii) paid all Taxes shown to have become due pursuant to such Returns, and (iii) will continue to pay all Taxes payable pursuant to such Returns for periods ending on or before the Contribution Date. There are no Taxes of NewVector and its corporate Subsidiaries for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable and NewVector and its corporate Subsidiaries will continue to pay such Taxes for periods ending on or before the Contribution Date. Except as disclosed in SCHEDULE 2.1(k), no examination or audit of any Tax Return of NewVector or any of its corporate Subsidiaries is currently in progress, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of NewVector or any of its corporate Subsidiaries. Except as disclosed to ATI on a revised and updated SCHEDULE 2.1(k) delivered by the Phase I Closing, complete copies of (i) the federal Income Tax Returns of NewVector and its corporate Subsidiaries and
(ii) state and local Income Tax Returns and other Tax Returns of NewVector and its corporate Subsidiaries for each of the years ended December 31, 1989, 1990, 1991, 1992 and 1993 have been delivered or will be made available to ATI by the Phase I Closing. Except as set forth on the revised and updated SCHEDULE 2.1(k) to be delivered to ATI by the Phase I Closing, (A) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any Return, which action, suit, proceeding, investigation, audit, claim or assessment relates to NewVector or any of its corporate Subsidiaries, (B) all amounts required to be collected or withheld by NewVector of any of its corporate Subsidiaries with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (C) no extension of time within which to file any Return that relates to NewVector or any of its corporate Subsidiaries has been requested which Return has not since been filed, (D) there are no tax rulings, requests for rulings, or closing agreements relating to NewVector or any of its corporate Subsidiaries which could affect their liability for Taxes for any period after the Phase I Closing, (E) all federal, state and local (x) Income Tax Returns of NewVector and each of its corporate Subsidiaries, and (y) consolidated, combined or unitary Income Tax Returns, which include NewVector or any of its corporate Subsidiaries, with respect to taxable periods through the year ended December 31, 1989 have been examined and closed or are Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (F) no power of attorney has been granted by USW or NewVector or any of its corporate Subsidiaries with respect to any matter relating to Taxes of the NewVector or its corporate Subsidiaries which is currently in force, (G) neither USW nor any corporate Subsidiary thereof has filed a consent under section 341(f) of the Code or any comparable state provision, and (H) there are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of NewVector or any of its corporate Subsidiaries. Except as set forth on the revised and updated SCHEDULE 2.1(k) to be delivered to ATI by the Phase I Closing, NewVector and each of its corporate Subsidiaries has been an includable member of the affiliated group (within the meaning of section 1504 of the Code) of which USW is the parent corporation and has joined in filing a consolidated return since the date on which each was incorporated and will be an includable member of such affiliated group included in USW's consolidated return through the Contribution Date. Any Tax Sharing Arrangement that may exist between a USW Transferred Subsidiary, on the one hand, and USW or any Affiliate of USW, on the other hand, shall terminate, and any obligations to make payments under any such Tax Sharing Arrangement shall be canceled, as of the Contribution Date.

         (l)  Material Contracts and Related Party Agreements.

              (i) SCHEDULE 2.1(l)(i) contains a true and complete list of all Material Contracts (including Related Party Agreements, if applicable) to which any USW Party was a party as of the Effective Date.

              (ii) Each contract listed in SCHEDULE 2.1(l)(i) was in full force and effect on the Effective Date, and there exists no default or event, occurrence, condition or act (including the consummation of the Transactions) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder by any USW Party or by any other party thereto which could reasonably be expected to result in a Material Adverse Effect on NewVector and the Subsidiaries of NewVector, taken as a whole, or to affect adversely the ability of USW to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

              (iii) All Related Party Agreements to which any USW Party is a party have been entered into in the ordinary course of business and contain terms no more and no less favorable to either party than would be the case in an arm's-length transaction.

         (m)  Employment and Non-Competition Agreements. Except as set forth in
SCHEDULE 2.1(m), neither NewVector nor any Subsidiary of NewVector is a party to any employment agreement or is a party to or otherwise bound by any non-competition, non- solicitation or other similar agreement relating to its Domestic Cellular Business.

         (n)  Assets.

              (i) Each USW Party has (A) good and marketable fee title to all its Owned Property and (B) good and valid title to the leasehold estates in all its Leased Property, in each case free and clear of all Liens other than Permitted Liens. The Owned Property and the Leased Property of the USW Parties include all rights and properties necessary to the conduct of such parties' Domestic Cellular Businesses in the manner in which they are presently conducted.

              (ii) There exists no default, or event which with the passage of time or notice or both would constitute a default, by any USW Party with respect to any indebtedness, mortgage, pledge or other hypothecation, the payment of which is secured by a security interest in all or part of any USW Party's Domestic Cellular Assets which could reasonably be expected to result in a Material Adverse Effect on NewVector and the Subsidiaries of NewVector, taken as a whole, or to affect adversely the ability of USW to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements. None of the USW Parties' Domestic Cellular Assets is subject to any Lien that would impair or prevent the continued conduct of USW's Domestic Cellular Business as it has been conducted.

              (iii) All of the buildings, structures, appurtenances, and equipment used in USW's Domestic Cellular Business are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used, except for conditions which would not, singly or in the aggregate, have a Material Adverse Effect on

NewVector and its Subsidiaries, taken as a whole. None of such buildings, structures, appurtenances or equipment, nor the operation or maintenance thereof, violates in any material respect any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation or encroaches on any property owned by others. No condemnation proceeding is pending or, to the knowledge of USW, threatened which would preclude or impair the use of any such property for the purposes for which it is currently used.

         (o) Intellectual Property. A USW Party owns the entire right, title and interest in and to all Intellectual Property (including Trademarks and Trade Names) used in, and material to the conduct of, USW's Domestic Cellular Business. All such Intellectual Property is owned or used pursuant to defensible licenses or other legal arrangements. There are no pending or, to the knowledge of USW, threatened proceedings or litigation or other adverse claims affecting or relating to such Intellectual Property, nor to the knowledge of USW any reasonable basis upon which a claim may be asserted by or against any USW Party for infringement of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect on the USW Parties, taken as a whole. All Intellectual Property used in, and material to the conduct of, USW's Domestic Cellular Business will be transferred or licensed to WMC at the Phase I Closing pursuant to one or more license agreements and will be usable by WMC in the conduct of its Domestic Cellular Business on the same terms as such Intellectual Property is currently being used by the USW Parties in the conduct of USW's Domestic Cellular Business.

         (p)  Employee Benefit Programs.

              (i) SCHEDULE 2.1(p)(i) sets forth a true and complete list of all Employee Benefit Programs to which NewVector or any Subsidiary of NewVector is a party or contributes or is currently obligated to contribute ("NV-Employee Benefit Programs"). USW has provided to ATI a true and complete list of all executives of NewVector and the Subsidiaries of NewVector for whom individual agreements pertaining to Employee Benefit Programs are under consideration by NewVector or any Subsidiary of NewVector (such agreements, if and when entered into, to be considered NV-Employee Benefit Programs for purposes of this Organization Agreement).

              (ii) USW provided to ATI prior to the Effective Date complete, accurate, and current copies of each of the following:

                   (A) The text, including amendments, of each of the NV-Employee Benefit Programs, to the extent reduced to writing;

                   (B) A written description of all material elements of the NV-Employee Benefit Programs, to the extent not previously reduced to writing;

                   (C) With respect to any NV-Employee Benefit Program described in Section 3(3) of ERISA that is required to prepare such a document or make such a filing: (I) the most recent summary plan description, as described in
Section 102 of ERISA, (II) any summary of material modifications that has been distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated into an updated summary plan description furnished under Subparagraph (I) above, and (III) the annual report, as described in
Section 103 of ERISA or Section 6039D of the Code, as applicable, for the most recent plan year for which an annual report has been prepared, and any required actuarial and financial statements, opinions and schedules;

                   (D) Where applicable, the actuarial reports for the most recent three (3) reporting periods for which such a report has been prepared for any NV-Employee Benefit Program;

                   (E) The trust agreement or other funding instrument for each NV-Employee Benefit Program which is funded;

                   (F) For each NV-Employee Benefit Program that is intended to meet the qualification requirements of Section 401(a) of the Code ("NV-Qualified Plan"), the most recent request for a determination concerning the plan's qualification under Section 401(a) of the Code, as filed with the Internal Revenue Service ("IRS"); and

                   (G) For each NV-Qualified Plan, the most recent determination concerning the plan's qualification under Section 401(a) of the Code, as issued by the IRS.

              (iii) Each NV-Employee Benefit Program is in compliance with the applicable provisions of ERISA, the Code, and other federal or state law, including all requirements under the Code and ERISA for filing reports (which were true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the NV-Employee Benefit Program, except for such noncompliances and failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole.

              (iv) Each NV-Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.

              (v) Neither NewVector nor any Subsidiary of NewVector is a party to, makes, is making or is obligated to make contributions or has made, or been obligated to make, contributions at any time during the immediately preceding period covering at least five (5) plan years to a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA.

              (vi) Neither NewVector nor any Subsidiary of NewVector expects to incur any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to any NV-Employee Benefit Program.

              (vii) Except as set forth in SCHEDULE 2.1(p)(vii), none of the NV-Qualified Plans subject to Title IV of ERISA has any unfunded pension liability. For purposes of this SECTION 2.1(p)(vii), an NV-Qualified Plan has an unfunded pension liability if the plan is subject to Section 412(m) of the Code and the plan's benefit liabilities under Section 4001(a)(16) of ERISA exceed the current value of the plan's assets, determined in accordance with the assumptions used by the NV-Qualified Plan's actuaries for funding the plan pursuant to Section 412 of the Code for the applicable plan year. Neither NewVector nor any Subsidiary of NewVector has transferred any unfunded pension liability outside of the ERISA Affiliates or otherwise has engaged in a transaction subject to Section 4069 of ERISA.

              (viii) All contributions, premiums or other payments due from NewVector or any Subsidiary of NewVector to, or under, any NV-Employee Benefit Program have been fully paid as required by law or by the terms of any such Employee Benefit Program; all contributions, premiums, or other payments due from NewVector or any Subsidiary of NewVector to, or under, any NV-Employee Benefit Program have been adequately provided for on the books and financial statements of NewVector or the Subsidiary of NewVector, as the case may be; and no accumulated funding deficiency, as defined in Section 302 of ERISA and
Section 412(m) of the Code, whether or not waived, exists with respect to an NV-Employee Benefit Program.

              (ix) There are no pending or, to the knowledge of USW, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (A) any NV-Employee Benefit Program or (B) any fiduciary with respect to any NV-Employee Benefit Program for which NewVector or a Subsidiary of NewVector may be directly or indirectly liable, through indemnification obligations or otherwise.

              (x) Within the six-year period ending on the date of reference, neither NewVector nor any Subsidiary of NewVector has engaged, directly or indirectly, in (A) a nonexempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any

Employee Benefit Program that has a reasonable likelihood of having a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole, or (B) any act or omission constituting a violation of Section 404 of ERISA.

              (xi) The Transactions contemplated by this Organization Agreement do not invoke any change-in-control provision in any NV-Employee Benefit Program.

              (xii) NewVector and each Subsidiary of NewVector is in compliance with the health care continuation provisions of Sections 162(k), before amendment, and 4980B of the Code and the regulations thereunder with respect to such requirements.

              (xiii) Except as provided in the WMC Employee Agreement or the PCS Par Employee Agreement, neither NewVector nor any Subsidiary of NewVector has any liability or expects to incur any liability with respect to any Employee Benefit Program to which neither NewVector nor any Subsidiary of NewVector is a party, contributes or is obligated to contribute.

         (q) Labor Matters. Each of NewVector and each NewVector Subsidiary has complied with all applicable laws and regulations in all material respects relating to the employment of labor, including those related to wages, hours, occupational health and safety, workers' compensation, collective bargaining, unlawful discrimination, and the payment of Social Security and similar taxes pertaining to its Domestic Cellular Business. To the knowledge of USW, there are no threatened labor controversies, strikes or work stoppages with any of the employees performing work in a Domestic Cellular Business. Neither NewVector nor any Subsidiary of NewVector is a party to any collective bargaining agreement, nor are any collective bargaining agreements currently being negotiated with respect to the employees of NewVector or any NewVector Subsidiary in its Domestic Cellular Business. Except as set forth in SCHEDULE 2.1(i), there are no pending employment-related issues, including without limitation governmental audits, disputes (including those listed in SCHEDULE 2.1(q) hereto), litigation, labor controversies, strikes or work stoppages with or regarding any of the employees performing work in the Domestic Cellular Business that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole. NewVector and each Subsidiary of NewVector have properly verified the identity and authorization to work in the United States and have properly completed and retained INS forms I-9 for all employees where required by the Immigration Reform and Control Act of 1986 and related statutes. All individuals who are performing or have performed services for NewVector or any NewVector Subsidiary and are or were classified as "independent contractors" for tax purposes qualify for such classification.

         (r)  Environmental Compliance and Liabilities.

              (i) Except as set forth in SCHEDULE 2.1(r), USW has no knowledge of any conditions that exist with respect to any Owned Property, Leased Property or other property operated by NewVector, any Subsidiary of NewVector or any USW Domestic Cellular Investment Entity that would be likely to subject NewVector or any Subsidiary of NewVector to any liability or damages (including, without limitation, actual, consequential, exemplary or punitive damages), penalties, injunctive relief or cleanup costs under any Environmental Law or that require or are likely to require cleanup, removal, remedial action or other response by NewVector or any Subsidiary of NewVector pursuant to any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole.

              (ii) Except as set forth in SCHEDULE 2.1(r), each of NewVector and its Subsidiaries is in substantial compliance with all applicable Environmental Laws, which compliance includes, without limitation, (A) the possession by NewVector and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, (B) compliance with notification, reporting, and registration provisions of applicable Environmental Laws, and (C) compliance with all statutory and regulatory standards under applicable Environmental Laws.

              (iii) Neither NewVector nor any of its Subsidiaries is a party to any litigation or administrative proceeding, nor, to the knowledge of USW, is any litigation or administrative proceeding threatened against NewVector or any of its Subsidiaries that asserts or alleges that NewVector or any of its Subsidiaries or its or their predecessors violated or is violating any Environmental Law or that NewVector or any of its Subsidiaries or its or their predecessors is required to clean up, remove or take remedial or other responsive action due to the use, storage, treatment, disposal, discharge, leaking or release of any Substance of Concern. Except as set forth in SCHEDULE 2.1(r), there are no claims under any Environmental Law pending against NewVector or any of its Subsidiaries or against any Person whose liability for any claim NewVector or any of its Subsidiaries has retained or assumed either contractually or by operation of law, and neither NewVector nor any of its Subsidiaries nor any of its or their predecessors, nor any part of the Domestic Cellular Assets of NewVector or any of its Subsidiaries, is subject to any judgment, decree, order or citation related to or arising out of any Environmental Law, and neither NewVector nor any of its Subsidiaries has been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating to any Environmental Law. Except as set forth in SCHEDULE 2.1(r), neither NewVector nor any of its Subsidiaries has received any written communication from a Governmental Body that alleges that NewVector or any of its Subsidiaries is not in full compliance with the Environmental Laws. To the knowledge of USW, except as set forth in SCHEDULE 2.1(r), no USW Domestic Cellular Investment Entity is a party to any litigation or administrative proceeding, nor is any litigation or administrative proceeding threatened against a USW Domestic Cellular Investment Entity, arising under any Environmental Law which would likely have a Material Adverse Effect, singly or in the aggregate, on the business, operations or financial condition of NewVector and its Subsidiaries, taken as a whole, or adversely affect the ability of USW to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

              (iv) Except as set forth in SCHEDULE 2.1(r), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Substance of Concern, that could form the basis of any claim arising under Environmental Laws against NewVector or any of its Subsidiaries or against any Person whose liability for any claim arising under Environmental Laws NewVector or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

              (v) USW will, upon request by ATI, provide ATI with true and complete copies of all environmental assessments that have heretofore been performed on all Owned Property or Leased Property operated by NewVector or any of its Subsidiaries and of all notices or other materials listed in SCHEDULE 2.1(r).

         (s) Other Liabilities. Except (i) as disclosed in SCHEDULE 2.1(s) or any other Schedule attached to this Organization Agreement, (ii) as reflected on the Balance Sheets or otherwise referred to in the Financial Statements (including footnotes to the Financial Statements), or (iii) incurred in the ordinary course of business or otherwise permitted by this Organization Agreement, there are no outstanding claims, liabilities or indebtedness of any nature, secured or unsecured, contingent or absolute, matured or unmatured, known or unknown, which would likely have a Material Adverse Effect, singly or in the aggregate, on the business, operations or financial condition of NewVector and its Subsidiaries, taken as a whole, or adversely affect the ability of USW to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

         (t) Insurance. USW's Domestic Cellular Assets and the conduct of USW's Domestic Cellular Business are adequately self-insured by USW or adequately insured (in the manner and to the extent customary for businesses engaged in the same or similar business) by financially sound and reputable insurers. Any such policies are, and each of the USW Parties will cause such policies or renewals thereof to remain, in full force and effect.

         (u) Finders; Investment Bankers. Neither USW nor any of its Affiliates, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions contemplated by this Organization Agreement and the Related Agreements that would be a liability of ATI, WMC, PCS Par or any of USW's Domestic Cellular Assets, Domestic Cellular Subsidiaries or Domestic Cellular Investments.

    2.2 Representations and Warranties of ATI. ATI hereby represents and warrants to USW that each of the following statements was true and correct as of the Effective Date and, except as otherwise expressly stated herein, will be true and correct as of the Phase I Closing and the Phase II Closing, as if made on and as of such dates.

         (a)  Corporate Organization.

              (i) ATI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Organization Agreement and the Related Agreements and to carry out the provisions of this Organization Agreement and the Related Agreements and consummate the Transactions contemplated hereby and thereby, except for the approval by the board of directors of ATI of a certificate of designation with respect to the preferred stock referred to in the Agreement of Exchange. ATI is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on ATI and its Subsidiaries, taken as a whole.

              (ii) All Domestic Cellular Assets currently owned, directly or indirectly, in whole or in part, by ATI are held, owned or operated, directly or indirectly, by the ATI Cellular Subsidiaries, except for a 14.74% partnership interest in CMT Partners held by AirTouch Paging of California. The ATI Cellular Subsidiaries are not engaged, directly or indirectly, in the conduct or ownership of any business or activity other than the Domestic Cellular Business.

              (iii) Each of the ATI Cellular Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Each of the ATI Cellular Subsidiaries is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole.

              (iv) Each corporate Subsidiary of an ATI Cellular Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its property and to carry on its business as now conducted. Each such Subsidiary is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole.

              (v) Each partnership Subsidiary of an ATI Cellular Subsidiary is a general or limited partnership duly organized and validly existing in its state of organization and has all requisite partnership power and authority to own and operate its properties and to carry on its business as now conducted. Each such partnership Subsidiary is duly qualified in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or could reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole.

         (b)  Capitalization: Ownership of Shares.

              (i) SCHEDULE 2.2(b)(i) contains a true, current and complete list of the authorized, issued and outstanding capital stock (including the par or stated value thereof) of ATI, as of the Effective Date, and of each ATI Cellular Subsidiary. All issued and outstanding shares of capital stock of ATI and each ATI Cellular Subsidiary are duly authorized, validly issued, fully paid, and non-assessable. ATI has good legal title to, and beneficial ownership of, all issued and outstanding shares of each ATI Cellular Subsidiary free and clear of all Liens, restrictions, equities, options or claims whatsoever, except as set forth in SCHEDULE 2.2(b)(i). ATI has full authority to transfer, convey and deliver such shares of each ATI Cellular Subsidiary free and clear of all Liens, restrictions, equities, options and claims. Except for this Organization Agreement and the Related Agreements, there are no outstanding subscriptions, options, warrants, calls, rights, commitments, rights of exchange, plans, arrangements, understandings or other agreements of any kind or character relating to or providing for the issuance, sale, delivery or transfer of any class of capital stock of any ATI Cellular Subsidiary (including any right of conversion or exchange under any outstanding security or other instrument) to any Person.

              (ii) SCHEDULE 2.2(b)(ii) contains a true, current and, complete list of (A) the name of each corporate Subsidiary of the ATI Cellular Subsidiaries, (B) the state of incorporation of each corporate Subsidiary of the ATI Cellular Subsidiaries, (C) the states where each Subsidiary is qualified to do business, (D) the authorized, issued and outstanding capital stock (including the par or stated value thereof) of each Subsidiary, and (E) the number of shares and percentage of issued and outstanding capital stock of each Subsidiary beneficially owned by each ATI Cellular Subsidiary. The issued and outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid, and non-assessable. An ATI Cellular Subsidiary or a Subsidiary of an ATI Cellular Subsidiary has good legal title to, and beneficial ownership of, such shares free and clear of all Liens, restrictions, equities, options or claims whatsoever, except as set forth on SCHEDULE 2.2(b)(ii). There are no outstanding subscriptions, options, warrants, calls, rights, commitments, rights of exchange, plans, arrangements, understandings or other agreements of any kind or character relating to or providing for the issuance, sale, delivery or transfer of securities of any class of stock of any corporate Subsidiary of an ATI Cellular Subsidiary (including any right of conversion or exchange under any outstanding security or other instrument) to any Person.

              (iii) SCHEDULE 2.2(b)(iii) contains a true, current, and complete list of (A) the name of each partnership Subsidiary of the ATI Cellular Subsidiaries, (B) the state of organization of each such Subsidiary, (C) the states where each such Subsidiary is qualified to do business, and (D) the general and limited partnership interests in each such Subsidiary beneficially owned by each ATI Cellular Subsidiary. An ATI Cellular Subsidiary or a Subsidiary of an ATI Cellular Subsidiary has good legal title to, and beneficial ownership of, its partnership interest in each such Subsidiary. Except as set forth on SCHEDULE 2.2(b)(iii) or in any Cellular Partnership Agreement for a partnership listed in SCHEDULE 2.2(b)(iii), an ATI Cellular Subsidiary or a Subsidiary of an ATI Cellular Subsidiary owns each such interest free and clear of all Liens, restrictions, equities, options or claims whatsoever. Except as set forth on SCHEDULE 2.2(b)(iii), there are no outstanding subscriptions, options, calls, rights, commitments, rights of exchange, plans, arrangements, understandings or other agreements of any kind or character relating to or providing for the issuance, sale, delivery or transfer of partnership interests of any partnership Subsidiary of an ATI Cellular Subsidiary (including any right of conversion or exchange under any outstanding agreement or instrument) to any Person. ATI has furnished to USW true and complete copies of all Cellular

Partnership Agreements for all partnerships listed on SCHEDULE 2.2(b)(iii).

              (iv) SCHEDULE 2.2(b)(iv) contains a true, current, and complete list of all Domestic Cellular Investments owned or held by each ATI Party, including the Percentage Interest held in each Domestic Cellular Investment Entity by such ATI Party as a general partner and/or as a limited partner. Either an ATI Cellular Subsidiary or one of its Subsidiaries has good legal title to, and beneficial ownership of, such interests. Except as set forth on
SCHEDULE 2.2(b)(iv) or in any Cellular Partnership Agreement for a partnership listed on SCHEDULE 2.2(b)(iv), an ATI Cellular Subsidiary or one of its Subsidiaries owns such interests free and clear of all Liens, encumbrances, restrictions, equities, options or claims whatsoever. ATI has furnished to USW true and complete copies of all certificates or articles of incorporation and by-laws, partnership agreements or joint venture agreements for all Domestic Cellular Investment Entities listed on SCHEDULE 2.2(b)(iv).

         (c) Authority. This Organization Agreement and the Related Agreements and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action on the part of the ATI Parties, except for the approval by the board of directors of ATI of a certificate of designation with respect to the preferred stock referred to in the Agreement of Exchange. This Organization Agreement has been duly executed and delivered by a duly authorized officer of ATI and constitutes a valid and binding agreement of ATI, enforceable against ATI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. In the event that ATI or any of the ATI Cellular Subsidiaries shall change the state of its incorporation in any form of transaction, this Organization Agreement and the Related Agreements and the consummation of the Transactions contemplated hereby will have been duly authorized by all necessary corporate or partnership action, and this Organization Agreement will continue to be a valid and binding agreement of ATI, enforceable against ATI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

         (d)  Authorizations and Consents; No Violation.

              (i) Except as disclosed on one of the Schedules referenced in this
SECTION 2.2(d), neither the execution and delivery of this Organization Agreement nor the consummation of the Transactions contemplated by this Organization Agreement and the Related Agreements will (A) conflict with, or result in any breach or violation of, any provision of the certificates or articles of incorporation or by-laws of any of the ATI Parties; (B) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a Lien or give rise to any right of termination, modification, cancellation, prepayment or acceleration under any order, writ, injunction, decree, law, statute, rule or regulation, franchise, governmental permit or license or any mortgage, indenture, lease, Material Contract, agreement or other instrument of any ATI Party or to which any ATI Party or its respective properties is subject, except for breaches, violations, defaults, Liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or adversely affect the ability of ATI to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements; (C) give rise to any option, right of first refusal or similar right of any third party with respect to any interest in any ATI Party, ATI Domestic Cellular Asset, ATI Domestic Cellular Subsidiary or any ATI Domestic Cellular Investment; or (D) require any Consent or Authorization to effectuate the Transactions contemplated by this Organization Agreement and the Related Agreements.

              (ii) SCHEDULE 2.2(d)(ii) contains a complete list of all Authorizations reasonably anticipated to be required to be obtained from any federal Governmental Body or court by any ATI Party with respect to the consummation of the (A) Phase I Transactions and (B) Phase II Transactions contemplated by this Organization Agreement and the Related Agreements.

              (iii) SCHEDULE 2.2(d)(iii) contains a complete list of all Authorizations reasonably anticipated to be required to be obtained from any state public utility commission or other state, county or local Governmental Body by any ATI Party with respect to the consummation of the (A) Phase I Transactions and (B) Phase II Transactions contemplated by this Organization Agreement and the Related Agreements.

              (iv) Except as set forth in any Cellular Partnership Agreement, any Material Contract existing on the Effective Date (a copy of which was provided to USW prior to the Effective Date) or other agreement referred to in
SECTION 2.2(b)(iii) or 2.2(b)(iv) hereof or in SCHEDULE 2.2(d)(iv) hereto, no Consents are reasonably anticipated to be required to be obtained pursuant to any partnership, joint venture or other similar agreement or any Material Contract to which any ATI Party is a party with respect to the consummation of the (A) Phase I Transactions and (B) Phase II Transactions contemplated by this Organization Agreement and the Related Agreements.

         (e)  Financial Statements.

              (i) ATI has furnished to USW true and complete copies of the unaudited consolidated balance sheets at December 31, 1992 and 1993 ("BALANCE SHEETS"); consolidated income and cash flow statements of ATI's Domestic Cellular Business for the fiscal years ended December 31, 1992, and December 31, 1993; an unaudited balance sheet at May 31, 1994; and consolidated income and cash flow statements for the five-month period ending May 31, 1994 (such Balance Sheets and income and cash flow statements are hereinafter collectively referred to as "FINANCIAL STATEMENTS"), setting forth the financial condition and results of operations of ATI's Domestic Cellular Business as of the respective dates of the Financial Statements and for the periods covered thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified, except as expressly noted therein and except that the Financial Statements do not include footnotes. The Balance Sheets fairly present the financial condition of ATI's Domestic Cellular Business as of the dates thereof, except as expressly noted therein or as set forth in SCHEDULE 2.2(e). The consolidated income and cash flow statements fairly present the results of operations of ATI's Domestic Cellular Business for the periods indicated, except as expressly noted therein or as set forth in SCHEDULE 2.2(e). ATI agrees to use reasonable efforts to furnish to USW as soon as they are available unaudited Balance Sheets as of May 31, 1994, for each ATI Domestic Cellular Subsidiary and ATI Domestic Cellular Investment Entity.

              (ii) ATI covenants and agrees to use reasonable efforts to furnish promptly to USW after the date hereof historical financial information for New Par for the periods, and containing the line items (including as to customer information) that previously was furnished to USW with respect to ATI's other Domestic Cellular Assets, Domestic Cellular Subsidiaries, and Domestic Cellular Investments. ATI represents and warrants that such historical financial information, when viewed in the aggregate, will not be inconsistent in any material respect with the publicly available financial information for New Par for the corresponding periods. In the event that, after reviewing such information, USW determines that it believes ATI's representation in the preceding sentence has been breached, USW must notify ATI of such determination in writing promptly, and in no event later than 30 days after the furnishing of the last items of such information. Notwithstanding anything to the contrary elsewhere in this Organization Agreement, in the event that no such notice is provided within such period, the representation and warranty set forth in this
SECTION 2.2(e)(ii) shall not survive beyond such period.

         (f) Absence of Other Changes. Except as contemplated by this Organization Agreement or as set forth in

SCHEDULE 2.2(f), from and after June 1, 1994, each of the ATI Parties has conducted its Domestic Cellular Business in the ordinary and usual course and there has not been (i) any borrowing outside the ordinary course of business or incurrence of any obligations other than Permitted Liabilities or other liabilities incurred in the ordinary course of business; (ii) any Lien imposed on any of the properties or assets of any of the ATI Parties (other than Permitted Liens); or (iii) any increases in compensation payable to officers and employees of any of the ATI Domestic Cellular Subsidiaries or their Subsidiaries, which in the aggregate may be expected to have a Material Adverse Effect on the ATI Domestic Cellular Subsidiaries and their Subsidiaries, taken as a whole.

         (g) Compliance with Laws. Each of the ATI Parties is in compliance with all laws, statutes, ordinances, regulations, rules, judgments, decrees, orders, and other requirements applicable to the operation of its Domestic Cellular Business, except for any non-compliances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or to affect adversely the ability of ATI to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

         (h) MFJ. ATI acknowledges that USW is subject to the MFJ, CECO and EO and must operate in conformance to their requirements and prohibitions, including performance of the obligations as contemplated by this Organization Agreement and the Related Agreements.

         (i) Litigation. Except as disclosed on SCHEDULE 2.2(i), there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of ATI, threatened against any ATI Party or, to the knowledge of ATI, pending or threatened against any ATI Domestic Cellular Investment Entity, at law or in equity, before any court or Governmental Body, except actions, suits, investigations or proceedings which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or to affect adversely the ability of ATI to consummate the Transactions and perform its obligations as contemplated by this Organization Agreement and the Related Agreements.

         (j) Licenses. The ATI Parties and the ATI Domestic Cellular Investment Entities have all material Licenses which are necessary to conduct ATI's Domestic Cellular Business as it is presently conducted. Without limitation of the foregoing, the ATI Parties and the ATI Domestic Cellular Investment Entities hold the material Licenses identified on SCHEDULE 2.2(j), and all such material Licenses are valid and in full force and effect. No ATI Party has made any untrue statement of fact, or omitted to disclose any fact, to any Governmental Body or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or could reasonably be expected to subject any of the material Licenses they hold to revocation or failure to renew. No event has occurred with respect to any of the material Licenses held by an ATI Party or by an ATI Domestic Cellular Investment Entity which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the material Licenses. ATI has no reason to believe that any of the material Licenses identified on SCHEDULE 2.2(j) is not likely to be renewed in the ordinary course or that the holder of any such material License would not be entitled to a renewal expectancy as such term is defined in 47 C.F.R. Section 22.941 or any successor provisions and associated FCC policies.

         (k) Taxes. The ATI Cellular Subsidiaries and their corporate Subsidiaries have each (i) filed, within the times and in the manner prescribed by law, and will continue to timely file through the Contribution Date all Returns required to be filed by or with respect to each of them, (ii) paid all Taxes shown to have become due pursuant to such Returns, and (iii) will continue to pay all Taxes payable pursuant to such Returns for periods ending on or before the Contribution Date. There are no Taxes of the ATI Cellular Subsidiaries and their corporate Subsidiaries for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable and the ATI Cellular Subsidiaries and their corporate Subsidiaries will continue to pay such Taxes for periods ending on or before the Contribution Date. Except as disclosed in SCHEDULE 2.2(k), no examination or audit of any Tax Return of any ATI Cellular Subsidiary or any of their corporate Subsidiaries is currently in progress, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of any ATI Cellular Subsidiary or any of its corporate Subsidiaries. Except as disclosed to USW on a revised and updated SCHEDULE 2.2(k) delivered by the Phase I Closing, complete copies of (i) the federal Income Tax Returns of the ATI Cellular Subsidiaries and their corporate Subsidiaries and (ii) state and local Income Tax Returns and other Tax Returns of the ATI Cellular Subsidiaries and their corporate Subsidiaries for each of the years ended December 31, 1989, 1990, 1991, 1992 and 1993 have been delivered or will be made available to USW by the Phase I Closing. Except as set forth on the revised and updated SCHEDULE 2.2(k) to be delivered to USW by the Phase I Closing, (A) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any Return, which action, suit, proceeding, investigation, audit, claim or assessment relates to any of the ATI Cellular Subsidiaries or their corporate Subsidiaries, (B) all amounts required to be collected or withheld by any of the ATI Cellular Subsidiaries or their corporate Subsidiaries with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (C) no extension of time within which to file any Return that relates to any of the ATI Cellular Subsidiaries or their corporate Subsidiaries has been requested which Return has not since been filed,
(D) there are no tax rulings, requests for rulings, or closing agreements relating to the ATI Cellular Subsidiaries or their corporate Subsidiaries which could affect their liability for Taxes for any period after the Phase I Closing , (E) all federal, state and local (x) Income Tax Returns of each of the ATI Cellular Subsidiaries and their corporate Subsidiaries, and (y) consolidated, combined or unitary Income Tax Returns, which include any of the ATI Cellular Subsidiaries or their corporate Subsidiaries, with respect to taxable periods through the year ended December 31, 1989 have been examined and closed or are Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (F) no power of attorney has been granted by ATI or any of the ATI Cellular Subsidiaries or their corporate Subsidiaries with respect to any matter relating to Taxes of the ATI Cellular Subsidiaries or their corporate Subsidiaries which is currently in force, (G) neither ATI nor any corporate Subsidiary thereof has filed a consent under section 341(f) of the Code or any comparable state provision, and (H) there are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any of the ATI Cellular Subsidiaries or their corporate Subsidiaries. Except as set forth on the revised and updated SCHEDULE 2.2(k) to be delivered to USW by the Phase I Closing, each of the ATI Cellular Subsidiaries and their corporate Subsidiaries has been an includable member of the affiliated group (within the meaning of section 1504 of the Code) of which ATI is the parent corporation and has joined in filing a consolidated return since the date on which each was incorporated and will be an includable member of such affiliated group included in ATI's consolidated return through the Contribution Date. Any Tax Sharing Arrangement that may exist between an ATI Transferred Subsidiary, on the one hand, and ATI or any Affiliate of ATI, on the other hand, shall terminate, and any obligations to make payments under any such Tax Sharing Arrangement shall be canceled, as of the Contribution Date.

         (l)  Material Contracts and Related Party Agreements.

              (i) SCHEDULE 2.2(l)(i) contains a true and complete list of all Material Contracts (including Related Party Agreements, if applicable) to which any ATI Party was a party as of the Effective Date.

              (ii) Each contract listed in SCHEDULE 2.2(l)(i) was in full force and effect on the Effective Date, and there exists no default or event, occurrence, condition or act (including the consummation of the Transactions) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder by any ATI Party or by any other party thereto which could reasonably be expected to result in a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or to affect adversely the ability of ATI to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

              (iii) All Related Party Agreements to which any ATI Party is a party have been entered into in the ordinary course of business and contain terms no more and no less favorable to either party than would be the case in an arm's-length transaction.

         (m)  Employment and Non-Competition Agreements. Except as set forth in
SCHEDULE 2.2(m), no ATI Cellular Subsidiary nor any Subsidiary of an ATI Cellular Subsidiary is a party to any employment agreement or is a party to or otherwise bound by any non-competition, non-solicitation or other similar agreement relating to its Domestic Cellular Business.

         (n)  Assets.

              (i) Each ATI Party has (A) good and marketable fee title to all its Owned Property and (B) good and valid title to the leasehold estates in all its Leased Property, in each case free and clear of all Liens other than Permitted Liens. The Owned Property and the Leased Property of the ATI Parties include all rights and properties necessary to the conduct of such parties' Domestic Cellular Businesses in the manner in which they are presently conducted.

              (ii) There exists no default, or event which with the passage of time or notice or both would constitute a default, by any ATI Party with respect to any indebtedness, mortgage, pledge or other hypothecation, the payment of which is secured by a security interest in all or part of any ATI Party's Domestic Cellular Assets which could reasonably be expected to result in a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or to affect adversely the ability of ATI to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements. None of the ATI Parties' Domestic Cellular Assets is subject to any Lien that would impair or prevent the continued conduct of ATI's Domestic Cellular Business as it has been conducted.

              (iii) All of the buildings, structures, appurtenances, and equipment used in ATI's Domestic Cellular Business are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used, except for conditions which would not, singly or in the aggregate, have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole. None of such buildings, structures, appurtenances or equipment, nor the operation or maintenance thereof, violates in any material respect any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation or encroaches on any property owned by others. No condemnation proceeding is pending or, to the knowledge of ATI, threatened which would preclude or impair the use of any such property for the purposes for which it is currently used.

         (o) Intellectual Property. An ATI Party owns the entire right, title and interest in and to all Intellectual Property (including Trademarks and Trade Names) used in, and material to the conduct of, ATI's Domestic Cellular Business. All such Intellectual Property is owned or used pursuant to defensible licenses or other legal arrangements. There are no pending or, to the knowledge of ATI, threatened proceedings or litigation or other adverse claims affecting or relating to such Intellectual Property, nor to the knowledge of ATI any reasonable basis upon which a claim may be asserted by or against any ATI Party for infringement of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect on the ATI Parties, taken as a whole. All Intellectual Property used in, and material to the conduct of, ATI's Domestic Cellular Business will be transferred or licensed to WMC at the Phase I Closing, pursuant to one or more license agreements, and will be usable by WMC in the conduct of its Domestic Cellular Business on the same terms as such Intellectual Property is currently being used by the ATI Parties in the conduct of ATI's Domestic Cellular Business.

         (p)  Employee Benefit Programs.

                    (i) SCHEDULE 2.2(p)(i) sets forth a true and complete list of all Employee Benefit Programs to which ATI, any ATI Cellular Subsidiary or any Subsidiary thereof is a party or contributes or is currently obligated to contribute ("ATI Employee Benefit Programs"). ATI has provided to USW a true and complete list of all executives of ATI, the ATI Cellular Subsidiaries, and the Subsidiaries thereof for whom individual agreements pertaining to Employee Benefit Programs are under consideration by ATI, an ATI Cellular Subsidiary or a Subsidiary thereof (such agreements, if and when entered into, to be considered ATI Employee Benefit Programs for purposes of this Organization Agreement).

              (ii) ATI provided to USW prior to the Effective Date complete, accurate, and current copies of each of the following:

                   (A) The text, including amendments, of each of the ATI Employee Benefit Programs, to the extent reduced to writing;

                   (B) A written description of all material elements of the ATI Employee Benefit Programs, to the extent not previously reduced to writing;

                   (C) With respect to any ATI Employee Benefit Program described Section 3(3) of ERISA that is required to prepare such a document or make such a filing: (I) the most recent summary plan description, as described in Section 102 of ERISA, (II) any summary of material modifications that has been distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated into an updated summary plan description furnished under Subparagraph (I) above, and (III) the annual report, as described in Section 103 of ERISA or Section 6039D of the Code, as applicable, for the most recent plan year for which an annual report has been prepared, and any required actuarial and financial statements, opinions and schedules;

                   (D) Where applicable, the actuarial reports for the most recent three (3) reporting periods for which such a report has been prepared for any Employee Benefit Program;

                   (E) The trust agreement or other funding instrument for each ATI Employee Benefit Program which is funded;

                   (F) For each ATI Employee Benefit Program that is intended to meet the qualification requirements of Section 401(a) of the Code ("ATI Qualified Plan"), the most recent request for a determination concerning the plan's qualification under Section 401(a) of the Code, as filed with the IRS; and

                   (G) For each ATI Qualified plan, the most recent determination concerning the plan's qualification under Section 401(a) of the Code, as issued by the IRS.

              (iii) Each ATI Employee Benefit Program is in compliance with the applicable provisions of ERISA, the Code, and other federal or state law, including all requirements under the Code and ERISA for filing reports (which were true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the ATI Employee Benefit Program, except for such noncompliances and failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole.

              (iv) Each ATI Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.

              (v) Neither any ATI Cellular Subsidiary nor any Subsidiary thereof is a party to, makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions at any time during the immediately preceding period covering at least five (5) plan years to a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA.

              (vi) Neither any ATI Cellular Subsidiary nor any Subsidiary thereof expects to incur any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to any ATI Employee Benefit Program.

              (vii) Except as set forth in SCHEDULE 2.2(p)(vii), none of the ATI Qualified Plans subject to Title IV of ERISA has any unfunded pension liability. For purposes of this SECTION 2.2(p)(vii), an ATI Qualified Plan has an unfunded pension liability if the plan is subject to Section 412(m) of the Code and the plan's benefit liabilities under Section 4001(a)(16) of ERISA exceed the current value of the plans's assets, determined in accordance with the assumptions used by the ATI Qualified Plan's actuaries for funding the plan pursuant to Section 412 of the Code for the applicable plan year. Neither any ATI Cellular Subsidiary nor any Subsidiary thereof has transferred any unfunded pension liability outside of the ERISA Affiliates or otherwise has engaged in a transaction subject to Section 4069 of ERISA.

              (viii) All contributions, premiums or other payments due from any ATI Cellular Subsidiary or any Subsidiary thereof to, or under, any ATI Employee Benefit Program have been fully paid as required by law or by the terms of any such Employee Benefit Program; all contributions, premiums or other payments due from any ATI Cellular Subsidiary or any Subsidiary thereof to, or under, any ATI Employee Benefit Program have been adequately provided for on the books and financial statements of the applicable ATI Cellular Subsidiary and/or the applicable Subsidiary thereof; and no accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412(m) of the Code, whether or not waived, exists with respect to an ATI Employee Benefit Program.

              (ix) There are no pending or, to the knowledge of ATI, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (A) any ATI Employee Benefit Program or (B) any fiduciary with respect to any ATI Employee Benefit Program for which an ATI Cellular Subsidiary or any Subsidiary thereof may be directly or indirectly liable, through indemnification obligations or otherwise.

              (x) Within the six-year period ending on the date of reference, neither any ATI Cellular Subsidiary nor any Subsidiary thereof has engaged, directly or indirectly, in (A) any nonexempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Employee Benefit Program that has a reasonable likelihood of having a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or (B) any act or omission constituting a violation of Section 404 of ERISA.

              (xi) The Transactions contemplated by this Organization Agreement do not invoke any change-in-control provision in any ATI Employee Benefit Program.

              (xii) Each ATI Cellular Subsidiary and each Subsidiary thereof is in compliance with the health care continuation provisions of Sections 162(k), before amendment, and 4980B of the Code and the regulations thereunder with respect to such requirements.

              (xiii) Except as provided in the WMC Employee Agreement or the PCS Par Employee Agreement, neither any ATI Cellular Subsidiary nor any Subsidiary thereof has any liability or expects to incur any liability with respect to any Employee Benefit Program to which neither an ATI Cellular Subsidiary nor any Subsidiary thereof is a party, contributes or is obligated to contribute.

              (xiv) None of WMC, PCS Par or the USW Parties, nor any successors thereto, has any existing or contingent liability with respect to any Employee Benefit Programs maintained or contributed to by the "Telesis Group" (as the term is defined in that certain Separation Agreement between Pacific Telesis Group and PacTel Corporation dated October 7, 1993).

         (q) Labor Matters. Each of the ATI Cellular Subsidiaries and their Subsidiaries has complied with all applicable laws and regulations in all material respects relating to the employment of labor, including those related to wages, hours, occupational health and safety, worker's compensation, collective bargaining, unlawful discrimination, and the payment of Social Security and similar taxes pertaining to their Domestic Cellular Business. To the knowledge of ATI, there are no threatened labor controversies, strikes or work stoppages with any of the employees performing work in a Domestic Cellular Business. No ATI Cellular Subsidiary nor any of its Subsidiaries is a party to any collective bargaining agreement, nor are any collective bargaining agreements currently being negotiated with respect to the employees of the ATI Cellular Subsidiaries and their Subsidiaries in their Domestic Cellular Business. Except as set forth in SCHEDULE 2.2(i), there are no pending employment-related issues, including without limitation governmental audits, disputes

(including those listed in SCHEDULE 2.2(q) hereto), litigation, labor controversies, strikes or work stoppages with or regarding any of the employees performing work in the Domestic Cellular Business that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole. Each ATI Cellular Subsidiary and each Subsidiary thereof has properly verified the identity and authorization to work in the United States and has properly completed and retained INS forms I-9 for all employees required by the Immigration Reform and Control Act of 1986 and related statutes. All individuals who are performing or have performed services for the ATI Cellular Subsidiaries and their Subsidiaries and are or were classified as "independent contractors" for tax purposes qualify for such classification.

         (r)  Environmental Compliance and Liabilities.

              (i) Except as set forth in SCHEDULE 2.2(r), ATI has no knowledge of any conditions that exist with respect to any Owned Property, Leased Property or other property operated by any ATI Cellular Subsidiary, any Subsidiaries of an ATI Cellular Subsidiary, any ATI Domestic Cellular Subsidiary or any ATI Domestic Cellular Investment Entity that would be likely to subject such ATI Cellular Subsidiary or any of its Subsidiaries to any liability or damages (including, without limitation, actual, consequential, exemplary or punitive damages), penalties, injunctive relief or cleanup costs under any Environmental Law or that require or are likely to require cleanup, removal, remedial action or other response by any ATI Cellular Subsidiary or any of its Subsidiaries pursuant to any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole.

              (ii) Except as set forth in SCHEDULE 2.2(r), each of the ATI Cellular Subsidiaries and their Subsidiaries is in substantial compliance with all applicable Environmental Laws, which compliance includes, without limitation, (A) the possession by the ATI Cellular Subsidiaries and their Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, (B) compliance with notification, reporting, and registration provisions of applicable Environmental Laws, and (C) compliance with all statutory and regulatory standards under applicable Environmental Laws.

              (iii) Neither any ATI Cellular Subsidiary nor any of its Subsidiaries is a party to any litigation or administrative proceeding, nor, to the knowledge of ATI, is any litigation or administrative proceeding threatened against any ATI Cellular Subsidiary or any of its Subsidiaries that asserts or alleges that such ATI Cellular Subsidiary or any of its

Subsidiaries or any predecessor of any of them violated or is violating any Environmental Law or that such ATI Cellular Subsidiary or any of its Subsidiaries or any predecessor of any of them is required to clean up, remove or take remedial or other responsive action due to the use, storage, treatment, disposal, discharge, leaking or release of any Substance of Concern. Except as set forth in SCHEDULE 2.2(r), there are no claims under any Environmental Law pending against any ATI Cellular Subsidiary or any of its Subsidiaries or against any Person whose liability for any claim any ATI Cellular Subsidiary or any of its Subsidiaries has retained or assumed either contractually or by operation of law, and neither any ATI Cellular Subsidiary nor any of its Subsidiaries nor any predecessor of any of them, nor any part of the Domestic Cellular Assets of any ATI Cellular Subsidiary or any of its Subsidiaries is subject to any judgment, decree, order or citation related to or arising out of any Environmental Law, and no ATI Cellular Subsidiary nor any of its Subsidiaries has been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating to any Environmental Law. Except as set forth in SCHEDULE 2.2(r), no ATI Cellular Subsidiary nor any of its Subsidiaries has received any written communication from a Governmental Body that alleges that such ATI Cellular Subsidiary or any of its Subsidiaries is not in full compliance with the Environmental Laws. To the knowledge of ATI, except as set forth in SCHEDULE 2.2(r), no ATI Domestic Cellular Investment Entity is a party to any litigation or administrative proceeding, nor is any litigation or administrative proceeding threatened against an ATI Domestic Cellular Investment Entity arising under any Environmental Law which would likely have a Material Adverse Effect, singly or in the aggregate, on the business, operations or financial condition of the ATI Domestic Cellular Subsidiaries and their Subsidiaries, taken as a whole, or adversely affect the ability of ATI to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

              (iv) Except as set forth in SCHEDULE 2.2(r), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Substance of Concern, that could form the basis of any claim arising under Environmental Laws against any ATI Cellular Subsidiary or any of its Subsidiaries or against any Person whose liability for any claim arising under Environmental Laws any ATI Cellular Subsidiary or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

              (v) ATI will, upon request by USW, provide USW with true and complete copies of all environmental assessments that have heretofore been performed on all Owned Property or Leased Property operated by any ATI Cellular Subsidiary or any of its Subsidiaries and of all notices or other materials listed in SCHEDULE 2.2(r).

         (s) Other Liabilities. Except (i) as disclosed in SCHEDULE 2.2(s) or any other Schedule attached to this Organization Agreement, (ii) as reflected on the Balance Sheets or otherwise referred to in the Financial Statements (including footnotes to the Financial Statements), or (iii) incurred in the ordinary course of business or otherwise permitted by this Organization Agreement, there are no outstanding claims, liabilities or indebtedness of any nature, secured or unsecured, contingent or absolute, matured or unmatured, known or unknown, which would likely have a Material Adverse Effect, singly or in the aggregate, on the business, operations or financial condition of the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole, or adversely affect the ability of ATI to consummate the Transactions and perform its obligations contemplated by this Organization Agreement and the Related Agreements.

         (t) Insurance. ATI's Domestic Cellular Assets and the conduct of ATI's Domestic Cellular Business are adequately self-insured by ATI or adequately insured (in the manner and to the extent customary for businesses engaged in the same or similar business) by financially sound and reputable insurers. Any such policies are, and each of the ATI Parties will cause such policies or renewals thereof to remain, in full force and effect.

         (u) Finders; Investment Bankers. Neither ATI nor any of its Affiliates, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions contemplated by this Organization Agreement and the Related Agreements that would be a liability of USW, WMC, PCS Par or any of ATI's Domestic Cellular Assets, Domestic Cellular Subsidiaries or Domestic Cellular Investments.

         (v) Amendment to Rights Plan. Effective September 19, 1994, ATI has amended its Rights Agreement dated as of July 22, 1993 (the "Rights Agreement") so that USW and its Affiliates shall not be deemed to be "Acquiring Persons" in connection with their becoming "Beneficial Owners" of "Common Shares" (as such terms are defined in the Rights Agreement) pursuant to any of the Related Agreements. ATI has furnished to USW a true and correct copy of such Rights Agreement, as so amended.

                                    ARTICLE 3
                                    COVENANTS

    3.1 Covenants of USW. From and after the Effective Date, except as otherwise expressly stated herein, USW covenants and agrees as follows:

         (a) Effectuation of this Agreement. USW will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of its obligations under this Organization Agreement and the Related Agreements and to consummate and make effective the Transactions contemplated by this Organization Agreement and the Related Agreements, including without limitation:

              (i) Promptly to make all applications and filings and to use reasonable efforts to obtain all Authorizations and Consents required to be obtained by the USW Parties on or before the Phase I Closing;

              (ii) Promptly, and in any event by the earlier of (A) forty-five
(45) days after notice by either Party that the Phase II Closing is likely to occur within one hundred eighty (180) days, but for receipt of the Authorizations described in SCHEDULES 2.1(d)(iv)(A), 2.1(d)(iv)(B), 2.2(d)(iv)(A), and 2.2(d)(iv)(B) hereto, and (B) the third anniversary of the Effective Date, to make all applications and filings and to use reasonable efforts to obtain all other Authorizations and Consents required to be obtained by the USW Parties on or before the Phase II Closing to enable the Parties to consummate the Phase II Domestic Cellular Transactions and, if applicable, to cause the PCS Contribution Date to occur, at the earliest practicable time, including without limitation to use reasonable efforts to be in a position to contribute all of the USW Phase II Assets and the Scheduled Phase II Related Assets to WMC at the Phase II Closing or as soon thereafter as possible;

              (iii) In the event any changes are required in order to facilitate obtaining the Authorizations and Consents required for the Transactions contemplated by this Organization Agreement and the Related Agreements, to take reasonable steps necessary to accommodate such changes to the extent they would not materially adversely affect the Parties' rights or obligations hereunder; provided that in any such event, USW and ATI shall negotiate in good faith to compensate the other appropriately to the extent adversely affected by such changes;

              (iv) To cause NewVector to execute and deliver the NewVector Services Agreement at the Phase I Closing;

              (v) Prior to the Phase II Closing, to use reasonable efforts to effect such internal restructuring as may be necessary to contribute the USW Phase II Assets and the Scheduled Phase II Related Assets to WMC in the form of direct ownership of Domestic Cellular Assets or partnership interests rather than shares of capital stock of corporations;

              (vi) Promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions contemplated by this Organization Agreement and the Related Agreements on the terms and conditions set forth herein as soon as reasonably practicable; and

              (vii) In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced which questions the validity or legality of any of the Transactions, and any injunction or other order is issued in any such proceeding, to use reasonable efforts to have such injunction or other order dissolved, and to cooperate reasonably with ATI regarding the defense of such proceedings and the removal of any other impediment to the consummation of the Transactions.

         (b) Conduct of Business. Except as contemplated by this Organization Agreement and the Related Agreements, USW shall, and shall cause the other USW Parties to, use reasonable efforts to operate USW's Domestic Cellular Business in all respects prior to the Phase II Closing in the ordinary course and consistent with past practice (except as expressly authorized by this Organization Agreement and the Related Agreements), in a manner not inconsistent with the Approved Business Plan, and with the objective that the goodwill and value of USW's Domestic Cellular Business shall be maximized, including without limitation, by maintaining USW's Domestic Cellular Assets in good condition, maintaining their material Licenses in good standing, managing their officers and employees effectively, and preserving and protecting their material relationships with customers, suppliers and other third parties; provided, however, that nothing contained in this SECTION 3.1(b) shall apply to the conduct of any Domestic Cellular Business conducted by Tucell, L.P., a Delaware limited partnership, in the Tucson, Arizona MSA prior to the divestiture of the Tucson Cellular Interest by AirTouch Cellular of Arizona, which shall be operated until such time in the ordinary course by Tucell, L.P.; and provided further that nothing contained in this SECTION 3.1(b) shall apply to the conduct of the San Diego Cellular Property, which shall be operated prior to its divestiture in the ordinary course by U S WEST Cellular of California.

         (c) Reporting. For the period from the Effective Date to the Phase II Closing, USW shall deliver to ATI and WMC monthly (or less frequent, at the direction of the WMC Partnership Committee, but no less frequent than quarterly) reports consisting of such financial information as shall be directed by the WMC Partnership Committee prepared by or under the supervision of the principal financial officer of NewVector, in a form specified by WMC, sufficient to show all transfers of cash or other assets between or among any of the USW Parties, including, without limitation, all transactions governed by the methodology adopted pursuant to Articles 4 and 5 of this Organization Agreement. From and after the Effective Date, USW shall deliver to ATI such financial statements or other financial information regarding USW's Domestic Cellular Business as ATI may reasonably require to comply with requirements of law (including in connection with any filing by ATI with the Securities and Exchange Commission) or generally accepted accounting principles. From and after the Effective Date, USW covenants and agrees to provide prompt written notice to ATI describing in reasonable detail any facts or circumstances that have resulted in any representation or warranty made by USW in SECTION 2.1 hereof no longer being true and correct in any material respect or any failure of a USW Party to comply with any material covenant contained herein.

         (d) No Changes. Except as otherwise permitted in this Organization Agreement or in an Approved Business Plan, until the Phase II Closing, USW shall cause NewVector and its Subsidiaries not to:

              (i) (A) Grant any material increases in the compensation of any officers or employees engaged in USW's Domestic Cellular Business, except in the ordinary course of business consistent with past practice, (B) pay or agree to pay any material employee benefit not required or contemplated by the terms of the NV-Employee Benefit Programs in effect or identified to ATI on the Effective Date, except as those terms may be modified or new Employee Benefit Programs may be adopted in the ordinary course of business consistent with past practice, (C) enter into any new, or materially amend any existing, employment agreement with any such officer or employee engaged in USW's Domestic Cellular Business, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and NV-Employee Benefit Programs identified to ATI before the Effective Date, (D) except as may be required to comply with applicable law, adopt or amend in any material respect any collective bargaining agreement relating to any employee engaged in USW's Domestic Cellular Business, (E) enter into any new, or materially amend any existing, severance agreement with any officer or employee engaged in USW's Domestic Cellular Business except for NV- Employee Benefit Programs identified to ATI before the Effective Date, or (F) become obligated under any new Employee Benefit Program that was not in existence as of the Effective Date, or amend any NV-Employee Benefit Program in existence as of the Effective Date if such amendment would have the effect of enhancing or accelerating any benefits thereunder, except for NV-Employee Benefit Programs identified to ATI before the Effective Date and for new programs or amendments that

(I) may be required to comply with applicable law or (II) taken together with other actions involving Employee Benefit Programs, are in the ordinary course of business and consistent with past practice and do not have a Material Adverse Effect on NewVector and its Subsidiaries, taken as a whole.

              (ii) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except in accordance with SECTION 3.1(a)(v) of this Organization Agreement; provided, however, that in the event of any such merger, reorganization or restructuring, the certificate of incorporation, by-laws or other organizational documents of the successor shall be the same as the certificate of incorporation, by-laws or other organizational documents of the predecessor in effect on the Effective Date, to the extent legally permissible.

              (iii) Adopt any amendments to its certificate of incorporation, by-laws or partnership agreements or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate or partnership structure or ownership, except in accordance with SECTION 3.1(a)(v) of this Organization Agreement; provided, however, that in the event of any such merger, reorganization or restructuring, the certificate of incorporation, by-laws or other organizational documents of the successor shall be the same as the certificate of incorporation, by-laws or other organizational documents of the predecessor in effect on the Effective Date, to the extent legally permissible.

              (iv) Authorize, declare or pay any dividend or other distribution to, issue any capital stock or partnership interest to, or cause or permit any investment to be made in, USW by NewVector or any NewVector Subsidiary, except for distributions or dividends of free cash flow or in accordance with any Approved Business Plan.

              (v) Incur any indebtedness or liabilities other than Permitted Liabilities or contractual obligations incurred in the ordinary course of business (other than Material Contracts) or pursuant to SECTION 3.1(d)(vii) hereof; except in the ordinary course consistent with past practice, make any advances or capital contributions to any other Person; make any loan to USW; or consent to the incurrence of any indebtedness or call for capital contributions by any USW Domestic Cellular Subsidiary or USW Domestic Cellular Investment Entity;

              (vi) Except as provided in SECTION 3.1(f) of this Organization Agreement or in the WMC Partnership Agreement, sell, assign, pledge, encumber (except for Permitted Liens) or otherwise transfer any direct or indirect interest in any material USW Domestic Cellular Asset, NewVector, any NewVector Subsidiary, any USW Domestic Cellular Subsidiary, any USW

Domestic Cellular Investment, without the prior written consent of the WMC Partnership Committee;

              (vii) Enter into, assume, terminate or materially alter any Material Contract or Related Party Agreement, except in the ordinary course of business or with the prior written consent of the WMC Partnership Committee;

              (viii) Enter into or consent to any modification or amendment of any partnership or other agreement or to any sale, exchange or transfer of assets or other action that would have the effect of delaying the time that any USW Phase II Asset or Scheduled Phase II Related Asset could be contributed to WMC or changing the character or diminishing the value of any USW Phase II Asset or Scheduled Phase II Related Asset; or

              (ix) Take any action inconsistent with the consummation of the Transactions as contemplated by this Organization Agreement and the Related Agreements.

         (e) Access and Information. To the extent permitted by law and subject to any restrictions contained in Material Contracts and the USW Cellular Partnership Agreements, USW shall afford to ATI such access, during normal business hours, to books, records (including, without limitation, tax returns and, if consented to by the independent auditors, work papers of such auditors), plant and personnel, and to such other information of USW relating to USW's Domestic Cellular Business and of NewVector and its Subsidiaries (except information relating to the San Diego Cellular Property and Tucell, L.P. and its Domestic Cellular Business before the Tucson Cellular Interest is divested by AirTouch Cellular of Arizona) as ATI shall reasonably request, including, without limitation, all information relating to the transactions governed by the methodology adopted pursuant to ARTICLES 4 or 5 of this Agreement. USW agrees to treat, and will cause its respective accountants, counsel and other representatives to treat, confidentially all nonpublic information concerning the ATI Parties furnished or made available to it in connection with the Transactions contemplated by this Organization Agreement and the Related Agreements, subject to the requirements of law and the provisions of this Organization Agreement and the Related Agreements. If this Organization Agreement is terminated prior to the Phase I Closing, USW will deliver to ATI all documents, work papers and other material (including copies) obtained by it in connection herewith, whether obtained before or after the Effective Date.

         (f) Divestiture of San Diego Cellular Property. USW agrees to use reasonable efforts to cause NewVector to divest itself of the San Diego Cellular Property on or before the Phase I Closing or otherwise to obtain any Authorizations required to permit the Phase I Transactions to occur prior to a divestiture of the San Diego Cellular Property, subject to the following conditions:

              (i) On the later of (A) the Phase II Closing or (B) the date of divestiture of the San Diego Cellular Property, USW shall make a capital contribution to WMC equal to the pre-Tax consideration (cash and/or non-cash), received from the divestiture of the San Diego Cellular Property reduced only by reasonable closing costs incurred in connection with such divestiture.

              (ii) USW shall be solely responsible for the payment of any Taxes related to the divestiture and any Tax- related penalties and interest thereon. Promptly after the closing of a transaction (or a series of transactions) resulting in the divestiture of the San Diego Cellular Property, USW shall deliver to ATI and WMC a written notice (the "San Diego Notice") stating (A) the amount of the respective capital contributions to be paid to WMC by USW and ATI pursuant to SECTIONS 3.1(f)(i) and (B) the amount of the San Diego Taxes. For purposes of this Section 3.1(f)(ii) and Sections 3.2(h),(i) and (j), "San Diego Taxes" means federal, state and local Taxes incurred in connection with the divestiture of the San Diego Cellular Property (exclusive of penalties or interest), determined using an assumed combined federal, state and local Tax rate of 40% based on the actual taxable gain recognized for federal income tax purposes upon such divestiture (adjusted to take into account any refunds or adjustments made by any federal income taxing authority, other than with respect to penalties or interest) and determined without regard to the availability of net operating loss carryforwards or similar tax offsets or benefits, and without regard to the tax effect of the contribution or payment of any amount pursuant to this Section 3.1(f) or Sections 3.2(h) through (j) hereof.

              (iii) If and when required or advisable to avoid or mitigate any non-compliance with the MFJ, CECO or EO or any law or regulation of any Governmental Body or to obtain any necessary Authorizations, USW agrees to place its San Diego Cellular Property in trust pending divestiture on such terms as shall be approved by the Governmental Bodies having jurisdiction thereof.

              (iv) Except as provided in Article 4, from and after the date of consummation of the exchange, if any, of the San Diego Cellular Property for another property or interest, such property or interest shall be treated for all purposes of this Organization Agreement as a USW Phase II Asset and a USW Domestic Cellular Asset, USW Domestic Cellular Subsidiary or USW Domestic Cellular Investment, as the case may be.

         (g) Operation of Certain Assets. If and to the extent that USW, despite its reasonable efforts, is unable to contribute any USW Phase II Assets or Scheduled Phase II Related

Assets to WMC at the Phase II Closing in accordance with SECTION 6.3(b)(ii) of this Organization Agreement, USW covenants and agrees to continue to make reasonable efforts to make such contribution thereafter during Phase II, to the maximum extent possible without violating the MFJ, CECO, EO or any law, rule or regulation of any Governmental Body having jurisdiction over WMC or either Party. The representations and warranties made by USW with respect to each such Beneficial Phase II Asset in SECTION 2.1 hereof shall remain true and correct in all material respects on the date such Beneficial Phase II Asset shall be contributed to WMC, and USW shall comply with all covenants contained herein with respect to the Beneficial Phase II Assets until such Beneficial Phase II Assets are contributed to WMC.

         (h) Tucson Cellular Interest. Upon USW's receipt of the Tucson Notice, ATI and USW shall use their best good faith efforts to reach agreement on a form of payment of 50 percent of the Tucson Taxes (the "Tucson Taxes Payment") which
(A) gives ATI the full benefit of the Tucson Taxes Payment (but without any gross-up), (B) minimizes the Tax liability of ATI with respect to such Payment, and (C) improves the ability of USW to treat such amount as an investment under its method of accounting. If ATI and USW fail to reach agreement on the form of such Payment within 30 days of ATI's mailing of the Tucson Notice, USW shall make the Tucson Taxes Payment in cash to ATI upon the later of the expiration of such 30 day period or the conclusion of the process described in Section 3.1(i).

         (i) In the event that USW disagrees with ATI's calculation of the amount of Tucson Taxes, USW may challenge that determination by notifying ATI in writing of the grounds for such disagreement within ten (10) days of USW's receipt of the Tucson Notice. ATI and USW shall negotiate in good faith to resolve such disagreements. If USW and ATI fail to resolve such disagreements, then the matter will be referred to arbitration in accordance with the Arbitration Agreement for resolution.

         (j) In the event of a determination that Tucson Taxes may be different than the amount originally used for purposes of Sections 3.1(h) and (i) and
Section 3.2(f)(i), ATI shall consult with USW concerning the audit, appeal, amended return or other process potentially leading to such redetermination provided that such redetermination shall be calculated using the assumed tax rate, disregarding net operating loss carryforwards and similar tax offsets and benefits, disregarding the tax effect of the contribution or payment of any amount and disregarding any penalties and interest, all as provided in Section 3.2(f)(i); and upon any such redetermination becoming final, appropriate adjustments shall be made among the parties to reflect such redetermination.

    3.2 Covenants of ATI. From and after the Effective Date, except as otherwise expressly stated herein, ATI covenants and agrees as follows:

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





         (a) Effectuation of this Agreement. ATI will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of its obligations under this Organization Agreement and the Related Agreements and to consummate and make effective the Transactions contemplated by this Organization Agreement and the Related Agreements, including without limitation:

              (i) Promptly to make all applications and filings and to use reasonable efforts to obtain all Authorizations and Consents required to be obtained by the ATI Parties on or before the Phase I Closing;

              (ii) Promptly, and in any event by the earlier of (A) forty-five
(45) days after notice by either Party that the Phase II Closing is likely to occur within one hundred eighty (180) days, but for receipt of the Authorizations described in SCHEDULES 2.1(d)(iv)(A), 2.1(d)(iv)(B), 2.2(d)(iv)(A), and 2.2(d)(iv)(B) hereto, and (B) the third anniversary of the Effective Date, to make all applications and filings and to use reasonable efforts to obtain all other Authorizations and Consents required to be obtained by the ATI Parties on or before the Phase II Closing to enable the Parties to consummate the Phase II Domestic Cellular Transactions and, if applicable, to cause the PCS Contribution Closing to occur, at the earliest practicable time, including without limitation to use reasonable efforts to be in a position to contribute all of the ATI Phase II Assets to WMC at the Phase II Closing or as soon thereafter as possible;

              (iii) In the event any changes are required in order to facilitate obtaining the Authorizations and Consents required for the Transactions contemplated by this Organization Agreement and the Related Agreements, to take reasonable steps necessary to accommodate such changes to the extent they would not materially adversely affect the Parties' rights or obligations hereunder; provided that in any such event, USW and ATI shall negotiate in good faith to compensate the other appropriately to the extent adversely affected by such changes;

              (iv) To cause ATI's Cellular Subsidiaries to execute and deliver the ATI Services Agreement at the Phase I Closing;

              (v) Prior to the Phase II Closing, to use reasonable efforts to effect such internal restructuring as may be necessary to contribute the ATI Phase II Assets to WMC in the form of direct ownership of Domestic Cellular Assets or partnership interests rather than shares of capital stock of corporations;

              (vi) Promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions contemplated by this Organization Agreement and the Related Agreements on the terms and conditions set forth herein as soon as reasonably practicable;

              (vii) In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced which questions the validity or legality of any of the Transactions and an injunction or other order is issued in any such proceeding, to use reasonable efforts to have such injunction or other order dissolved, and to cooperate reasonably with USW regarding the defense of such proceedings and the removal of any other impediment to the consummation of the Transactions; and

              (viii) To cooperate with, and use reasonable efforts to assist, USW in obtaining Partial MFJ Relief.

         (b) Conduct of Business. Except as contemplated by this Organization Agreement and the Related Agreements, ATI shall, and shall cause the other ATI Parties to, use reasonable efforts to operate ATI's Domestic Cellular Business in all respects prior to the Phase II Closing in the ordinary course and consistent with past practice (except as expressly authorized by this Organization Agreement and the Related Agreements), in a manner not inconsistent with the Approved Business Plan, and with the objective that the goodwill and value of ATI's Domestic Cellular Business shall be maximized, including without limitation, by maintaining ATI's Domestic Cellular Assets in good condition, maintaining their material Licenses in good standing, managing their officers and employees effectively, and preserving and protecting their relationships with customers, suppliers and other third parties; provided, however, that nothing contained in this SECTION 3.2(b) shall apply to the conduct of (i) the Tucson Cellular Interest prior to its divestiture or (ii) the Domestic Cellular Business conducted by any ATI Party in San Diego, California, prior to the divestiture of the San Diego Cellular Property by NewVector, each of which shall be operated until such times in the ordinary course and by its respective owner.

         (c) Reporting. For the period from the Effective Date to the Phase II Closing, ATI shall deliver to USW and WMC monthly (or less frequent, at the direction of the WMC Partnership Committee, but not less frequent than quarterly) reports consisting of such financial information as shall be directed by the WMC Partnership Committee prepared by or under the supervision of the principal financial officer of the ATI Cellular Subsidiaries, in a form specified by WMC, sufficient to show all transfers of cash or other assets between or among any of the ATI Parties, including, without limitation, all transactions governed by the methodology pursuant to Articles 4 and 5 of this Organization Agreement. From and after the Effective Date, ATI shall deliver to USW such financial statements or other financial information regarding ATI's Domestic Cellular Business as USW may reasonably require to comply with requirements of law (including in connection with any filing by USW with the Securities and Exchange Commission) or generally accepted accounting principles. From and after the Effective Date hereof, ATI covenants and agrees to provide prompt written notice to USW describing in reasonable detail any facts or circumstances that have resulted in any representation or warranty made by ATI in SECTION 2.2 hereof no longer being true and correct in material respects as of such date or any failure of an ATI Party to comply with any material covenant contained herein.

         (d) No Changes. Except as otherwise permitted in this Organization Agreement or in any Approved Business Plan, until the Phase II Closing, ATI shall cause the ATI Cellular Subsidiaries and their Subsidiaries not to:

              (i) (A) Grant any material increases in the compensation of any officers or employees engaged in ATI's Cellular Business, except in the ordinary course of business consistent with past practice, (B) pay or agree to pay any material employee benefit not required or contemplated by the terms of the ATI Employee Benefit Programs in effect or identified to USW on the Effective Date, except as those terms may be modified or new Employee Benefit Programs may be adopted in the ordinary course of business consistent with past practice, (C) enter into any new, or materially amend any existing, employment agreement with any such officer or employee engaged in ATI's Domestic Cellular Business, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and ATI Employee Benefit Programs identified to USW prior to the Effective Date, (D) except as may be required to comply with applicable law, adopt or amend in any material respect any collective bargaining agreement relating to any employee engaged in ATI's Domestic Cellular Business, (E) enter into any new, or materially amend any existing, severance agreement with any officer or employee engaged in ATI's Domestic Cellular Business except for ATI Employee Benefit Programs identified to USW before the Effective Date, or (F) become obligated under any new Employee Benefit Program that was not in existence as of the Effective Date, or amend any ATI Employee Benefit Program in existence as of the Effective Date if such amendment would have the effect of enhancing or accelerating any benefits thereunder, except for ATI Employee Benefit Programs identified to USW before the Effective Date and for new programs or amendments that (I) may be required to comply with applicable law or (II) taken together with other actions involving Employee Benefit Programs, are in the ordinary course of business and consistent with past practice and do not have a Material Adverse Effect on the ATI Cellular Subsidiaries and their Subsidiaries, taken as a whole.

              (ii) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than a reincorporation of ATI pursuant to which the successor corporation shall assume all rights and obligations of ATI pursuant to this Organization Agreement), except in accordance with SECTION 3.2(a)(v) of this Organization Agreement; provided, however, that in the event of any such merger, reorganization or restructuring, the certificate of incorporation, by-laws or other organizational documents of the successor shall be the same as the certificate of incorporation, by-laws or other organizational documents of the predecessor in effect on the Effective Date, to the extent legally permissible;

              (iii) Adopt any amendments to its certificate of incorporation, by-laws or partnership agreements or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate or partnership structure or ownership, except in accordance with SECTION 3.2(a)(v) of this Organization Agreement; provided, however, that in the event of any such merger, reorganization or restructuring, the certificate of incorporation, by-laws or other organizational documents of the successor shall be the same as the certificate of incorporation, by-laws or other organizational documents of the predecessor in effect on the Effective Date, to the extent legally permissible;

              (iv) Authorize, declare or pay any dividend or other distribution to, issue any capital stock or partnership interest to, or cause to or permit any investment to be made in, ATI by any ATI Cellular Subsidiary or any of its Subsidiaries, except for distributions or dividends of free cash flow or in accordance with any Approved Business Plan;

              (v) Incur any indebtedness or liabilities other than Permitted Liabilities or contractual obligations incurred in the ordinary course of business (other than Material Contracts) or pursuant to SECTION 3.2(d)(vii) hereof; except in the ordinary course consistent with past practice, make any advances or capital contributions to any other Person; make any loan to ATI; or consent to the incurrence of any indebtedness or call for capital contributions by any ATI Domestic Cellular Subsidiary or ATI Domestic Cellular Investment Entity;

              (vi) Except as provided in SECTION 3.2(f) of this Organization Agreement or in the WMC Partnership Agreement, sell, assign, pledge, encumber (except for Permitted Liens) or otherwise transfer any direct or indirect interest in any material ATI Domestic Cellular Asset, any ATI Party, any ATI Domestic Cellular Subsidiary, or any ATI Domestic Cellular Investment, without the prior written consent of the WMC Partnership Committee; provided, however, that nothing contained in this SECTION 3.2(d)(vi) shall apply to any distribution of assets of CMT Partners, a Delaware general partnership, in accordance with the terms and conditions of the CMT Partners Partnership Agreement or any transfer by any ATI Party of any interest in New Par or CCI pursuant to SECTION 9(b) of the Termination Agreement between CCI and AirTouch California and Section 4.4 of the Amended and Restated Agreement and Plan of Merger and Joint Venture Organization between CCI and AirTouch California.

              (vii) Enter into, assume, terminate, or materially alter any Material Contract or Related Party Agreement, except in the ordinary course of business or with the prior written consent of the WMC Management Committee;

              (viii) Enter into or consent to any modification or amendment of any partnership or other agreement or to any sale, exchange or transfer of assets or other action that would have the effect of delaying the time that any ATI Phase II Asset or any interest in or assets of New Par could be contributed to WMC or changing the character or diminishing the value of any ATI Phase II Asset or interest in or assets of New Par; provided that notwithstanding the foregoing ATI may enter into an agreement or an amendment of any existing agreements with CCI that would extend for up to one year the time that any interest in or assets of New Par could be contributed to WMC; or

              (ix) Take any action inconsistent with the consummation of the Transactions time as contemplated by this Organization Agreement and the Related Agreements.

         (e) Access and Information. To the extent permitted by law and subject to any restrictions contained in Material Contracts and the ATI Cellular Partnership Agreements, ATI shall afford to USW such access, during normal business hours, to books, records (including, without limitation, tax returns and, if consented to by the independent auditors, work papers of such auditors), plant and personnel, and to such other information of ATI relating to the ATI Parties and to ATI's Domestic Cellular Business (except its Tucson Cellular Interest and any Domestic Cellular Business conducted by any ATI Party in San Diego, California, prior to divestiture of the San Diego Cellular Property by NewVector) as USW shall reasonably request, including, without limitation, all information relating to any transactions governed by the methodology adopted pursuant to ARTICLES 4 or 5 of this Organization Agreement. ATI agrees to treat, and will cause its respective accountants, counsel and other representatives to treat confidentially all nonpublic information concerning the USW Parties furnished or made available to it in connection with the transactions contemplated by this Organization Agreement and the Related Agreements, subject to the requirements of law and the provisions of this Organization Agreement and the Related Agreements. If this Organization Agreement is terminated prior to the Phase I Closing, ATI will deliver to USW all documents, work papers and other material (including copies) obtained by it in connection herewith, whether obtained before or after the Effective Date.

         (f) Divestiture of Tucson Cellular Interest. ATI agrees to use reasonable efforts to cause AirTouch Cellular of Arizona to divest itself of the Tucson Cellular Interest on or before the Phase I Closing or otherwise to obtain any Authorizations required to permit the Phase I Transactions to occur prior to a divestiture of the Tucson Cellular Interest, subject to the following conditions:

              (i) ATI shall be solely responsible for the payment of any Taxes related to the divestiture and any Tax-related penalties or interest thereon. Promptly after the closing of a transaction (or a series of transactions) resulting in the divestiture of the Tucson Cellular Interest, ATI shall provide to USW and WMC a written notice (the "Tucson Notice") stating the amount of the Tucson Taxes. For purposes of this Section 3.2(f)(i) and Sections 3.1(h),(i) and
(j), "Tucson Taxes" means federal, state and local Taxes incurred in connection with the divestiture of the Tucson Cellular Interest (exclusive of penalties or interest), determined using an assumed combined federal, state and local Tax rate of 40% based on the actual taxable gain recognized for federal income tax purposes upon such divestiture (adjusted to take into account any refunds or adjustments made by any federal income taxing authority, other than with respect to penalties or interest) and determined without regard to the availability of net operating loss carryforwards or similar tax offsets or benefits, and without regard to the tax effect of the contribution or payment of any amount pursuant to this Section 3.2(f) or Sections 3.1(h) through (j) hereof.

              (ii) If and when required or advisable to avoid or mitigate any non-compliance with the MFJ, CECO or EO or any law or regulation of any Governmental Body or to obtain any necessary Authorizations, ATI agrees to place its Tucson Cellular Interest in trust pending divestiture on such terms as shall be approved by the Governmental Bodies having jurisdiction thereof.

              (iii) From and after the date of consummation of the exchange, if any, of the Tucson Cellular Interest for another property or interest, such property or interest shall be treated for all purposes of this Organization Agreement as an ATI Phase II Asset and as an ATI Domestic Cellular Asset, ATI Domestic Cellular Subsidiary or ATI Domestic Cellular Interest, as the case may be.

         (g) Operation of Certain Assets. If and to the extent that ATI, despite its reasonable efforts, is unable to contribute any ATI Phase II Assets to WMC at the Phase II Closing in accordance with SECTION 6.3(b)(iii) of this Organization Agreement, ATI covenants and agrees to continue to make reasonable efforts to make such contribution thereafter during Phase II, to the maximum extent possible without violating the MFJ, CECO, EO or any law, rule or regulation of any Governmental Body having jurisdiction over WMC or either Party. The representations and warranties made by ATI with respect to each such Beneficial Phase II Asset in SECTION 2.2 hereof shall remain true and correct in all material respects on the date such Beneficial Phase II Asset shall be contributed to WMC, and ATI shall comply with all covenants contained herein with respect to the Beneficial Phase II Assets until such Beneficial Phase II Assets are contributed to WMC.

         (h) San Diego Cellular Property. Upon ATI's receipt of the San Diego Notice, USW and ATI shall use their best good faith efforts to reach agreement on a form of payment of 50 percent of the San Diego Taxes (the "San Diego Taxes Payment") which (A) gives USW the full benefit of the San Diego Taxes Payment (but without any gross-up), (B) minimizes the Tax liability of USW with respect to such Payment, and (C) improves the ability of ATI to treat such amount as an investment under its method of accounting. If USW and ATI fail to reach agreement on the form of such Payment within 30 days of USW's mailing of the San Diego Notice, ATI shall make the San Diego Taxes Payment in cash to USW upon the later of the expiration of such 30 day period or the conclusion of the process described in Section 3.2(i).

         (i) In the event that ATI disagrees with USW's calculation of the amount of San Diego Taxes, ATI may challenge that determination by notifying USW in writing of the grounds for such disagreement within ten (10) days of ATI's receipt of the San Diego Notice. USW and ATI shall negotiate in good faith to resolve such disagreements. If ATI and USW fail to resolve such disagreements, then the matter will be referred to arbitration in accordance with the Arbitration Agreement for resolution.

         (j) In the event of a determination that San Diego Taxes may be different than the amount originally used for purposes of Section 3.2(h) and (i) and Section 3.1(f)(ii), USW shall consult with ATI concerning the audit, appeal, amended return or other process potentially leading to such redetermination provided that such redetermination shall be calculated using the assumed tax rate, disregarding net operating loss carryforwards and similar tax offsets and benefits, disregarding the tax effect of the contribution or payment of any amount and disregarding any penalties and interest, all as provided in Section 3.1(f)(ii); and upon any such redetermination becoming final, appropriate adjustments shall be made among the parties to reflect such redetermination.

    3.3 Fiduciary Obligations. The Parties hereto acknowledge that each may have fiduciary obligations to other Persons, including without limitation shareholders and partners in Domestic Cellular Subsidiaries and Domestic Cellular Investment Entities. Each Party shall comply with all such fiduciary obligations.

                                    ARTICLE 4
                           PHASE I CLOSING ADJUSTMENTS

    4.1 Cash Flows and Funding Prior to Phase I. During the period from the Effective Date and ending immediately prior to the Phase I Closing (i) USW shall be entitled to the cash flows and responsible for the funding requirements relating to the USW Phase II Assets and the Scheduled Phase II Related Assets, and (ii) ATI shall be entitled to the cash flows and responsible for the funding requirements relating to the ATI Phase II Assets, New Par and the Scheduled New Par Related Asset. Except as otherwise provided in this Agreement, any and all indebtedness or liabilities incurred by the Parties prior to the Phase I Closing shall be the sole responsibility of such Party.

    4.2  Phase I Closing.

         (a) At the Phase I Closing, USW and ATI each shall be responsible for having increased the Net Asset Value of their respective Phase II Assets (and with respect to ATI, New Par) by an amount equal to the proforma increase in Net Asset Value determined in accordance with Schedule 4.2A (with respect to USW) or Schedules 4.2B and 4.2C (with respect to ATI) for the Phase I Closing.

              (i) If there is no date on Schedules 4.2A, 4.2B or 4.2C that is the same as the Phase I Closing Date, the proforma increase in Net Asset Value shall be determined by interpolating on a straight line basis the amounts on Schedules 4.2A, 4.2B or 4.2C from the last date preceding and first date subsequent to the Phase I Closing.

              (ii) The appropriate assumption regarding ATI's ownership of New Par shall be taken into account for purposes of determining ATI's proforma increase in Net Asset Value (as set forth on Schedules 4.2B and 4.2C). As long as the New Par Determination Date has not occurred at the time of the Phase I Closing, ATI's pro forma increase in Net Asset Value shall be determined by taking 50% of the pro forma increase in Net Asset Value for New Par (as set forth on Schedule 4.2C) into account.

              (iii) As an example, if the Phase I Closing occurs on September 30, 1995 and, assuming that no New Par Determination Date shall have occurred as of such date, the proforma increase in Net Asset Value for USW shall be $302,760,000 and the pro forma increase in Net Asset Value for ATI shall be $466,888,500 (computed as the sum of $381,793,000 from Schedule 4.2B and $85,095,500 from Schedule 4.2C).

              (iv) The parties acknowledge and agree that the intent of the provisions of this Article 4 is for the parties to increase the Net Asset Value of their Phase II Assets and New Par Assets in the ordinary course of business and primarily through capital expenditures, and for neither party to be able to obtain any benefit with respect to WMC or the other party from an artificial increase in the Net Asset Value of their Phase II Assets or New Par Assets.

         (b) Within forty-five (45) business days after the Phase I Closing Date, each Party's change in Net Asset Value from May 31, 1994 to the Phase I Closing Date shall be calculated. To the extent that ATI's or USW's change in Net Asset Value from May 31, 1994 to the Phase I Closing Date is greater than or less than such Party's proforma increase in Net Asset Value from May 31, 1994 to the Phase I Closing Date shown on Schedule 4.2A or Schedules 4.2B and 4.2C, respectively, and in each case as adjusted in accordance with Section 4.3 and, for ATI, the appropriate assumption as to New Par ownership, each of ATI and USW shall: (i) if such Party's difference (the "Balance Sheet Differential") is a negative amount, either (A) contribute cash to WMC in an amount equal to the absolute value of such Balance Sheet Differential, or (B) make a Balance Sheet Differential election; or (ii) if such Party's Balance Sheet Differential is a positive amount, either (A) distribute or dividend cash from such Party's Domestic Cellular Subsidiaries in an amount equal to such Balance Sheet Differential, or (B) make a Balance Sheet Differential election.

         (c) A Party may make a Balance Sheet Differential election with respect to all, but (except as provided in the proviso to the second sentence of clause (i) of this paragraph (c)) not less than all, of a positive or negative Balance Sheet Differential by delivering a written notice of such election to WMC and to the other Party within ten (10) days of the date on which each Party's change in Net Asset Value from May 31, 1994 to the Phase I Closing Date has been finally determined.

              (i) Upon either Party making a Balance Sheet Differential election, such election shall be taken into account for purposes of calculating the Initial Percentages of the Parties as of the Phase I Closing Date in accordance with Section 4.5 hereof. A Balance Sheet Differential election shall not be available to the extent a Party's positive balance is due to Current Assets that were generated or retained by such Party (such as through the incurrence of an Unpermitted Liability) unless such Party can show that it acted in the ordinary course of business, consistent with past practice; provided, however, that such Current Assets (not available for a Balance Sheet Differential election) shall be available for distribution to such Party. The Parties acknowledge and agree that the general business practice is for each Party to make daily distributions of all excess cash and to retain only the amount of cash necessary to operate the business.

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





              (ii) In the event that any Party makes a Balance Sheet Differential election, (A) the amount of such Party's Balance Sheet Differential shall be hereinafter referred to as such Party's "Balance Sheet Differential Amount," (B) unless the other Party also makes a Balance Sheet Differential election, such other Party's Balance Sheet Differential Amount shall be zero, and (C) the amount, positive or negative, equal to the sum of the Balance Sheet Differential Amounts of both of the Parties shall be hereinafter referred to as the "Total Differential Election Amount."

         (d) For the purposes of this Article 4, the following definitions shall apply as they relate to Phase II Assets and New Par:

              (i) "Net Asset Value" means, for either Party, an amount equal to the sum of:

                   (A) Current Assets;

                   (B) plus: Gross Investment in Property, Plant and Equipment;

                   (C) less: Current Liabilities.

              (ii) "Current Assets" means, for each Party, those assets that are reasonably expected to be realized in cash or sold or consumed during the normal operating cycle of the entity or within one year. Except as otherwise provided herein, Current Assets shall include: cash, cash equivalents, accounts receivable and associated reserves, pre-paid expenses, inventories, marketable securities and such other current assets as would reasonably be included under generally accepted accounting principles, but shall exclude (A) all income tax balances that existed on May 31, 1994, and exist on the Phase I Closing including prepaid and deferred income taxes and income taxes receivable, (B) notes or other amounts receivable from affiliates other than amounts receivable from Affiliates for transactions conducted on an arm's length basis for direct services rendered or for payment of operating liabilities on behalf of such Affiliates and (C) any changes in net Cellular Service and Equipment accounts receivable balances resulting from any change in the Days Sales Outstanding ratio as of the Phase I Closing Date from the Days Sales Outstanding ratio as of May 31, 1994. For the purposes of the preceding sentence, the Days Sales Outstanding ratio shall equal (x) the net Service and Equipment accounts receivable balance as of May 31, 1994, or the Phase I Closing, as the case may be, divided by (y) the average of the service and equipment revenues for the two months preceding May 31, 1994, or the Phase I Closing, as the case may be. The parties shall use consistent methodologies and accounts in the calculation of the Day Sales Outstanding ratio.

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




              (iii) "Gross Investment in Property, Plant and Equipment" means, for each Party, such Party's gross investment in those assets that are tangible, relatively long-lived and necessary to generate future cash flows or for the ongoing operation of the business. Gross property plant and equipment includes land, buildings, leasehold improvements, cellular plant and switching, transmission, furniture, computer systems, construction-in-process, software, office equipment, cellular and other telephone equipment and such other elements as would reasonably be included under generally accepted accounting principles but shall exclude capitalized interest incurred after May 31, 1994 and any write-up of asset values. Depreciation and amortization are excluded from this balance. In addition, the gross investment in all property, plant and equipment sold or otherwise disposed of in the ordinary course of business during the period from May 31, 1994 to the Phase I Closing Date shall be added back in determining gross property plant and equipment at the Phase I Closing Date; provided, however, that (A) an amount equal to the net receivables or proceeds resulting from any such sales or disposals shall be deducted in determining the Net Asset Value at the Phase I Closing Date, and (B) all cash and non-cash consideration received from such sale or disposal shall be treated for all other purposes of this Organization Agreement as a Phase II Asset of the Party making such sale or disposal (except that such consideration received from any sale or disposal of any property, plant or equipment of New Par shall be treated for all other purposes of this Organization Agreement as an asset of New Par).

              (iv) "Current Liabilities" means, for each Party, obligations that are expected to be satisfied either by the use of Current Assets or by the creation of other Current Liabilities within one year. Current Liabilities shall also include accounts payable, unearned revenue and customer deposits, accrued liabilities for equipment, services, employee compensation and benefits and shall exclude (A) notes payable and capital lease obligations (including amounts related to borrowing, indebtedness and accrued interest), (B) all income tax balances (including deferred taxes and income taxes payable), and (C) any amounts payable to Affiliates, except that amounts payable to Affiliates for transactions conducted on an arm's length basis for direct services rendered or for payment of operating liabilities on behalf of USW or ATI such as payment of the Parties' state and local taxes, insurance or other direct operating expenses shall not be excluded.

         (e) Notwithstanding anything to the contrary in this Article 4, the Net Asset Value of USW and ATI shall not reflect any effects or changes that are attributable to any of the following:

              (i) such Party's failure to operate its business in accordance with Section 3.1(b) or Section 3.2(b),

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




respectively, or otherwise to operate its business in the ordinary course and consistent with past practice,

              (ii) any Scheduled Phase II Related Asset or any Scheduled New Par Related Asset,

              (iii) any reimbursement made in connection with any Reimbursed Expense (it being understood that Schedules 4.2A, 4.2B and 4.2C should not reflect the effects of any such Reimbursed Expense), and

              (iv) all balances related to income taxes, including income taxes payable, receivable, prepaid or deferred.

         (f) The calculation of the increase in Net Asset Value shall be determined from fully proportional balance sheets for each Party for May 31, 1994 and the Phase I Closing Date. Notwithstanding anything herein to the contrary, the balance sheets for the Phase I Closing Date shall reflect a consistent application of accounting principles and methods from May 31, 1994 to the Phase I Closing.

         (g) The appropriate assumption regarding ATI's ownership of New Par shall be taken into account for purposes of determining Net Asset Value of ATI for May 31, 1994 and the Phase I Closing. As long as the New Par Determination Date has not occurred at the time of the Phase I Closing, 50% of New Par shall be taken into account for purposes of calculating the Net Asset Value of ATI for May 31, 1994 and the Phase I Closing.

         (h) The Parties shall mutually agree on the specific methodology for determining the Net Asset Value as of May 31, 1994 and such methodology shall be used to calculate each Party's Net Asset Value as of the Phase I Closing. Each Party shall prepare a schedule that shows such Party's calculation of Net Asset Value as of May 31, 1994 and shall present such schedule (along with any workpapers or other supporting documents) to the other Party prior to the Phase I Closing Date. Each Party shall prepare a schedule that shows such Party's calculation of Net Asset Value as of the Phase I Closing Date and shall present such schedule (along with any workpapers or other supporting documents) within twenty (20) business days after the Phase I Closing Date. In each case, each Party shall have a right to review the calculations used to determine the other Party's schedule required hereunder and request adjustments based on such review or the Independent Third Party review pursuant to Section 4.4.

         (i) The Parties acknowledge and agree that the specific methodology to be used by both Parties to calculate Net Asset Value as of May 31, 1994 and as of the Phase I Closing (as well as the pro forma increase in Net Asset Value) should be consistent. If the Parties have used inconsistent methodologies, the Parties will use reasonable best efforts to

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




agree to a consistent methodology and to make the appropriate adjustments to the Net Asset Values as of May 31, 1994, the pro forma increase thereto, and the Net Asset Values as of the Phase I Closing to reflect such consistent methodology.

         (j) In determining Net Asset Value, each Party's non-managed property interests shall be accounted for on a fully proportional basis; provided, however, that if the necessary financial information for any non-managed property is not available as of any date on which Net Asset Value is to be calculated, the financial information related to such non-managed property used in the calculation of Net Asset Value shall be determined by interpolating on a straight line basis the financial information from the closest date preceding and the closest date subsequent to such date for which the necessary information is available.

         (k) Any assets (other than New Par) included for purposes of calculating Net Asset Value of any Party shall be treated as Phase II Assets of such Party for all purposes of this Organization Agreement (including Article 5 hereof) and accordingly shall in no event be used to satisfy any Unpermitted Liability of such Party, distributed as a dividend to such Party or otherwise be used in a manner inconsistent with the use of such Party's Phase II Assets; provided, however, that the foregoing shall not apply to any cash distributed by a Party pursuant to subparagraph (A) of clause (ii) of the last sentence of
Section 4.2(b)).

    4.3 Special Provisions relating to the San Diego Cellular Property and the Tucson Cellular Interest. As the change in Net Asset Values calculated under
Section 4.2 above includes the effects of USW's San Diego Cellular Property and ATI's Tucson Cellular Interest, and since each of USW and ATI intends to sell or dispose of such properties, this Section 4.3 sets forth the adjustments to the Net Asset Values to be calculated under Section 4.2 to reflect the sale or other disposition of the San Diego Cellular Property and the Tucson Cellular Interest.

         (a) Upon the sale or other disposition (or deposit in a trust pending sale) of the San Diego Cellular Property and the Tucson Cellular Interest, Schedules 4.2A and 4.2B shall be adjusted to remove the effects of the San Diego Cellular Property and the Tucson Cellular Interest on the increases in Net Asset Values set forth therein, and such adjustments shall occur prior to determining a Party's Balance Sheet Differential under Section 4.2 above. Any effect of the San Diego Cellular Property, the Tucson Cellular Interest or any properties or interests acquired in exchange for the San Diego Cellular Property shall not be taken into account for purposes of determining Net Asset Value as of May 31, 1994 or as of the Phase I Closing.

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





         (b) Any cash proceeds from the sale or other disposition of the San Diego Cellular Property or the Tucson Cellular Interest shall be:

              (i) managed by the recipient at the unanimous direction of the WMC Partnership Committee;

              (ii) separately maintained and tracked in the accounting records of USW or ATI;

              (iii) upon the Phase II Closing, contributed, along with any interest earned or dividends received, to WMC as part of the capital contribution of USW, with respect to proceeds from the sale or other disposition of the San Diego Cellular Property, and of ATI with respect to proceeds from the sale or other disposition of the Tucson Cellular Interest; and

              (iv) if this Agreement terminates prior to the Phase II Closing, returned to the sole control of USW, along with any interest earned or dividends received, with respect to the proceeds of the sale or other disposition of the San Diego Cellular Property, and returned to the sole control of ATI, along with any interest earned or dividends received, with respect to the proceeds of the sale or other disposition of the Tucson Cellular Interest.

         (c) The sale or disposition of the San Diego Cellular Property or the Tucson Cellular Interest shall not cause or result in any adjustment to Schedules 4.5A or 4.5B attached hereto.

    4.4  Independent Third Party Verification.

         (a) At the earliest practicable date, and in no event later than October 31, 1995, USW and ATI shall mutually agree upon an independent third party accounting firm of national standing and/or such other consultant familiar with the cellular industry (an "Independent Third Party") to (i) verify the calculations in Section 4.3(a) above, and (ii) verify that the projections for San Diego and Tucson used to develop Schedule 4.5A were fair and reasonable. Each of USW and ATI shall provide such Independent Third Party with all information necessary to make all such verifications by December 15, 1995. The costs and fees of such Independent Third Party shall be shared equally by the Parties. The parties acknowledge and agree that if the Independent Third Party concludes that the calculations in Sections 4.3(a) above are incorrect, there shall be (i) a recalculation of Section 4.3(a) based upon the findings of the Independent Third Party, and (ii) an appropriate adjustment to Schedule 4.5A.

         (b) Either Party may request that any other calculation or determination required under this Article 4 or

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




under Article 5 also be performed by such Independent Third Party, the costs and fees of which shall be shared equally among the Parties (as long as, for purposes of sharing costs and fees, both Parties agree upon the scope and cost of the calculation or determination to be performed by such Independent Third Party, with such agreement not to be unreasonably withheld).

    4.5 Initial Phase II Asset Percentages. Each Party's relative percentage interest in the cash flow attributable to the Phase II Assets, the Scheduled Phase II Related Assets, New Par and the Scheduled New Par Related Asset as of the Phase I Closing shall be determined in accordance with this Section 4.5. Such relative percentage interests shall be determined within five (5) days of the date when the parties no longer have the ability to make Balance Sheet Differential elections pursuant to Section 4.2(c) and such relative percentage interests as of the Phase I Closing shall be used for purposes of the calculation of the relative Phase II Closing Percentages of the Parties as set forth in Article 5. In general, three alternative computations of such relative percentage interests are to be made as of the Phase I Closing Date to reflect three different assumptions as to ATI's ownership of New Par (based on ATI's potential ownership of 100%, 50% or no portion of New Par) and, as set forth herein, such New Par assumptions generally affect values and percentages that are to be used as the basis for such calculations.

         (a) First, three sets of "Tentative Initial Percentages" shall be identified as of the Phase I Closing in accordance with Schedule 4.5A attached hereto and based on three different assumptions as to New Par ownership. The first set of Tentative Initial Percentages shall be the "Tentative Initial Percentage-100% New Par" and shall be based on the assumption that ATI shall contribute 100% of New Par. The second set of Tentative Initial Percentages shall be the "Tentative Initial Percentage-50% New Par" and shall be based on the assumption that ATI shall contribute 50% of New Par. The third set of Tentative Initial Percentages shall be the "Tentative Initial Percentage-No New Par" and shall be based on the assumption that ATI shall contribute no interest in New Par. In the event that there is no date on Schedule 4.5A with the same date as the Phase I Closing Date, the Tentative Initial Percentages shall be determined by interpolating on a straight line basis the percentages on Schedule 4.5A from the last date preceding and first date subsequent to the Phase I Closing Date and closest in time thereto. As an example, if the Phase I Closing occurs on September 30, 1995, no interpolation shall be necessary and (assuming
Schedule 4.5A is not adjusted pursuant to Section 4.3 hereof) for ATI and USW, the Tentative Initial Percentages-100% New Par shall be 73.9301% and 26.0699%, respectively, the Tentative Initial Percentages-50% New Par shall be 69.8117% and 30.1883%, respectively and the Tentative Initial Percentages-No New Par shall be 64.1490% and 35.8510%, respectively.

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




         (b) Second, three alternative "Phase I Closing Values" shall be determined as of the Phase I Closing as follows:

              (i) The first step in determining the Phase I Closing Values shall be to identify (A) the "Assumed Phase II Assets Value" which shall be the value indicated on Schedule 4.5B, and (B) the "Assumed New Par Assets Value" which shall be equal to the product of (I) 38.712%, and (II) the Assumed Phase II Assets Value. The Parties acknowledge and agree that such Assumed Values are only a basis to be used for the computations set forth in this Article 5 and are not intended to reflect the true value of the Phase II Assets or New Par.

              (ii) The second step in determining the Phase I Closing Values shall be to calculate three alternative "Initial Values" by reference to the Assumed Phase II Assets Value and the Assumed New Par Assets Value and based on the three different assumptions as to New Par ownership.

                   (A) The first Initial Value shall be the "Initial Value-100% New Par" and shall be equal to the Assumed Phase II Assets Value plus 100% of the Assumed New Par Assets Value.

                   (B) The second Initial Value shall be the "Initial Value-50% New Par" and shall be equal to the Assumed Phase II Assets Value plus 50% of the Assumed New Par Assets Value.

                   (C) The third Initial Value shall be the "Initial Value-No New Par" and shall be equal to the Assumed Phase II Assets Value.

              (iii) The third step in determining the three alternative Phase I Closing Values shall be to calculate such values as the three alternative Initial Values, in each case, accreted at the rate of 12% per annum from July 25, 1994 to the Phase I Closing Date. Such Initial Values as so accreted shall be referred to respectively as the "Phase I Closing Value-100% New Par," the "Phase I Closing Value-50% New Par" and the "Phase I Closing Value-No New Par."

         (c) Third, three sets of alternative "Initial Percentages" shall be computed as of the Phase I Closing based on the three different assumptions as to New Par ownership as follows. In each case, such Initial Percentages shall take into account the Scheduled New Par Related Asset.

              (i) The first set of Initial Percentages shall be the "Initial Percentages-100% New Par" and, for each Party, shall be determined as the quotient obtained by dividing (xx) such Party's Restated Phase I Closing Assets by (yy) the aggregate Restated Phase I Closing Assets of both of the

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




Parties. For purposes of this determination, the "Restated Phase I Closing Assets" shall mean, for each Party, the sum of (A) the product of (I) such Party's Tentative Initial Percentage-100% New Par, and (II) the Phase I Closing Value-100% New Par, plus or minus, (B) such Party's Differential
Election Amount, plus (C) for ATI, the Scheduled NPRA 12% Value of the Scheduled New Par Related Asset as determined as of the Phase I Closing.

              (ii) The second set of Initial Percentages shall be the Initial Percentage-50% New Par and shall be computed in the manner described in clause
(i) except that (A) such Party's Tentative Initial Percentage-50% New Par shall be used in place of such Party's Tentative Initial Percentage-100% New Par, (B) the Phase I Closing Value-50% New Par shall be used in place of the Phase I Closing Value-100% New Par, and (C) 50% (rather than 100%) of the Scheduled NPRA 12% Value as determined as of the Phase I Closing shall be taken into account.

              (iii) The third set of Initial Percentages shall be the Initial Percentage-No New Par and shall be computed in the manner described in clause
(i) except that (A) such Party's Tentative Initial Percentage-No New Par shall be used in place of such Party's Tentative Initial Percentage-100% New Par, (B) the Phase I Closing Value-No New Par shall be used in place of the Phase I Closing Value-100% New Par, and (C) no portion (rather than 100%) of the Scheduled NPRA 12% Value shall be taken into account.

         (d) Examples 2 and 3 of Exhibit A, attached hereto, reflect some of the basic calculations set forth in this Section 4.5.

    4.6 Dispute Resolution. If the Parties are unable to agree on the adjustments to be made under this Article 4, including the adjustments to be made to reflect the findings of the Independent Third Party pursuant to Section 4.4, the Parties shall follow the dispute resolution procedures set forth in
Section 5.14.

                                    ARTICLE 5
                          PHASE II CLOSING PERCENTAGES

    5.1  Cash Flows and Funding Prior to Phase II.

         (a) During Phase I (i) USW shall be entitled to the cash flows and responsible for the funding requirements relating to the USW Phase II Assets and the Scheduled Phase II Related Assets, and (ii) ATI shall be entitled to the cash flows and responsible for the funding requirements relating to the ATI Phase II Assets, New Par, and the Scheduled New Par Related Asset.

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




         (b) Except as otherwise provided herein, any and all indebtedness or liabilities incurred by the Parties prior to the Phase II Closing shall be the sole responsibility of such Party. USW and ATI shall make every reasonable effort to have any and all indebtedness or liabilities outstanding as of the Phase I Closing Date and incurred in connection with such Party's Phase II Assets (and for USW, Scheduled Phase II Related Assets) other than any indebtedness and liabilities of the type allowed pursuant to Section 3.1(d)(v) or Section 3.2(d)(v), respectively, repaid as soon as reasonably practicable and in all events prior to the Phase II Closing.

    5.2 Basic Principles for Phase II Closing Percentages. This Section 5.2 is intended to provide general guidelines with respect to certain basic principles that govern the process to be used to determine the relative Phase II Closing Percentages of the Parties as of the Phase II Closing. Section 5.3 sets forth general guidelines with respect to certain additional principles which are also to be taken into account in determining such Phase II Closing Percentages. Specific guidelines for computing the relative Phase II Closing Percentages (based upon the general principles referred to in this Section 5.2 and Section 5.3) are set forth in Sections 5.4 through 5.10 hereof and Section 5.12 hereof.

         (a) During Phase I (i) USW shall be entitled to the cash flows and responsible for the funding requirements relating to the USW Phase II Assets and the Scheduled Phase II Related Assets, and (ii) ATI shall be entitled to the cash flows and responsible for the funding requirements relating to the ATI Phase II Assets, New Par, and the Scheduled New Par Related Asset.

         (b) The percentage interests of the Parties in the cash flows (positive or negative) attributable to the Phase II Assets and New Par are initially determined at the Phase I Closing in accordance with Section 4.5 and the schedule set forth therein (i.e., with such initial percentages determined by reference to the time of the Phase I Closing and after taking into account certain additional complicating factors, as generally described in Section 5.3).

         (c) Cash flows for Phase II Assets, Scheduled Phase II Related Assets, New Par, and the Scheduled New Par Related Asset are recorded quarterly and generally serve as the basis for computing adjustments to the initial percentage interests (established as of the Phase I Closing) as follows, in each case, as modified to take into account additional complicating factors (as generally set forth in Section 5.3):

              (i) For each quarter of Phase I, a cash flow adjustment amount is calculated for each Party as follows. For USW the quarterly cash flow adjustment amount shall be the difference between (A) the quarterly cash flow attributable to

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




USW's Phase II Assets and the Scheduled Phase II Related Assets, and (B) the product of (1) USW's percentage interest in cash flows (generally as determined by reference to its initial percentage interest for the first quarter and to its restated percentage interest for each quarter thereafter), and (2) the aggregate quarterly cash flows of both Parties attributable to the Phase II Assets, the Scheduled Phase II Related Assets, and ATI's share of New Par and the Scheduled New Par Related Asset. For ATI the quarterly cash flow adjustment amount shall be the difference between (A) the quarterly cash flow attributable to ATI's Phase II Assets and ATI's share of New Par and the Scheduled New Par Related Asset and (B) the product of (1) ATI's percentage interest in cash flows (generally as determined by reference to its initial percentage interest for the first quarter and to its restated percentage interest for each quarter thereafter), and (2) the aggregate quarterly cash flows of both Parties attributable to the Phase II Assets, the Scheduled Phase II Related Assets, and ATI's share of New Par and the Scheduled New Par Related Asset.

              (ii) For each quarter of Phase I, the cash flow adjustment amount is converted into a percentage (an "incremental percentage") of the total value of the Phase II Assets, the Scheduled Phase II Related Assets, New Par and the Scheduled New Par Related Asset (with such values accreting at the rate of 12% per annum).

              (iii) For each quarter of Phase I, the Party with a negative cash flow adjustment amount for such quarter shall be identified and the incremental percentage for such quarter shall be added to such Party's restated percentage interest as of such quarter (and subtracted from the other Party's restated percentage interest as of such quarter) in order to obtain the restated percentage interests for the Parties that will apply for the following quarter.

              (iv) The percentage interests of the Parties are revised and restated pursuant to this process for each quarter of Phase I and such quarterly revisions are cumulative until Phase II Closing Percentages are calculated at the Phase II Closing (generally by adding or subtracting, as appropriate, the incremental percentage determined for the final quarter of Phase I to the restated percentage interests of the Parties as of such final quarter).

    5.3 Additional Principles for Phase II Closing Percentages. Section 5.2 sets forth the general guidelines with respect to certain basic principles that govern the process to be used to determine the relative Phase II Closing Percentages of the Parties as of the Phase II Closing. This Section 5.3 sets forth the general guidelines with respect to certain additional principles that complicate such determination but are nevertheless to be taken into account. Specific guidelines for computing such Phase II Closing Percentages (based upon the

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




general principles set forth in Section 5.2 and this Section 5.3) are set forth in Sections 5.4 through 5.10 hereof and Section 5.12 hereof.

         (a) In general, three alternative computations are to be made initially (as described in Section 4.5) and for each quarter of Phase I to reflect three different assumptions as to ATI's ownership of New Par (based on ATI's potential ownership of 100%, 50% or no portion of New Par).

              (i) Such New Par assumptions generally affect values, percentages and cash flows to be used for each quarterly calculation.

                   (A) If a New Par Contribution Date occurs at the time of the Phase II Closing, initial and quarterly assumptions based on ATI's 100% ownership of New Par are used to determine Phase II Closing Percentages.

                   (B) If a Back End Termination Date occurs prior to or on the Phase II Closing, initial and quarterly assumptions based on ATI's ownership of no portion of New Par are used to determine Phase II Closing Percentages.

                   (C) If the New Par Determination Date has not occurred at the time of the Phase II Closing, initial and quarterly assumptions based on ATI's 50% ownership of New Par are used to determine Phase II Closing Percentages.

              (ii) The Scheduled New Par Related Asset is to be taken into account as of the Phase I Closing based on the appropriate New Par assumption (ownership of 100%, 50% or no portion, as the case may be).

              (iii) If the New Par Determination Date occurs after the Phase II Closing, revised Phase II Closing Percentages are computed, but only for purposes of determining the Parties' revised percentage interests in WMC cash flows after the New Par Determination Date.

         (b) In the event that either Party has made a Balance Sheet Differential Election, the initial percentage interests of the Parties are restated as of the Phase I Closing in the manner described in Section 4.5.

         (c) The initial percentage interests of the Parties shall be restated as of the Phase I Closing in the manner described in Section 4.5 to take into account the Scheduled New Par Related Asset.

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




         (d) Scheduled Phase II Related Assets are contributed to WMC at the Phase II Closing. At such time, ATI can elect to either (i) contribute cash in an amount so as to avoid dilution, or (ii) have the final percentage interests of the Parties in the Phase II Assets restated as of the Phase II Closing to take into account USW's contribution of the Scheduled Phase II Related Assets.

    5.4 Phase II Closing Percentages. Promptly after the Phase II Closing (and in no event later than forty-five (45) days after the Phase II Closing), the "Phase II Closing Percentages" of each Partner shall be determined as follows:

         (a) In the event that the New Par Contribution Date occurs at the time of the Phase II Closing, each Party's Phase II Closing Percentage shall be equal to the Phase II Closing Percentage-100% New Par determined for the date of the Phase II Closing for such Party pursuant to Section 5.7.

         (b) In the event that the New Par Determination Date has not occurred at the time of the Phase II Closing, each Party's Phase II Closing Percentage shall be equal to the Phase II Closing Percentage-50% New Par determined for the date of the Phase II Closing for such Party pursuant to Section 5.7.

         (c) In the event that a Back End Termination Date occurs prior to (or on) the Phase II Closing, each Party's Phase II Closing Percentage shall be equal to the Phase II Closing Percentage-No New Par determined for the date of the Phase II Closing for such Party pursuant to Section 5.7.

         (d) In the event that the New Par Determination Date has not occurred at the time of the Phase II Closing, all three sets of Phase II Closing Percentages shall be determined for the date of the Phase II Closing pursuant to
Section 5.7 and shall be recorded and retained by the Parties until the time that the Phase II Closing Percentages are redetermined in accordance with
Section 5.5.

         (e) Each Party shall have the right to review the calculations used to determine the Phase II Closing Percentages, including quarterly Cash Flow computations (as set forth in Section 5.8) and to request adjustments based on such review or the Independent Third Party review (pursuant to Section 4.4).

    5.5  Restated Phase II Closing Percentages.

         (a) In the event that the New Par Determination Date occurs after the Phase II Closing, the applicable "Phase II Closing Percentages" of the Parties shall be redetermined as of the New Par Determination Date as follows:

              (i) In the event a New Par Contribution Date occurs subsequent to the Phase II Closing, each Party's Phase II

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




Closing Percentage applicable as of such New Par Contribution Date shall be equal to the Phase II Closing Percentage-100% New Par determined for the date of the Phase II Closing for such Party and recorded pursuant to Section 5.4(d).

              (ii) In the event that a Back End Termination Date occurs subsequent to the Phase II Closing, each Party's Phase II Closing Percentage applicable as of such Back End Termination Date shall be equal to the Phase II Closing Percentage-No New Par determined for the date of the Phase II Closing for such Party and recorded pursuant to Section 5.4(d).

         (b) Such Phase II Closing Percentages are one factor in the calculation used to determine the relative Percentage Interests of the Parties in WMC as of such New Par Determination Date (with such Percentage Interests to be computed in accordance with Section 4.9 of the WMC Partnership Agreement).

    5.6 Phase I Quarterly Computations. To provide a basis for the determination of Phase II Closing Percentages in Section 5.4 and the redetermination of Phase II Closing Percentages in Section 5.5, three sets of "Quarterly Percentages" (based on the three different assumptions as to New Par ownership) shall be computed for each fiscal quarter of Phase I (by reference to the immediately preceding fiscal quarter) and for the Phase II Closing (by reference to the final quarter of Phase I), in each case, as follows:

         (a) First, for each fiscal quarter of Phase I, three sets of "Quarterly Adjustment Amounts" shall be computed for the Parties.

              (i) The first set of Quarterly Adjustment Amounts shall be the "Quarterly Adjustment Amounts-100% New Par" and shall be determined for each Party as the difference between (A) the Cash Flow for such Party set forth in such Party's Quarterly Record for such quarter (as retained in accordance with Section 5.9 and, with respect to ATI, as determined by reference to the ATI Record-100% New Par), and (B) the product of (I) such Party's Quarterly Percentage-100% New Par (determined in accordance with paragraph (d) hereof) for such quarter, and (II) the aggregate Cash Flow for both Parties as set forth in the Quarterly Records for such quarter (determined for ATI by reference to the ATI Record-100% New Par).

              (ii) The second set of Quarterly Adjustment Amounts shall be the "Quarterly Adjustment Amounts-50% New Par" and shall be computed in the manner described in clause (i) except that (A) Cash Flow for ATI (and aggregate Cash Flow for both Parties) shall be determined by reference to the ATI Record-50% New Par rather than the ATI Record-100% New Par, and (B) a Party's Quarterly Percentage-50% New Par shall be used in place of the Party's Quarterly Percentage-100% New Par,

              (iii) The third set of Quarterly Adjustment Amounts shall be the "Quarterly Adjustment Amounts-No New Par" and shall be computed in the manner described in clause (i) except that (A) Cash Flow for ATI (and aggregate Cash Flow for both Parties) shall be determined by reference to the ATI Record-No New Par rather than the ATI Record-100% New Par, and (B) a Party's Quarterly Percentage-No New Par shall be used in place of the Party's Quarterly Percentage-100% New Par,

         (b) Second, for each fiscal quarter of Phase I, three "Incremental Percentages" shall be determined as follows.

              (i) The first Incremental Percentage shall be the "Incremental Percentage-100% New Par" and shall be determined as the quotient obtained by dividing (A) the positive Quarterly Adjustment Amount-100% New Par (determined in accordance with paragraph (a) of this Section 5.6) for such quarter, by (B) the Quarterly Value-100% New Par (determined in accordance with Section 5.10(a)) for such quarter,

              (ii) The second Incremental Percentage shall be the "Incremental Percentage-50% New Par" and shall be determined as the quotient obtained by dividing (A) the positive Quarterly Adjustment Amount-50% New Par for such quarter, by (B) the Quarterly Value-50% New Par (determined in accordance with Section 5.10(b)) for such quarter,

              (iii) The third Incremental Percentage shall be the "Incremental Percentage-No New Par" and shall be determined as the quotient obtained by dividing (A) the positive Quarterly Adjustment Amount-No New Par for such quarter, by (B) the Quarterly Value-No New Par (determined in accordance with Section 5.10(c)) for such quarter,

         (c) Third, for the first fiscal quarter of Phase I, each Party's Quarterly Percentage-100% New Par shall be equal to its Initial Percentage-100% New Par (as determined in accordance with Section 4.5(c)(i)), each Party's Quarterly Percentage-50% New Par shall be equal to its Initial Percentage-50% New Par (as determined in accordance with Section 4.5(c)(ii)), and each Party's Quarterly Percentage-No New Par shall be equal to its Initial Percentage-No New Par (as determined in accordance with Section 4.5(c)(iii)).

         (d) Fourth, for each fiscal quarter of Phase I after the first fiscal quarter, by reference to the immediately preceding fiscal quarter of Phase I, and for the date of the Phase II Closing, by reference to the final quarter of Phase I (with such immediately preceding fiscal quarter or final quarter of Phase I, as the case may be, hereinafter referred to as the "Preceding Quarter"), three sets of "Quarterly Percentages" shall be determined for the Parties as follows:

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




              (i) The first set of Quarterly Percentages shall be the "Quarterly Percentages-100% New Par" and shall be computed (A) for the Party whose Quarterly Adjustment Amount-100% New Par for the Preceding Quarter (as determined in accordance with paragraph (a) of this Section 5.6) was positive, by subtracting the Incremental Percentage-100% New Par determined (in accordance with paragraph (b) of this Section 5.6) for such Preceding Quarter from such Party's Quarterly Percentage-100% New Par (as determined in accordance with this
Section 5.6(d)) for such Preceding Quarter, and (B) for the Party whose Quarterly Adjustment Amount-100% New Par for the Preceding Quarter was negative, by adding the Incremental Percentage-100% New Par determined for such Preceding Quarter to such Party's Quarterly Percentage-100% New Par (as determined in accordance with this Section 5.6(d)) for such Preceding Quarter),

              (ii) The second set of Quarterly Percentages shall be the "Quarterly Percentages-50% New Par" and shall be computed in the manner set forth in clause (i) except that (A) a Party's Quarterly Adjustment Amount-50% New Par shall be used in place of the Party's Quarterly Adjustment Amount-100% New Par, (B) the Incremental Percentage-50% New Par shall be used in place of the Incremental Percentage-100% New Par, and (C) a Party's Quarterly Percentage-50% New Par shall be used in place of the Party's Quarterly Percentage-100% New Par,

              (iii) The third set of Quarterly Percentages shall be the "Quarterly Percentages-No New Par" and shall be computed in the manner set forth in clause (i) except that (A) a Party's Quarterly Adjustment Amount-No New Par shall be used in place of the Party's Quarterly Adjustment Amount-100% New Par,
(B) the Incremental Percentage-No New Par shall be used instead of the Incremental Percentage-100% New Par, and (C) a Party's Quarterly Percentage-No New Par shall be used in place of the Party's Quarterly Percentage-100% New Par.

         (c) Example 4 of Exhibit A, attached hereto, reflects some of the basic calculations set forth in this Section 5.6.

    5.7 Phase II Closing Percentages. For the date of the Phase II Closing, the three sets of "Phase II Closing Percentages" shall be determined for the Parties as follows:

         (a) If, ATI contributes to the capital of WMC cash (or a note) in an amount equal to the PIIRA LIBOR+ Adjustment in accordance with Sections 5.12(b) and (c) hereof, then each Party's Phase II Closing Percentage-100% New Par shall be equal to its Quarterly Percentage-100% New Par, each Party's Phase II Closing Percentage-50% New Par shall be equal to its Quarterly Percentage-50% New Par, and each Party's Phase II Closing Percentage-No New Par shall be equal to its Quarterly Percentage-No New Par (in each case, with such Party's Quarterly

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




Percentages determined as of the Phase II Closing in accordance with Section 5.6(d)).

         (b) If, ATI invokes a Scheduled PIIRA Redetermination Procedure, then the three sets of Phase II Closing Percentages as of the Phase I Closing shall be redetermined in the manner described in Section 5.12.

    5.8  Cash Flow.

         (a) The general intent of this Section 5.8 is to calculate free cash flow while (i) excluding the impact of all payments made or expenses incurred with respect to financing and debt, (ii) excluding all impacts from acquisitions and dispositions of domestic cellular licenses, businesses and business units, and (iii) assuming that each Party has a 40% income tax rate with no book to tax adjustments.

         (b) For purposes of this Article 5 (including the computation set forth under Section 5.6), "Cash Flow" derived from any Phase II Asset, New Par, any Scheduled Phase II Related Asset or the Scheduled New Par Related Asset generally means, for any period, an amount equal to the sum of:

              (i)   pre-tax net income or loss,

              (ii) plus interest expense and any other costs related to indebtedness charged to income,

              (iii) plus any impact or expense related to any affiliate
                    contracts or any expenses allocable from the parent company of one of the Partners except to the extent such contracts or expenses have been approved by the WMC Partnership Committee in the manner set forth in Section 2.16(a) of the WMC Partnership Agreement (such unapproved contracts or expenses, "Affiliate Contracts"), if such impacts or expenses are charged to income,

              (iv) plus expenses incurred in connection with a Party's failure to operate its business in accordance with Section 3.1(b) or
                    Section 3.2(b), as the case may be, or that relate to the period prior to the Phase I Closing, including but not limited to, any controversy, litigation, penalty or fine assessed by a regulatory agency that relate to the period prior to the Phase I Closing ("Exceptional Items") if the expense for such Exceptional Item is charged to income,

              (v) plus expenses attributable to Reimbursed Expenses or Transition Bonuses if such expenses are charged to income,

              (vi) minus revenues attributable to Exceptional Items if such revenues are credited to income,

              (vii) minus revenues (or expense relief) attributable to Reimbursed Expenses if such revenues or expense relief are credited to income,

              (viii) minus 40% of the sum (positive or negative) obtained by adding the amounts set forth in clauses (i) through (vii) above,

              (ix)   plus depreciation and amortization charged to income,

              (x) plus non-cash charges to income where the offsetting entry does not impact working capital,

              (xi) minus non-cash credits to income where the offsetting entry does not impact working capital,

              (xii)  plus decreases in working capital, or

              (xiii) minus increases in working capital, it being understood that working capital changes calculated for purposes of clause (xii) or this clause (xiii) shall exclude any impacts related to (A) payments, payables, prepayments, deferrals, or distributions with respect to Unpermitted Liabilities, (B) Reimbursed Expenses, Transition Bonuses, or Affiliate Contracts, or (C) accrued, prepaid or deferred interest, income taxes or dividends,

              (xiv)  minus capital expenditures,

              (xv) minus expenditures that create tangible non-current assets or prepaids,

              (xvi) minus capital contributions to Excluded Minority Interests as described in paragraph (h),

              (xvii) plus distributions received from Excluded Minority
                     Interests as described in paragraph (h),

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





              (xviii) minus expenditures for long-lived intangible assets if such expenditures were approved by the WMC Partnership Committee.

         (c) Cash Flow shall be determined in accordance with GAAP accounting principles and presented on a fully proportional basis.

         (d) Any revenues, expenses, profits and losses from MFJ Restricted Activities shall be excluded from the determination of Cash Flow and for all purposes under this Article 5.

         (e) In each case, the items set forth in paragraph (b) shall only be taken into account as they relate to any Phase II Asset, New Par, any Scheduled Phase II Related Asset or the Scheduled New Par Related Asset, as the case may be, for the period for which such Cash Flow is being computed. Any item set forth in paragraph (b), as it relates to any asset for any period, should only be counted once (and any repetitive descriptions of the same item should be ignored).

         (f) Impacts related to acquisitions and dispositions of domestic cellular licenses, businesses and business units shall not be taken into account for purposes of determining Cash Flow.

         (g) Impacts related to payments, payables, prepayments, deferrals, expenses, or distributions with respect to Unpermitted Liabilities or any income tax payment or receipt (and other similar direct account changes) shall not be taken into account for purposes of determining Cash Flow.

         (h) For purposes of this Section 5.8, "Excluded Minority Interests" mean minority interests with respect to which sufficiently detailed financial information is not available within a reasonable time frame to prepare a proportional cash flow calculation prior to the date of the Phase II Closing. As set forth in clauses (xvi) and (xvii) of paragraph (b), Cash Flow for purposes of this Article 5 (including the calculation of Phase II Closing Percentages pursuant to Section 5.6) shall originally be calculated by reference to capital contributions to, and distributions from, such Excluded Minority Interests. The Parties agree to recalculate such Cash Flow (and any items, such as Phase II Closing Percentages, computed in whole or in part by reference to Cash Flow) as the actual financial information becomes available (by using such actual financial information rather than capital contributions and distributions); provided, however, that such actual financial information is provided within three (3) years of the Phase II Closing.

              (i) Items that would otherwise reduce Cash Flow shall not be taken into account (A) to the extent that such items are attributable (I) to USW's or ATI's failure to operate

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




its business in accordance with Section 3.1(b) or Section 3.2(b), respectively, or (II) to a Party's failure (except as contemplated in an Approved Business
Plan) to operate its business in the ordinary course, consistent with past practice and in the manner contemplated by the Approved Business Plan, or (B) to the extent that such items are attributable to an expenditure or payment that is not ordinary and necessary.

    5.9 Phase I Quarterly Records. To provide a basis for purposes of the calculations set forth in Section 5.6, quarterly records for each fiscal quarter of Phase I ("Quarterly Records") shall be maintained as follows:

         (a) Quarterly Records for USW (the "USW Records") shall be maintained for each quarter of Phase I to record the Cash Flow for such quarter from (A) the USW Phase II Assets, and (B) the Scheduled Phase II Related Assets.

         (b) Three alternative Quarterly Records for ATI (the "ATI Record") shall be maintained for each quarter of Phase I to record Cash Flow based on the three alternative assumptions as to New Par ownership.

              (i) The first type of ATI Record shall be the ATI Record-100% New Par and shall record for each quarter of Phase I (1) the Cash Flow for such quarter from the ATI Phase II Assets, (2) 100% of the Cash Flow for such quarter from New Par, and (3) 100% of the Cash Flow for such quarter from the Scheduled New Par Related Asset.

              (ii) The second type of ATI Quarterly Record shall be the "ATI Record-50% New Par" and shall be computed in the manner described in clause (i) except that 50% (rather than 100%) of the Cash Flow for such quarter from New Par shall be included and 50% (rather than 100%) of the Cash Flow for such quarter from the Scheduled New Par Related Asset shall be included.

              (iii) The third type of ATI Quarterly Record shall be the "ATI Record-No New Par" and shall be computed in the same manner described in clause
(i) except that no portion (rather than 100%) of the Cash Flow for such quarter from New Par shall be included and no portion (rather than 100%) of the Cash Flow for such quarter from the Scheduled New Par Related Asset shall be included.

    5.10 Quarterly Values. For purposes of the calculations set forth in Section 5.6, three alternative "Quarterly Values" (based on the three assumptions as to New Par ownership) shall be defined with respect to any fiscal Quarter of Phase I as follows.

         (a) "Quarterly Value-100% New Par" shall mean, an amount equal to the sum of (A) the Initial Value-100% New Par

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




(as determined in accordance with 4.5(b)(ii)(A)), accreted at the rate of 12% per annum from July 25, 1994 to the last day of the Quarter at Issue, plus (B) the aggregate Scheduled PIIRA 12% Values of all Scheduled Phase II Related Assets as determined for the last day of the Quarter at Issue, plus (C) 100% of the Scheduled NPRA 12% Value as determined for the last day of the Quarter at Issue, plus or minus (D) the Total Differential Election Amount (as defined in
Section 4.2(c)), if any, accreted at the rate of 12% per annum from the Phase I Closing Date to the last day of the Quarter at Issue.

         (b) "Quarterly Value-50% New Par" shall mean an amount computed in the same manner as provided in paragraph (a) except (i) the Initial Value-50% New Par (as determined in accordance with 4.5(b)(ii)(B)) shall be used in place of the Initial Value-100% New Par, and (ii) 50% (rather than 100%) of the Scheduled NPRA 12% Value shall be taken into account.

         (c) "Quarterly Value-No New Par" shall mean an amount computed in the same manner as provided in paragraph (a) except (i) the Initial Value-No New Par (as determined in accordance with 4.5(b)(ii)(C)) shall be used in place of the Initial Value-100% New Par, and (ii) no portion (rather than 100%) of the Scheduled NPRA 12% Value shall be taken into account.

    5.11 New Par Adjustment.

         (a) In the event that a New Par Determination Date occurs subsequent to the Phase II Closing, New Par Quarterly Adjustments shall be determined for each quarter during the period beginning on the Phase II Closing and ending on the New Par Determination Date.

         (b) For any quarter during Phase II (prior to the New Par Determination
Date), the New Par Quarterly Adjustment shall be the product of (i) 50% of the Cash Flow for New Par for such quarter, and (ii) USW's Percentage Interest in WMC for such quarter (as determined pursuant to the WMC Partnership Agreement).

         (c) Such New Par Quarterly Adjustments (positive or negative) shall accrete at the rate of 3 month LIBOR + 1/2%, compounded quarterly, for the period beginning on the first day subsequent to the fiscal quarter to which such Quarterly Adjustment relates and ending on the date that the Final New Par Adjustment computed hereunder is paid.

         (d) The quarterly amounts so accreted shall be totaled to determine a Final New Par Adjustment.

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




         (e)  Within forty-five (45) days after the New Par Determination Date:

              (i) if the Final New Par Adjustment is positive, ATI shall contribute an amount to WMC, in cash or in the form of a note, equal to (A) the Final New Par Adjustment, divided by (B) USW's Percentage Interest in WMC on the New Par Determination Date (as redetermined pursuant to Section 4.9 of the WMC Partnership Agreement);

              (ii) if the Final New Par Adjustment is negative, USW shall contribute an amount to WMC, in cash or in the form of a note, equal to (A) the Final New Par Adjustment, divided by (B) ATI's Percentage Interest in WMC on the New Par Determination Date (as redetermined pursuant to Section 4.9 of the WMC Partnership Agreement).

         (f) Any note issued pursuant to this Section 5.11 shall bear interest at a rate equal to three month LIBOR + 1/2%, compounded quarterly, and shall be due and payable no later than two years after the date of issuance.

         (g) Example 5 of Exhibit A attached hereto, reflects some of the basic calculations set forth in this Section 5.11.

    5.12 Scheduled Phase II Related Assets.

         (a) On the Phase II Closing USW shall contribute the Scheduled Phase II Related Assets to WMC.

         (b) ATI shall elect by written notice to USW and WMC within thirty days after the date that the Scheduled Phase II Related Assets are contributed to WMC, either (i) to contribute to the capital of WMC, within thirty (30) days after sending such written notice, cash (or a note) in an amount equal to the PIIRA LIBOR+ Adjustment computed in accordance with paragraph (c) below, or (ii) to have each Party's Phase II Closing Percentage redetermined as of the date of the Phase II Closing (based on the three different assumptions as to New Par ownership) and as of the New Par Determination Date (based on the appropriate assumption as to New Par ownership), in each case with such percentages redetermined in accordance with the procedures set forth in paragraph (d) below (the "Scheduled PIIRA Redetermination Procedure").

         (c) In the event that ATI decides pursuant to paragraph (b) above to contribute cash (or a note) to WMC, the following shall occur:

              (i) First, the "PIIRA LIBOR+ Value" shall be determined as an amount equal to the aggregate Purchase Prices for the Scheduled Phase II Related Assets, in each case accreted at the rate of 3 month LIBOR + 1/2%, compounded quarterly, for the period beginning on the Phase I Closing Date and ending on the date of the Phase II Closing.

              (ii) Second, the PIIRA LIBOR+ Adjustment shall be determined as the product of (i) the PIIRA LIBOR+ Value, and (ii) two-and one-third (the quotient obtained by dividing seventy percent by thirty percent).

              (iii) The Phase II Closing Percentages shall not be redetermined on the date of the Phase II Closing to take into account USW's contribution of the Scheduled Phase II Related Assets.

         (d) In the event that ATI has elected to invoke the Scheduled PIIRA Redetermination Procedure, each Party's Phase II Closing Percentage as of the Phase I Closing (and as of the New Par Determination Date) shall be determined in the following manner:

              (i) First, three alternative "Restated Phase II Asset Values" shall be computed as of the Phase II Closing (based on the three different assumptions as to New Par ownership) as follows:

                   (A) The "Restated Phase II Asset Value-100% New Par" shall be equal to the sum of (A) the Initial Value-100% New Par (as determined in accordance with 4.5(b)(ii)(A)), accreted at the rate of 12% per annum from July 25, 1994 to the date of the Phase II Closing, plus (B) 100% of the Scheduled NPRA 12% Value as determined for the date of the Phase II Closing, plus or minus
(C) the Total Differential Election Amount (as defined in Section 4.2(c)), if any, accreted at the rate of 12% per annum from the Phase I Closing Date to the date of the Phase II Closing.

                   (B) The "Restated Phase II Asset Value-50% New Par" shall be computed in the same manner as provided in subparagraph (A) except (I) the Initial Value-50% New Par (as determined in accordance with Section 4.5(b)(ii)(B)) shall be used in place of the Initial Value-100% New Par, and
(II) 50% (rather than 100%) of the Scheduled NPRA 12% Value as of the Phase II Closing shall be taken into account.

                   (C) The "Restated Phase II Asset Value-No New Par" shall be computed in the same manner as provided in subparagraph (A) except (I) the Initial Value-No New Par (as determined in accordance with Section 4.5(b)(ii)(C)) shall be used in place of the Initial Value-100% New Par, and
(II) no portion (rather than 100%) of the Scheduled NPRA 12% Value as of the Phase II Closing shall be taken into account.

              (ii) Second, the three alternative Phase II Closing Percentages shall be redetermined in the following manner:

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





                   (A) The "Phase II Closing Percentage-100% New Par" of each Party shall be redetermined as the quotient obtained by dividing (1) the Restated Closing Phase II Assets of such Party, by (2) the Restated Closing Phase II Assets of both of the Parties. For purposes of this determination, "Restated Closing Phase II Assets" shall mean, for each Party, the sum of (I) the product of x) such Party's Phase II Quarterly Percentage-100% New Par determined for the Phase II Closing in accordance with Section 5.6(d)), and y) the Restated Phase II Asset Value-100% New Par, plus (II) for USW, the aggregate Scheduled PIIRA 12% Values of all Scheduled Phase II Related Assets, as determined for the date of the Phase II Closing.

                   (B) The "Phase II Closing Percentage-50% New Par" shall be redetermined in the manner described in subparagraph (A) except that (I) such Party's Phase II Quarterly Percentage-50% New Par shall be used in place of such Party's Phase II Quarterly Percentage-100% New Par, and (II) the Restated Phase II Asset Value-50% New Par shall be used in place of the Restated Phase II Asset Value-100% New Par.

                   (C) The "Phase II Closing Percentage-No New Par" shall be redetermined in the manner described in subparagraph (A) except that (I) such Party's Phase II Quarterly Percentage-No New Par shall be used in place of such Party's Phase II Quarterly Percentage-100% New Par, and (II) the Restated Phase II Asset Value-No New Par shall be used in place of the Restated Phase II Asset Value-100% New Par.

         (e) This Section 5.12 assumes that USW shall have obtained all Authorizations and Consents necessary to transfer all Scheduled Phase II Related Assets to WMC as of the Phase II Closing. In the event that any Scheduled Phase II Related Assets are not contributed to WMC as of the Phase II Closing, this
Section 5.12 shall be applied as of the Phase II Closing without taking into account Scheduled Phase II Related Assets that are not contributed to WMC on the Phase II Closing. In the event that such Scheduled Phase II Related Assets are later contributed to WMC, a similar methodology shall be used to allow ATI to elect to (i) contribute cash (or a note) so as to avoid dilution (with such amount determined based upon the Purchase Price of such Scheduled Phase II Related Assets, accreted from the Phase I Closing Date at the rate of 3 month LIBOR + 1/2%, compounded quarterly), or (ii) to have Phase II Closing Percentages as of the date such Scheduled Phase II Related Assets are contributed to WMC redetermined (based upon assumed accretion at 12% per annum of the Purchase Prices of such Scheduled Phase II Related Assets and of the appropriate Initial Value or Values, the appropriate portion or portions (100%, 50% or no portion) of the Scheduled NPRA 12% Value, the Total Differential Election Amount, and any Scheduled Phase II Related Assets previously contributed to WMC).

         (f) Example 6 and Example 7 (Calculation 1) of Exhibit A, attached hereto, reflects some of the basic calculations set forth in this Section 5.12.

    5.13 Minority Indebtedness Adjustment. In the event that any direct or indirect Unpermitted Liability of any Party is assumed, directly or indirectly, by WMC, such Party shall contribute cash to WMC equal to the amount of such liability, including, without limitation, the amount of all unpaid interest accrued with respect to such liability. This Section 5.13 is not intended to be the sole remedy in the event that indebtedness is incurred in violation of a Party's covenant pursuant to Section 3.1(d) or 3.2(d), as the case may be, of this Organization Agreement.

    5.14 Dispute Resolution. If the Parties are unable to agree on the adjustments to be made under Article 4 or under this Article 5:

         (a) First, the Parties shall refer the disputed matter to their respective Chief Financial Officers in an attempt to reach a resolution;

         (b) Second, if the Chief Financial Officers are unable to resolve a disputed matter within thirty (30) days after referral to them of a dispute, the dispute shall be submitted to the Chairman of the Board of Directors of each Party in an attempt to reach a resolution; and

         (c) Third, if the Chairmen are unable to resolve a disputed matter within thirty (30) days after referral to them of the dispute, the dispute shall be referred to arbitration in accordance with the Arbitration Agreement for resolution.

                                    ARTICLE 6
                    PHASES OF THE JOINT VENTURE AND CLOSINGS

    6.1 Prior to Phase I. From and after the Effective Date and prior to the Phase I Closing, the Domestic Cellular Business and PCS activities of the Parties and their respective Affiliates shall be governed by this Organization Agreement, the Investment Agreement, the WMC Partnership Agreement, the PCS Par Partnership Agreement, and all other documents delivered in connection therewith or in connection with the Initial Organization Agreement. Between the Effective Date hereof and the Phase I Closing, neither USW nor ATI nor any of their respective Affiliates shall directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operation of any of the Phase II Assets now licensed to the other Party or the other Party's Affiliates.

    6.2 Phase I. From and after the Phase I Closing and prior to the Phase II Closing, the Domestic Cellular Business


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




and PCS activities of the Parties and their respective Affiliates shall be governed by this Organization Agreement, the Investment Agreement, the Agreement of Exchange, the Trust Agreement of Exchange, the WMC Partnership Agreement, the PCS Par Partnership Agreement, the ATI Services Agreement, the NewVector Services Agreement, and all other documents delivered in connection therewith or in connection with the Initial Organization Agreement.

         (a) Conditions to Phase I Closing. The obligation of the Parties to proceed with the Phase I Closing is conditioned on:

              (i) Receipt by USW of all Authorizations required to be obtained with respect to Phase I, as identified in SCHEDULES 2.1(d)(ii) and 2.1(d)(iii) hereto;

              (ii) Receipt by ATI of all Authorizations required to be obtained with respect to Phase I, as identified in SCHEDULES 2.2(d)(ii) and 2.2(d)(iii) hereto; and

              (iii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Body shall be in effect that would make the consummation of the Transactions in Phase I contemplated by this Organization Agreement and the Phase I Related Agreements illegal. In the event any such injunction or order shall be issued, the Parties hereto agree to cooperate to restructure the Phase I Transaction to the minimum extent necessary to avoid or mitigate such consequences, while preserving to the fullest extent possible the intent of the Parties regarding Phase I operations as well as the relative economic positions of the Parties. The Parties shall attempt to determine the manner of restructuring which best gives effect to the intent of the Parties set forth in this SECTION 6.2(a)(iii).

         (b) Deliveries on or before the Phase I Closing. On or before the Phase I Closing, the Parties shall deliver the following:

              (i) Each Party shall deliver to the other a certificate, executed on such Party's behalf by an authorized officer, to the effect that:

                   (A) The representations and warranties of such Party contained in SECTION 2.1 or SECTION 2.2 of this Organization Agreement remain true and complete on and as of the Phase I Closing, except as set forth in such certificate;

                   (B) Such Party has performed and is in compliance with all of its agreements and covenants contained in

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




this Organization Agreement and the Related Agreements, as of the Phase I Closing, except as set forth in such certificate;

              (ii) ATI shall cause to be delivered to WMC the executed ATI Services Agreement;

              (iii) USW shall cause to be delivered to WMC the executed NewVector Services Agreement; and

              (iv) Each Party shall cause to be executed and delivered to WMC any and all instruments required or advisable to license to WMC such Party's Intellectual Property.

         (c) Phase I Closing. The Phase I Closing shall occur on a date mutually agreed on in writing by USW, ATI and WMC that shall be a Business Day no later than the twentieth (20th) Business Day following the receipt of the Authorizations described in SECTIONS 6.2(a)(i) and 6.2(a)(ii) hereof.

    6.3 Phase II. From and after the Phase II Closing Date and until and unless the Phase III Closing shall occur, the Domestic Cellular Businesses and PCS activities of the Parties shall be governed by this Organization Agreement, the Investment Agreement, the Agreement of Exchange, the Trust Agreement of Exchange, the WMC Partnership Agreement, the PCS Par Partnership Agreement, and all other documents delivered in connection therewith or in connection with the Initial Organization Agreement.

         (a) Conditions to Phase II Closing. The obligation of the Parties to proceed with the Phase II Closing is conditioned on:

              (i) Receipt by USW of all Authorizations required to be obtained with respect to Phase II, as identified in SCHEDULES 2.1(d)(ii) and 2.1(d)(iii) hereto;

              (ii) Receipt by ATI of all Authorizations required to be obtained with respect to Phase II, as identified in SCHEDULES 2.2(d)(ii) and 2.2(d)(iii) hereto;

              (iii) USW's obligation to proceed with the Phase II Closing shall be conditioned on ATI's ability to vest in WMC all right, title, and interest in and to ATI Phase II Assets representing aggregate POPs equal to sixty percent (60%) or more of the total POPs of all ATI Phase II Assets, which condition USW may waive, or decline to waive, in writing in its sole discretion;

              (iv) ATI's obligation to proceed with the Phase II Closing shall be conditioned on USW's ability to vest in WMC all right, title, and interest in and to USW Phase II Assets representing aggregate POPs equal to sixty percent (60%) or more of the total POPs of all USW Phase II Assets and

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




Scheduled Phase II Related Assets, which condition ATI may waive, or decline to waive, in writing in its sole discretion; and

              (v) No preliminary or permanent injunction or other order, decree (other than the MFJ as currently in effect) or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Body shall be in effect that would make the consummation of the Phase II Closing illegal, or would, after the Phase II Closing, impose material restrictions or limitations on the operations of WMC which would not otherwise be imposed on the Phase II Assets or Scheduled Phase II Related Assets of one or both of the Parties and which would be so burdensome as to deprive such Party or Parties of fundamental benefits expected to be derived from the Phase II Closing.

         (b) Deliveries on or before the Phase II Closing. On or before the Phase II Closing, each of the Parties and WMC shall deliver the following:

              (i) Each Party shall deliver to the other a certificate, executed on such Party's behalf by an authorized officer, to the effect that:

                   (A) The representations and warranties of such Party contained in SECTION 2.1 or SECTION 2.2 of this Organization Agreement remain true and complete on and as of the Phase II Closing, except as set forth in such certificate;

                   (B) Such Party has performed and is in compliance, in all material respects, with all of its agreements and covenants contained in this Organization Agreement and the Related Agreements, as of the Phase II Closing, except as set forth in such certificate;

              (ii) USW shall cause to be executed and delivered to WMC any and all instruments required or advisable to vest in WMC all right, title, and interest in and to each of USW's Phase II Assets and the Scheduled Phase II Related Assets for which all required Authorizations and Consents, if any, have been obtained, free and clear of all indebtedness for borrowed money and Liens, in the manner most advantageous to the USW Parties and WMC, as determined by the WMC Partnership Committee;

              (iii) ATI shall cause to be executed and delivered to WMC any and all instruments required or advisable to vest in WMC all right, title, and interest in and to each of ATI's Phase II Assets for which all required Authorizations and Consents, if any, have been obtained, free and clear of all indebtedness for borrowed money and Liens, in the manner most advantageous to the ATI Parties and WMC, as determined by the WMC Partnership Committee;

              (iv) WMC shall assume all Permitted Liabilities associated with the USW Phase II Assets and Scheduled Phase II Related Assets and the ATI Phase II Assets contributed to WMC at the Phase II Closing and all other liabilities and obligations associated with the USW Phase II Assets and Scheduled Phase II Related Assets and the ATI Phase II Assets contributed to WMC at the Phase II Closing arising on and after the Phase II Closing pursuant to contracts (other than Material Contracts) entered into in the ordinary course of business, Material Contracts identified in SCHEDULES 2.1(l) and 2.2(l) hereto, and Material Contracts approved by the WMC Partnership Committee but shall not assume (A) any Unpermitted Liability or (B) any liability for income taxes for any period prior to the Phase II Contribution Date;

              (v) Unless USW shall elect to have the PCS Par Contribution Date occur on a subsequent date in accordance with the WMC Partnership Agreement, each of USW and ATI shall cause to be executed and delivered to WMC any and all instruments required or advisable to vest in WMC all right, title, and interest in and to its Percentage Interest in PCS Par, free and clear of all indebtedness for borrowed money and Liens, together with a certificate as described in
SECTION 6.4(c)(i) hereof; and

              (vi) In the event that the Phase II Closing shall occur prior to Partial MFJ Relief (except pursuant to SECTION 6.3(c)(iii) hereof), WMC shall, within 45 days of receipt of each detailed invoice, reimburse ATI for the one-time cost of restructuring such of its domestic cellular operations and separating any assets or activities that would otherwise subject WMC or USW to liability for violation of the MFJ; provided, however, that ATI shall not be entitled to any compensation from WMC or USW for any lost profits or opportunity costs arising out of or relating to the commencement of Phase II.

         (c) Phase II Closing. The Phase II Closing shall occur on a date mutually agreed upon in writing by USW, ATI, and WMC that shall be a Business Day no later than the twentieth (20th) Business Day following satisfaction of all conditions to the Phase II Closing and the first to occur of the following:

              (i) Receipt of Partial MFJ Relief;

              (ii) The written agreement of USW, ATI, and WMC to commence Phase II;

              (iii) Ninety (90) days following written notice provided by ATI to USW and WMC that ATI elects to exercise its right under this SECTION 6.3(c)(iii) to cause Phase II to be commenced (such right referred to herein as the "ATI Phase II Trigger"); and

              (iv) The fourth anniversary of the Effective Date.

    6.4  PCS Contribution Date.

         (a) On the PCS Contribution Date (as defined in the WMC Partnership Agreement), each of USW and ATI and/or their Affiliates shall make a capital contribution to WMC equal to one hundred percent (100%) of their respective Percentage Interests in PCS Par, free and clear of all indebtedness for borrowed money or Liens.

         (b) The obligation of the Parties to proceed with the PCS Contribution Date is conditioned on: (i) receipt by USW and ATI of all Authorizations required to be obtained with respect to the contribution of their Percentage Interests in PCS Par which may include those identified in SCHEDULES 2.1(d)(ii), 2.1(d)(iii), 2.2(d)(ii), and 2.2(d)(iii) hereto; and (ii) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Body, shall be in effect that would make the consummation of the PCS Contribution Date illegal or would impose any material limitation on the consummation of such PCS Contribution Date or other operations of WMC or otherwise restrain, enjoin or prevent the consummation of the PCS Contribution Date.

         (c) On or before the PCS Contribution Date, each of the Parties shall deliver the following:

              (i) Each Party shall deliver to the other and to WMC a certificate, executed on such Party's behalf by an authorized officer and dated as of the date of the PCS Contribution Date, representing and warranting to the other Party and to WMC that: (A) such Party has good legal title to, and beneficial ownership of, its Percentage Interest in PCS Par free and clear of all Liens, restrictions, equities, options, and claims; (B) the contribution of such Percentage Interest in PCS Par has been duly authorized by all necessary corporate or partnership action on the part of such Party and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to any agreement, indenture or instrument to which it is a party, or result in a violation of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected; and (C) immediately after the PCS Contribution Date, WMC will be the owner of all right, title and interest of USW in and to such Percentage Interest.

              (ii) Each Party shall cause to be executed and delivered to WMC any and all instruments required or advisable to vest in WMC all right, title, and interest in and to its Percentage Interest in PCS Par.

    6.5  New Par Contribution Date.

         (a) If and when ATI shall acquire, directly or indirectly, all of the New Par Assets, ATI shall transfer, or cause to be transferred, to WMC at the earliest practicable time thereafter, but in no event earlier than the Phase II Closing Date, its entire right, title, and interest in and to the New Par Assets and the Scheduled New Par Related Asset (as defined in the WMC Agreement) free and clear of all indebtedness for borrowed money or Liens (other than Permitted Liabilities).

         (b) The obligation of ATI to transfer, or cause to be transferred, to WMC the New Par Assets and the Scheduled New Par Related Asset is conditioned on:

              (i) Receipt by ATI of all Authorizations required to be obtained with respect thereto, which may include certain of those identified in SCHEDULES 2.2(d)(iv)(A) and 2.2(d)(iv)(B); and

              (ii) No preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Body shall be in effect that would make the consummation of the New Par Contribution Date illegal or would impose any material limitation on the consummation of the New Par Contribution Date or on the Phase II operations of WMC or otherwise restrain, enjoin or prevent the consummation of the New Par Contribution Date.

         (c) On or before the New Par Contribution Date, ATI shall deliver the following:

              (i) A certificate, executed on its behalf by an authorized officer, to the effect that: (A) ATI has good legal title to, and beneficial ownership of, the New Par Assets and the Scheduled New Par Related Asset free and clear of all Liens, restrictions, equities, options, and claims, and (B) the transfer of the New Par Assets and the Scheduled New Par Related Asset has been duly authorized by all necessary corporate or partnership action on the part of ATI.

              (ii) ATI shall cause to be executed and delivered to WMC any and all instruments required or advisable to vest in WMC all right, title, and interest in and to the New Par Assets and the Scheduled New Par Related Asset.

              (iii) WMC shall assume all Permitted Liabilities associated with the New Par Assets and the Scheduled New Par Related Asset contributed to WMC at the New Par Contribution Date and all other liabilities and obligations associated with the New Par Assets and the Scheduled New Par Related Assets contributed to WMC at the New Par Contribution Date arising on and after the New Par Contribution Date pursuant to contracts (other than Material Contracts) entered into in the ordinary course of business, Material Contracts identified in Section 2.2(e) hereto, and Material Contracts approved by the WMC Partnership Committee, but WMC shall not assume (A) any Unpermitted Liability or (B) any liability for income taxes for any period prior to the New Par Contribution Date.

                                    ARTICLE 7
                                   TERMINATION

    7.1 Termination of this Organization Agreement. (a) This Organization Agreement shall terminate:

              (i) Upon mutual written agreement of the Parties;

              (ii) Ninety (90) days after the date that either Party provides written notice to the other that it declines to proceed with the Phase II Closing in accordance with SECTION 6.3(a)(iii) or 6.3(a)(iv) of this Organization Agreement, as the case may be;

              (iii) On July 25, 1997, if the Phase I Closing shall not have occurred by that date; or

              (iv) On July 25, 2004, if the Phase II Closing shall not have occurred by that date.

         (b) Anything herein to the contrary notwithstanding, the right to terminate this Organization Agreement under this SECTION 7.1(a) shall not be available to a Party whose failure to fulfill any covenant or obligation under this Organization Agreement has been the cause of, or results in, the failure of the Phase I Closing or the Phase II Closing to occur within the time period set forth in this SECTION 7.1(a).

    7.2 Winding Up. In the event that this Organization Agreement is terminated pursuant to SECTION 7.1(a) hereof, the joint venture affairs of the Parties shall be wound up in accordance with the provisions of Article 8 of the WMC

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




Partnership Agreement and the provisions of Article 8 of the PCS Par Partnership Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

    8.1 Definitions. As used in this ARTICLE 8, the following terms shall have the meanings set forth below:

         (a) "CLAIM" shall mean any claim based upon, arising out of or otherwise in respect of any Loss.

         (b) "INDEMNITEE" shall mean any Person which may be entitled to seek indemnification pursuant to the provisions of this ARTICLE 8.

         (c) "INDEMNITOR" shall mean any Person which may be obligated to provide indemnification pursuant to this ARTICLE 8.

         (d) "LOSS" shall mean any loss, liability, damage, cost, and expense, including amounts paid in defense of, or with respect to any settlement or judgment relating to, any demand, claim, action or cause of action or assessment (including without limitation, diminution in value of any equity interest), relating to or arising out of any of the occurrences set forth in SECTION 8.2, 8.3, 8.4 or 8.5 hereof. Loss shall include reasonable fees, disbursements, and expenses of attorneys, accountants, and other professional advisers and shall be net of any insurance proceeds received by an Indemnitee on account of such Losses and net of any reimbursement of Losses received by an Indemnitee pursuant to a right of contribution or to a contractual or other arrangement.

         (e) "NOTICE PERIOD," as applied to any Claim for which an Indemnitee seeks to be indemnified pursuant to this ARTICLE 8, shall mean the period ending twelve (12) months after the time at which the Indemnitee has received actual notice of a Third-Party Claim, or as to any other claim has obtained actual knowledge of the facts or circumstances giving rise to such claim for which such Indemnitee would reasonably be expected to be entitled to indemnification pursuant to this ARTICLE 8.

         (f) "RELATED COST" shall mean any liability, cost, expense (including, without limitation, any reasonable expenses of investigation and attorneys' and accountants' fees), loss, damage, assessment, settlement or judgment (other than an item of Tax) which arises out of the imposition or assessment of any Tax.

    8.2  Indemnity by USW. Except as otherwise expressly provided in this
ARTICLE 8, USW shall defend, indemnify, and hold harmless WMC, ATI, ATI's Subsidiaries, and each of their officers, directors, employees, agents, successors and assigns, and shall reimburse such Indemnitees for, from and against all Losses imposed on or incurred by such Indemnitees, directly or indirectly, relating to, resulting from or arising out of (a) any representation or warranty made by USW in this Organization Agreement or any Related Agreement that was materially false when made; (b) any liability or obligation of any nature (known or unknown, absolute, accrued, contingent or otherwise) related to USW's Phase II Assets or Scheduled Phase II Related Assets and Percentage Interest in PCS Par and attributable to periods prior to the Phase II Closing (or such later date on which a particular Phase II Asset was contributed to WMC) and the PCS Contribution Date, respectively (excluding Permitted Liabilities and other liabilities assumed by WMC at the Phase II Closing in accordance with SECTION 6.3(b)(iv) hereof); or
(c) any material default by USW in the performance of its obligations and covenants under this Organization Agreement and the Related Agreements; provided, however, that if, and to the extent that, an adjustment is made to USW's Percentage Interest in WMC pursuant to Article 4 of the WMC Partnership Agreement on account of the inability of USW to contribute any Phase II Assets to WMC, no indemnification obligation shall arise under this SECTION 8.2; and provided further that nothing herein shall relieve USW of any indemnification obligation under this SECTION 8.2 for Losses incurred by ATI as a result of a breach of any covenant by USW hereunder to contribute the USW Phase II Assets or Scheduled Phase II Related Assets to WMC.

    8.3 Indemnity by ATI. Except as otherwise expressly provided in this ARTICLE 8, ATI shall defend, indemnify, and hold harmless WMC, USW, USW's Subsidiaries, and each of their officers, directors, employees, agents, successors and assigns, and shall reimburse such Indemnitees for, from and against all Losses imposed or incurred by such Indemnitees, directly or indirectly, relating to, resulting from or arising out of (a) any representation or warranty made by ATI in this Organization Agreement or any Related Agreement that was materially false when made; (b) any liability or obligation of any nature (known or unknown, absolute, accrued, contingent or otherwise) related to ATI's Phase II Assets, Percentage Interest in PCS Par and he New Par Assets and Scheduled New Par Related Asset if a New Par Contribution Date shall occur and attributable to periods prior to the Phase II Closing (or such later date on which a particular Phase II Asset was contributed to WMC), the PCS Contribution Date and the New Par Contribution Date, respectively (excluding Permitted Liabilities and other liabilities assumed by WMC at the Phase II Closing of the New Par Contribution Date in accordance with SECTIONS 6.3(b)(iv) and 6.5(c)(iii) hereof respectively); or (c) any material default by ATI in the performance of its obligations and covenants under this Organization Agreement and the Related Agreements; provided, however that if, and to the extent that, an adjustment is made to ATI's Percentage Interest in WMC pursuant to Article 4 of the WMC Partnership Agreement on account of the inability of ATI to contribute any Phase II Assets to WMC, no indemnification obligation shall arise under this SECTION 8.3; and provided further than nothing herein shall relieve ATI of any indemnification obligation under this SECTION 8.3 for Losses incurred by USW as a result of a breach of any covenant by ATI hereunder to contribute the ATI Phase II Assets to WMC.

    8.4 Indemnity by WMC. The Parties shall cause WMC, from and after the Effective Date and to the fullest extent permitted by law, to indemnify, defend and hold harmless ATI and USW and their respective Affiliates, and their Affiliates' officers, directors, employees, agents and representatives, from and against any and all Losses arising out of, resulting from or relating to (a) any act or omission taken or omitted to be taken by such Indemnitee at the direction of the WMC Partnership Committee or the Approved Business Plan, including without limitation pursuant to SECTION 6.3(b)(ii) or 6.3(b)(iii) of this Organization Agreement or as a result of a decision by WMC to cause USW or ATI or their Affiliates to terminate the employment of any employee thereof in furtherance of the Approved Business Plan; or (b) any claim arising out of the reasonable efforts by any Indemnitee to make the contributions to WMC required to be made pursuant to SECTION 6.3(b)(ii) or 6.3(b)(iii) hereof.

    8.5 Tax Indemnification. (a) Each of ATI and USW shall be individually responsible for, will pay or cause to be paid, and will individually indemnify and hold harmless the other Party and WMC from and against any and all Tax liabilities and Related Costs from or related to each of the following:

              (i) Any and all Taxes with respect to any taxable period of any Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment Entity (or any predecessor) ending on or before the date such Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment was contributed or transferred to WMC;

              (ii) Any and all Taxes with respect to any taxable period ending on or before the date any Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment was contributed or transferred to WMC resulting from any Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment Entity having been (or ceasing to be) included in any consolidated, combined or unitary tax return for any such period (including any liability for taxes resulting from a "deferred intercompany transaction," within the meaning of Treasury Regulation Section 1.1502-13(a)(2) or any analogous or similar provision under state or local law or regulation);

              (iii) Any and all Taxes arising from any member of a consolidated, combined or unitary group of which the contributed Domestic Cellular Asset, Domestic Cellular

Subsidiary or Domestic Cellular Investment Entity is or was a member on or before its contribution or transfer to WMC for which such Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment is liable pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar provision under state or local law or regulation;

              (iv) Any breach by such Party of any representation or warranty made in SECTION 2.1(k) or 2.2(k) of this Organization Agreement;

              (v) Any penalty or interest assessed or imposed by any taxing authority; or

              (vi) Any repayment of any refund described in Section 9.6(d).

         (b) There shall be no limitations period with respect to any indemnity in this SECTION 8.5.

    8.6 Notification of Claims. Except as set forth in this SECTION 8.6, no Indemnitor shall be obligated to indemnify any Indemnitee against any Loss unless the Indemnitee shall have delivered to the Indemnitor within the Notice Period a written notice ("CLAIM NOTICE") describing in reasonable detail the facts giving rise to such Claim of Loss and stating that the Indemnitee intends to seek indemnification for such Loss from the Indemnitor pursuant to this
ARTICLE 8. The foregoing notwithstanding, if an Indemnitee would otherwise be entitled to indemnification hereunder but for its failure timely to deliver a Claim Notice, such Indemnitee shall nevertheless be entitled to be indemnified hereunder (a) if the Indemnitee can establish that the time elapsed between the end of the Notice Period and the giving of the Claim Notice is reasonable in all the circumstances, or (b) to the extent (but only to the extent) that the Indemnitee can establish that the Indemnitor has not been prejudiced by such time elapsed or by any intervening payment, settlement or other disposition of such Claim.

    8.7 Access and Cooperation. The Parties shall make available to each other as reasonably requested all information, records and documents relating to all Losses and shall preserve all such information, records and documents until the termination of any Claim and the resolution of any issue with respect to indemnification hereunder relating to such Claim. Each party shall also make available to the other, as reasonably requested, their personnel (including technical personnel), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge, with respect to any Claim. An Indemnitee shall also cooperate with an Indemnitor in attempting to minimize the Losses subject to indemnification by pursuing and/or assigning to the Indemnitor any rights of contribution or right to reimbursement through contractual or other arrangements.

    8.8 Remedies. Except as expressly provided in SECTION 6.3(a)(iii), 6.3(a)(iv) or 7.1(a) of this Organization Agreement, the sole remedies available to USW, ATI or WMC shall be the right to indemnification set forth herein and the right to seek specific enforcement. USW and ATI each expressly and intentionally waives the right to refuse to consummate any transactions contemplated by this Organization Agreement or the Related Agreements as a result of any false representation or warranty or breach of any covenant made in this Organization Agreement or any Related Agreement by the other Party.

                                    ARTICLE 9
                                  MISCELLANEOUS

    9.1 Arbitration. The Parties agree to submit to arbitration those disputes described in the Arbitration Agreement.

    9.2 Notices. (a) All notices called for under this Organization Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission and followed promptly by mail, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          If to ATI:

                    AirTouch Communications
                    One California Street
                    San Francisco, CA 94111
                    Telecopier:  (415) 658-2298
                    Attention:  Margaret G. Gill, Esq.
                                Senior Vice President-Legal,
                                External Affairs, and Secretary

          With a Copy to:

                    Pillsbury Madison & Sutro
                    235 Montgomery Street
                    San Francisco, CA 94104
                    Telecopier:  (415) 983-1200
                    Attention:  Nathaniel M. Cartmell III

          If to USW:

                    U S WEST, Inc.
                    7800 East Orchard Road
                    Englewood, CO 80111
                    Telecopier:  (303) 793-6294
                    Attention:  Executive Vice President and General
                                Counsel

or to any other address or addressee as any party entitled to receive notice under this Organization Agreement shall designate, from time to time, to others in the manner provided in this SECTION 9.2 for the service of Notices.

         (b) Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice sent by telex or facsimile transmission shall be deemed to have been given and received on the Business Day next following the day of transmission.

    9.3 Modifications; Amendments; Waivers. This Agreement amends and restates in its entirety the Initial Organization Agreement. This Organization Agreement may be modified only by a written instrument duly executed by each Party hereto. Any waiver of any term or condition of this Organization Agreement shall be effective only if made in writing and only in the specific instance and for the purpose for which given. No failure or delay on the part of any party hereto in exercising any right, power, or privilege under this Organization Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

    9.4  Rules of Interpretation.

         (a) This Organization Agreement and the Related Agreements shall be interpreted to give effect to every provision contained in each agreement; provided, however, that if, and to the extent that, there is any conflict between (i) a provision in this Organization Agreement and a provision in the Investment Agreement, the Investment Agreement shall control; (ii) a provision in this Organization Agreement and a provision in the WMC Partnership Agreement, the WMC Partnership Agreement shall control; (iii) a provision in this Organization Agreement and a provision in the PCS Par Partnership Agreement, the PCS Par Partnership Agreement shall control; (iv) a provision in this Organization Agreement and a provision in the Agreement of Exchange, the Agreement of Exchange shall control; (v) a provision in this Organization Agreement and a provision in the Trust Agreement of Exchange, the Trust

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




Agreement of Exchange shall control; or (vi) a provision in this Organization Agreement and a provision in any other Related Agreement, this Organization Agreement shall control.

         (b) The examples set forth in Exhibit A, attached hereto, are not intended to amend, modify or supercede the provisions of Articles 4 and 5. In the event of any conflict between the terms of this Organization Agreement and the examples set forth in Exhibit A, the terms of this Organization Agreement shall control.

    9.5 Expenses. Except as specifically provided herein, whether or not the Transactions contemplated hereby are consummated, all costs and expenses incurred in connection with the Transactions contemplated in this Organization Agreement shall be paid by the Party incurring such cost or expense. Each Party and its Affiliates shall bear all costs and expenses, including, without limitation, any sales taxes, transfer taxes, recording fees and attorneys' or accountants' fees incurred in contributing, transferring or causing its Affiliates to transfer any Domestic Cellular Assets, Domestic Cellular Subsidiaries, Domestic Cellular Investments, and Percentage Interests in PCS Par to WMC, and any expenses, fees, and costs necessary for any Approvals shall be paid by the Party seeking such Approval.

    9.6  Certain Tax Matters.

         (a) Whenever it is necessary for purposes of this Agreement to determine the Tax liability of a taxable entity for a taxable year or period that begins before and ends after the date such entity was contributed or transferred to WMC, the determination shall be made (i) in the case of Taxes that are not based on income or gross receipts (e.g., property taxes), by apportioning such Taxes on a per diem basis; and (ii) in the case of Taxes based on income or on gross receipts, by apportioning the total Tax liability for such taxable year or period on the assumption that the taxable year or period ended as of the close of the date such entity was contributed or transferred to WMC, with income (or other applicable measure) apportioned as provided in Income Tax Regulations section 1.1502-76(b)(4), provided that any deferred gain or loss on deferred intercompany transactions which must be restored to income by ATI, USW or their Subsidiaries by reason of the transfer or contribution of any Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment (or any analogous state, local or foreign tax effects) shall be allocated entirely to the period ending with the date of such contribution or transfer.

         (b) Each of ATI and USW shall be individually responsible for preparing and filing all Tax Returns for the Transferred Subsidiaries of ATI and USW, respectively, for Tax periods ending prior to or on the Contribution Date and making any required Tax payments with respect of such Tax Returns.

Such Returns will report the operations of such Transferred Subsidiaries consistent with past practice.

         (c) USW and ATI shall, and each shall, as applicable cause their respective affiliates to, use its best efforts to provide each other with such assistance as may reasonably be requested by any of them in connection with Tax matters, including providing information with respect to the preparation of any Tax Return or other document required to be filed by any taxing authority, any audit or other examination by any taxing authority, any judicial or administrative proceeding or dispute relating to liability for Taxes or any claim arising under this SECTION 9.6 or SECTION 8.5, and each shall retain and provide to the other access to such records and other information as may be relevant to such Return, audit, examination, proceeding or determination.

         (d) Each of ATI and USW shall individually be entitled to all refunds of Taxes received with respect to any taxable period of any Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment Entity (or any predecessor) ending on or before the date such Domestic Cellular Asset, Domestic Cellular Subsidiary or Domestic Cellular Investment Entity was contributed or transferred to WMC; provided, however, that if any amount of such refund is later determined to be repayable to the appropriate taxing authority, ATI or USW, as appropriate shall indemnify the other Party from and against the amount of such repayment under Section 7.5(a)(vi).

    9.7 Publicity. So long as this Organization Agreement is in effect, each Party and its Affiliates agree to consult with the other Party in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and neither Party nor any of its Affiliates will issue any press release or make any such public statement prior to such consultation and giving the other Party a reasonable opportunity to review and comment on any such proposed press release or public statement, except as may be required by law.

    9.8 Severability. If any one or more of the provisions of this Organization Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Organization Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Organization Agreement invalid, illegal, or unenforceable in any respect.

    9.9 Headings. The descriptive headings contained in this Organization Agreement are for convenience and reference only, do not form a part of it, and do not in any way modify, interpret or construe the intentions of the parties to this Organization Agreement.

    9.10 Time of Essence. Time is of the essence of this Organization Agreement.

    9.11 Choice of Law. This Organization Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to choice of law principles.

    9.12 Survival of Representations and Warranties. The representations and warranties contained in this Organization Agreement shall survive after the date hereof, the Phase I Closing, and the Phase II Closing.

    9.13 Miscellaneous. This Organization Agreement (including the documents and instruments referred to herein and attached hereto and other agreements executed by the Parties on the Effective Date or the date hereof) (a) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties that are prior to the date hereof, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by either party hereto by operation of law or otherwise (except as otherwise provided herein).

    9.14 Counterparts. This Organization Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have hereunto fixed their signatures this 30th day of September, 1995.

AIRTOUCH COMMUNICATIONS, INC.                  U S WEST, INC.


By: _________________________                  By: __________________________

Its: ________________________                  Its: _________________________

The following attachments have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

        Attachment 1.5         Arbitration Agreement
        Attachment 1.7         ATI Phase I Assets
        Attachment 1.10        ATI Services Agreement
        Attachment 1.50        Investment Agreement
        Attachment 1.89        Scheduled Phase II Related Assets
        Attachment 1.114       Trust Agreement of Exchange
        Attachment 1.119       USW Phase II Assets
        Attachment 1.21        WMC Employment Agreement
        Attachment 1.123       WMC Partnership Agreement
        Attachment 1.2         Agreement of Exchange
        Article 2              Existing Schedules
        Article 4              4.2A, 4.2B, 4.2C, 4.5A, 4.5B